CONFORMED COPY ADIENT US LLC, as the Company THE GUARANTORS PARTY THERETO FROM TIME TO TIME, as Guarantors $600,000,000 9.000% SENIOR FIRST LIEN NOTES DUE 2025 _________________________________ INDENTURE Dated as of April 23, 2020 _________________________________ U.S. Bank National Association, as Trustee and Collateral Agent _________________________________

TABLE OF CONTENTS Page Article 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. ......................................................................................................................................... 1 Section 1.02 Other Definitions. ............................................................................................................................. 41 Section 1.03 Rules of Construction. ...................................................................................................................... 41 Section 1.04 Limited Condition Transactions. ...................................................................................................... 42 Section 1.05 Divisive Merger. ............................................................................................................................... 43 Section 1.06 Jersey terms ...................................................................................................................................... 43 Section 1.07 Spanish terms and definitions. .......................................................................................................... 43 Article 2 THE NOTES Section 2.01 Form and Dating. .............................................................................................................................. 45 Section 2.02 Execution and Authentication. .......................................................................................................... 46 Section 2.03 Registrar and Paying Agent. ............................................................................................................. 47 Section 2.04 Paying Agent to Hold Money in Trust. ............................................................................................. 47 Section 2.05 Holder Lists. ..................................................................................................................................... 47 Section 2.06 Transfer and Exchange. .................................................................................................................... 47 Section 2.07 Replacement Notes. .......................................................................................................................... 55 Section 2.08 Outstanding Notes. ........................................................................................................................... 56 Section 2.09 Treasury Notes. ................................................................................................................................. 56 Section 2.10 Temporary Notes. ............................................................................................................................. 56 Section 2.11 Cancellation. ..................................................................................................................................... 56 Section 2.12 Defaulted Interest. ............................................................................................................................. 56 Section 2.13 CUSIP Numbers. .............................................................................................................................. 57 Article 3 REDEMPTION AND PREPAYMENT Section 3.01 Notices to Trustee. ............................................................................................................................ 58 Section 3.02 Selection of Notes to Be Redeemed or Purchased. ........................................................................... 59 Section 3.03 Notice of Redemption. ...................................................................................................................... 59 Section 3.04 Effect of Notice of Redemption. ....................................................................................................... 60 Section 3.05 Deposit of Redemption or Purchase Price. ....................................................................................... 60 Section 3.06 Notes Redeemed or Purchased in Part. ............................................................................................. 60 Section 3.07 Optional Redemption. ....................................................................................................................... 60 Section 3.08 Mandatory Redemption. ................................................................................................................... 62 Section 3.09 Offer to Purchase by Application of Excess Proceeds. ..................................................................... 62 Article 4 COVENANTS Section 4.01 Payment of Notes. ............................................................................................................................. 63 Section 4.02 Maintenance of Office or Agency. .................................................................................................... 64 Section 4.03 Reports. ............................................................................................................................................. 64 Section 4.04 Compliance Certificate. .................................................................................................................... 64 Section 4.05 Taxes. ................................................................................................................................................ 65 Section 4.06 Stay, Extension and Usury Laws. ..................................................................................................... 65 Section 4.07 Restricted Payments. ......................................................................................................................... 65 -i-

Page Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. ................................. 69 Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock. ........................ 71 Section 4.10 Asset Sales. ....................................................................................................................................... 76 Section 4.11 Transactions with Affiliates. ............................................................................................................. 79 Section 4.12 Liens. ................................................................................................................................................ 81 Section 4.13 Corporate Existence. ......................................................................................................................... 81 Section 4.14 Offer to Repurchase Upon Change of Control. ................................................................................. 81 Section 4.15 Further Assurances. .......................................................................................................................... 83 Section 4.16 Future Guarantees. ............................................................................................................................ 83 Section 4.17 Designation of Restricted and Unrestricted Subsidiaries. ................................................................. 84 Section 4.18 Maintenance of Collateral. ................................................................................................................ 84 Section 4.19 Changes in Covenants When Notes Rated Investment Grade. ......................................................... 84 Section 4.20 After Acquired Property. .................................................................................................................. 85 Section 4.21 Post-Closing Covenant. .................................................................................................................... 85 Article 5 SUCCESSORS Section 5.01 Merger, Consolidation or Sale of Assets. ......................................................................................... 90 Section 5.02 Successor Corporation Substituted. .................................................................................................. 91 Article 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. ............................................................................................................................. 92 Section 6.02 Acceleration. ..................................................................................................................................... 94 Section 6.03 Other Remedies. ............................................................................................................................... 94 Section 6.04 Waiver of Past Defaults. ................................................................................................................... 94 Section 6.05 Control by Majority. ......................................................................................................................... 95 Section 6.06 Limitation on Suits............................................................................................................................ 95 Section 6.07 Rights of Holders of Notes to Receive Payment. .............................................................................. 95 Section 6.08 Collection Suit by Trustee. ............................................................................................................... 96 Section 6.09 Restoration of Rights and Remedies. ................................................................................................ 96 Section 6.10 Trustee May File Proofs of Claim. ................................................................................................... 96 Section 6.11 Priorities. ........................................................................................................................................... 96 Section 6.12 Undertaking for Costs. ...................................................................................................................... 97 Article 7 TRUSTEE Section 7.01 Duties of Trustee. .............................................................................................................................. 97 Section 7.02 Rights of Trustee. .............................................................................................................................. 98 Section 7.03 Individual Rights of Trustee. ............................................................................................................ 99 Section 7.04 Trustee’s Disclaimer. ........................................................................................................................ 99 Section 7.05 Notice of Defaults. .......................................................................................................................... 100 Section 7.06 [Reserved]. ...................................................................................................................................... 100 Section 7.07 Compensation and Indemnity. ........................................................................................................ 100 Section 7.08 Replacement of Trustee. ................................................................................................................. 100 Section 7.09 Successor Trustee by Merger, etc. .................................................................................................. 101 Section 7.10 Eligibility; Disqualification. ........................................................................................................... 101 Section 7.11 Security Documents; Intercreditor Agreements. ............................................................................. 101 Section 7.12 Limitation on Duty of Trustee in Respect of Collateral; Indemnification. ..................................... 102 -ii-

Page Article 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. ........................................................ 102 Section 8.02 Legal Defeasance and Discharge. ................................................................................................... 102 Section 8.03 Covenant Defeasance. ..................................................................................................................... 103 Section 8.04 Conditions to Legal or Covenant Defeasance. ................................................................................ 104 Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. ................................................................................................................................. 105 Section 8.06 Repayment to the Company. ........................................................................................................... 105 Section 8.07 Reinstatement. ................................................................................................................................ 105 Article 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes. ............................................................................................ 106 Section 9.02 With Consent of Holder of Notes. .................................................................................................. 107 Section 9.03 [Reserved]. ...................................................................................................................................... 108 Section 9.04 Revocation and Effect of Consents. ................................................................................................ 108 Section 9.05 Notation on or Exchange of Notes. ................................................................................................. 109 Section 9.06 Trustee to Sign Amendments, etc. .................................................................................................. 109 Article 10 NOTE GUARANTEES Section 10.01 Guarantee. ....................................................................................................................................... 109 Section 10.02 Limitation on Guarantor Liability. .................................................................................................. 110 Section 10.03 Execution and Delivery of Note Guarantee. ................................................................................... 110 Section 10.04 Guarantors May Consolidate, etc., on Certain Terms. .................................................................... 111 Section 10.05 Releases. ......................................................................................................................................... 111 Section 10.06 English Guarantee Limitation. ........................................................................................................ 112 Section 10.07 Polish Guarantee Limitation. .......................................................................................................... 112 Section 10.08 Belgian Guarantee Limitation. ........................................................................................................ 113 Section 10.09 Swedish Guarantee Limitation. ....................................................................................................... 113 Section 10.10 Luxembourg Guarantee Limitation. ................................................................................................ 113 Section 10.11 Spanish Law Particulars. ................................................................................................................. 114 Section 10.12 Jersey law particulars ...................................................................................................................... 114 Section 10.13 Irish Guarantee Limitation .............................................................................................................. 115 Article 11 SATISFACTION AND DISCHARGE Section 11.01 Satisfaction and Discharge. ............................................................................................................. 115 Section 11.02 Application of Trust Money............................................................................................................ 115 Article 12 COLLATERAL Section 12.01 Security Documents. ....................................................................................................................... 116 Section 12.02 Release of Collateral. ...................................................................................................................... 117 Section 12.03 Suits to Protect the Collateral. ........................................................................................................ 117 Section 12.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents. ....................... 118 Section 12.05 Purchaser Protected......................................................................................................................... 118 Section 12.06 Powers Exercisable by Receiver or Trustee. ................................................................................... 118 Section 12.07 Release Upon Termination of the Company’s Obligations. ........................................................... 118 -iii-

Page Section 12.08 Collateral Agent. ............................................................................................................................. 118 Section 12.09 Parallel Debt. .................................................................................................................................. 124 Section 12.10 Spanish particularities in relation to any Spanish Law Security Document. .................................. 124 Article 13 MISCELLANEOUS Section 13.01 [Reserved]. ...................................................................................................................................... 125 Section 13.02 Notices ............................................................................................................................................ 125 Section 13.03 [Reserved]. ...................................................................................................................................... 126 Section 13.04 Certificate and Opinion as to Conditions Precedent. ...................................................................... 126 Section 13.05 Statements Required in Certificate or Opinion. .............................................................................. 127 Section 13.06 Rules by Trustee and Agents. ......................................................................................................... 127 Section 13.07 No Personal Liability of Directors, Officers, Employees and Equity Holders, including Members. ................................................................................................................................... 127 Section 13.08 Governing Law. .............................................................................................................................. 127 Section 13.09 Consent to Jurisdiction; Consent to Service of Process. ................................................................. 127 Section 13.10 No Adverse Interpretation of Other Agreements. ........................................................................... 128 Section 13.11 Successors. ...................................................................................................................................... 128 Section 13.12 Severability. .................................................................................................................................... 128 Section 13.13 Intercreditor Agreements. ............................................................................................................... 128 Section 13.14 Counterpart Originals. .................................................................................................................... 129 Section 13.15 Table of Contents, Headings, etc. ................................................................................................... 129 Section 13.16 Force Majeure. ................................................................................................................................ 129 Section 13.17 Waiver of Jury Trial. ....................................................................................................................... 129 Section 13.18 Foreign Account Tax Compliance Act (FATCA). .......................................................................... 129 Section 13.19 Spanish provisions relating to executive proceedings .................................................................... 129 Section 13.20 Swedish Terms. ............................................................................................................................... 131 -iv-

EXHIBITS Exhibit A FORM OF 144A AND REGULATION S NOTE Exhibit B FORM OF CERTIFICATE OF TRANSFER Exhibit C FORM OF CERTIFICATE OF EXCHANGE Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E FORM OF NOTATION OF GUARANTEE Exhibit F FORM OF SUPPLEMENTAL INDENTURE Exhibit G FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

INDENTURE dated as of April 23, 2020 among Adient US LLC, a Michigan limited liability company (the “ Company ”), the Guarantors (as defined herein) party hereto from time to time and U.S. Bank National Associ- ation, as trustee (the “ Trustee ”) and as Collateral Agent (as defined herein). The Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 9.000% Senior First Lien Notes due 2025 (the “ Notes ”): ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. “144A Global Note ” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the out- standing principal amount of the Notes sold in reliance on Rule 144A. “2024 Unsecured Notes ” means the aggregate principal amount of €1,000.0 million of 3.50% Senior Unse- cured Notes due 2024 that were issued August 19, 2016 under the 2024 Unsecured Notes Indenture. “2024 Unsecured Notes Indenture ” means that certain indenture dated as of August 19, 2016 by and among Adient Global Holdings Ltd, the guarantors party thereto and U.S. Bank National Association, as trustee, pursuant to which the 2024 Unsecured Notes were issued. “2026 Secured Notes ” means the aggregate principal amount of $800.0 million of 7.00% Senior First Lien Notes due 2026 that were issued May 6, 2019 under the 2026 Secured Notes Indenture. “2026 Secured Notes Collateral Agent ” means the “Collateral Agent” as defined in the 2026 Secured Notes Indenture. “2026 Secured Notes Indenture ” means that certain indenture dated as of May 6, 2019 by and among Adient US LLC, the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent, pursuant to which the 2026 Secured Notes were issued. “2026 Secured Notes Obligations ” means all “Notes Obligations” as defined in the 2026 Secured Notes Indenture. “2026 Secured Notes Secured Parties ” means all “Notes Secured Parties” as defined in the 2026 Secured Notes Indenture. “2026 Unsecured Notes ” means the aggregate principal amount of $900.0 million of 4.875% Senior Unse- cured Notes due 2026 that were issued August 19, 2016 under the 2026 Unsecured Notes Indenture. “2026 Unsecured Notes Indenture ” means that certain indenture dated as of August 19, 2016 by and among Adient Global Holdings Ltd, the guarantors party thereto and U.S. Bank National Association, as trustee, pursuant to which the 2026 Unsecured Notes were issued. “ABL/Cash Flow Intercreditor Agreement ” means that certain Intercreditor Agreement dated as of May 6, 2019, among the Collateral Agent, the Term Loan Collateral Agent and the ABL Collateral Agent, as it may be amended from time to time in accordance with this Indenture. “ABL Credit Agreement ” means that certain credit agreement dated as of May 6, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders, agents and other parties party thereto, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Company) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refi- nancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agree- ments or indenture or indentures or any successor or replacement agreement or agreements or indenture or inden- tures or increasing the amount loaned or issued thereunder permitted under Section 4.09 hereof or altering the ma- turity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders. “ABL Collateral Agent ” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the lend- ers and other secured parties under the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement. “ABL Obligations ” means the “Obligations” as defined in the ABL Credit Agreement, and other obligations of every nature of the Company and each Guarantor from time to time owed to any holder of ABL Obligations or any other respective Affiliates under the documents governing the ABL Obligations, whether for principal, interest (including interest, fees and expenses, which, but for the filing of a petition in bankruptcy, liquidation, insolvency or examinership with respect to the Company or such Guarantor, would have accrued on any obligation, whether or not a claim is allowed against the Company or such Guarantor for such interest, fees and expenses in the related bank- ruptcy, liquidation, insolvency or examinership case or proceeding), reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise. “ABL Priority Collateral ” means the following assets of the Company and the Guarantors: (a) all accounts receivable (except to the extent constituting proceeds of equipment, real property or intellectual property and other intercompany loans); (b) all inventory; (c) all instruments, chattel paper and other contracts, in each case, evidenc- ing, or substituted for, any accounts receivable referred to in clause (a) above; (d) all Guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable; (e) all documents of title for any inventory referred to in clause (a) above; (f) all commercial tort claims and general intangibles in each case to the extent relating to any of the accounts receivable referred to in clause (a) above or inventory referred to in clause (b) above, but excluding intercompany debt, Capital Stock and intellectual property; (g) all bank accounts, securities accounts (including all cash and other funds on deposit therein, except to the extent constituting identifiable pro- ceeds of the Fixed Asset Priority Collateral or any such account which holds solely such identifiable proceeds of the Fixed Asset Priority Collateral) or Investment Property but excluding Excluded Accounts (as defined in the docu- ments governing the ABL Obligations) and any Capital Stock; (h) all tax refunds; (i) all Supporting Obligations, Documents and books and records relating to any of the foregoing; and (j) all substitutions, replacements, acces- sions, products or proceeds (including, without limitation, insurance proceeds) of any of the foregoing; provided , however , that to the extent that identifiable proceeds of Fixed Asset Priority Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute ABL Priority Collateral after a notice of enforcement of remedies by a collateral agent, then (as provided in the ABL/Cash Flow Intercreditor Agreement) such Collateral or other identifiable proceeds shall be treated as Fixed Asset Priority Collateral for purposes of the ABL/Cash Flow Intercreditor Agreement. “Acquired Debt ” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or consolidated or otherwise combined with or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, consolidating or otherwise combining with or becoming a Restricted Subsidiary of, such speci- fied Person; provided , however , that any Indebtedness of such acquired Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into, consolidates or otherwise combines with or becomes a Subsidiary of such Person shall not be considered to be Acquired Debt; and -2-

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Per- son. “Additional First Lien Obligations ” means any Indebtedness having Pari Passu Lien Priority relative to the Notes with respect to the Collateral and is not secured by any other assets; provided that, if not incurred under a Sen- ior Credit Agreement or the 2026 Secured Notes Indenture, an authorized representative of the holders of such In- debtedness shall have executed a joinder to each of the Intercreditor Agreements. “Additional First Lien Secured Parties ” means the holders of any Additional First Lien Obligations and any trustee, authorized representative or agent of such Additional First Lien Obligations. “Additional Intercreditor Agreement ” shall mean an intercreditor agreement specifically contemplated hereby among the Trustee, the Collateral Agent, 2026 Secured Notes Collateral Agent, the Term Loan Collateral Agent and one or more representatives for holders of Permitted Junior Lien Obligations providing that, inter alia, the Liens on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (for the benefit of the Notes Secured Parties) shall be senior to such Liens in favor of such junior lien representatives (for the benefit of the holders of Permitted Junior Lien Obligations), as such intercreditor agreement may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. The Addi- tional Intercreditor Agreement shall be in a form customary for transactions of the type contemplated thereby, on market terms and otherwise satisfactory to the Trustee, the Collateral Agent, 2026 Secured Notes Collateral Agent, the Term Loan Collateral Agent and the Company. “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in ac- cordance with Sections 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial Notes. “Affiliate ” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “ control ,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling ,” “controlled by ” and “under com- mon control with ” have correlative meanings. “Agent ” means any Registrar, co-registrar, Custodian, Paying Agent, additional paying agent or authenti- cating agent. “Applicable Premium ” means, with respect to any Note on any redemption date, the greater of: (1) 1.0% of the principal amount of the Note; and (2) the excess of (to the extent positive): (a) the present value at such redemption date of (i) the redemption price of the Note at April 15, 2022 (such redemption price being set forth in the table ap- pearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through April 15, 2022 (excluding accrued but unpaid interest (if any) to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the outstanding principal amount of the Note. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee. “Applicable Procedures ” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. -3-

“Asset Sale ” means: (1) the sale, lease, conveyance or other disposition of any assets or rights by Parent, the Company or any of their Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposi- tion of all or substantially all of the assets of Parent, Company and their Restricted Subsidiaries taken as a whole will be governed by Sections 4.14 and 5.01 hereof (and not by Section 4.10 hereof); and (2) the issuance of Equity Interests (other than directors’ qualifying shares or shares or inter- ests required to be held by foreign nationals or third parties to the extent required by applicable law or any preferred stock or Disqualified Stock of a Restricted Subsidiary of the Company issued in compliance with Section 4.09 hereof) by any of Parent’s or the Company’s Restricted Subsidiaries or the sale by Parent, the Company or any of their Restricted Subsidiaries of Equity Interests in any of Parent or the Company’s Re- stricted Subsidiaries. Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale: (1) any single transaction that involves assets, properties or Equity Interests having a Fair Market Value of less than $25.0 million; (2) a transfer of assets between or among Parent, the Company and their Restricted Subsidi- aries; (3) an issuance or sale of Equity Interests by a Restricted Subsidiary to Parent, the Company or to another Restricted Subsidiary; (4) the sale, lease or other transfer of products, equipment, inventory, services or accounts receivable in the ordinary course of business or consistent with past practice, the discount or forgiveness of accounts receivable or the conversion of accounts receivable into notes receivable in connection with the collection or compromise thereof, the disposition of a business not comprising the disposition of an entire line of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business or consistent with past practice (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practi- cable or commercially reasonable to maintain or used or useful in any material respect, taken as a whole, in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole); (5) licenses, sublicenses, or covenants not to sue by Parent, the Company or any of their Re- stricted Subsidiaries of or under intellectual property or software or other technology; (6) any surrender, termination or waiver of contract rights or settlement, release, waiver of, recovery on or surrender of contract, tort or other claims of any kind; (7) the granting of Liens not prohibited by Section 4.12 hereof; (8) the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities; (9) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment; (10) leases and subleases and licenses and sublicenses by Parent, the Company or any of their Restricted Subsidiaries of real or personal property in the ordinary course of business; (11) any liquidation or dissolution of a Restricted Subsidiary of Parent; provided , that such Restricted Subsidiary’s direct parent is also either Parent, the Company or a Restricted Subsidiary of Parent and immediately becomes the owner of such Restricted Subsidiary’s assets; -4-

(12) any financing transaction with respect to property built, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by Parent, the Company or any of their Restricted Subsidiaries after the Issue Date, including, without limita- tion, Sale/Leaseback Transactions and Securitization Transactions permitted by this Indenture; (13) the sale or discount (with or without recourse, on customary or commercially reasonable terms and for credit management purposes) or the granting of any option or other right to purchase, lease or otherwise acquire inventory, notes and delinquent accounts receivable in the ordinary course of business or consistent with past practice; (14) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (15) the sale, transfer, termination or other disposition of Hedging Obligations incurred in compliance with this Indenture or the partial or total unwinding of any Cash Management Services or Hedging Obligations in compliance with this Indenture; (16) sales of assets received by Parent, the Company or any of their Restricted Subsidiaries upon the foreclosure on or enforcement of a Lien; (17) any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Transaction or Qualified Receivables Facility; (18) any trade-in of equipment by Parent, the Company or any of their Restricted Subsidiaries in exchange for other equipment; provided that in the good faith judgment of Parent, the Company or such Restricted Subsidiary receives equipment having a Fair Market Value equal or greater than the equipment being traded in; (19) dispositions arising from foreclosures, condemnations, eminent domain, seizure, national- ization or any similar action with respect to assets, and dispositions of property subject to casualty events (including, without limitation, resulting from any involuntary loss or damage to or destruction of any prop- erty or assets of Parent, the Company or any Restricted Subsidiary); (20) the termination of leases and subleases in the ordinary course of business; (21) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; (22) dispositions of assets or Investments (including Equity Interests) in connection with the establishment or operation of joint ventures to the extent required by, or made pursuant to (including cus- tomary buy/sell arrangements or rights of first refusal between the joint venture parties set forth in) joint venture arrangements and similar binding arrangements; (23) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Company, which exchange occurs within 90 days of the transfer of such assets; (24) any Sale/Leaseback Transaction of any property acquired or built after the Issue Date; provided that such sale is for at least Fair Market Value; (25) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of Parent, the Company or any of their Re- stricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the -5-

bankruptcy, liquidation, examinership or insolvency of any trade creditor or customer or compromise, set- tlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes; and (26) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such Asset Sale are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 90 days of such disposition). “Bankruptcy Law ” means Title 11, U.S. Code, as amended, and any other federal, state or foreign law for the relief of debtors or governing any arrangement, reorganization, insolvency, concurso mercantil , examinership, liquidation, receivership, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Parent or any of its Subsidiaries, or similar law affecting creditors’ rights generally. “Beneficial Owner ” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Ex- change Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is cur- rently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns ” and “Beneficially Owned ” have a corresponding meaning. “Board of Directors ” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the Board of Directors of the general partner of the partner- ship; (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function. “Borrowing Base ” means, as of any date, an amount equal to: (x) 65% of the book value of all accounts receivable owned by Parent and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus (y) 45% of the book value of all inventory owned by Parent and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP. “Business Day ” means any day except Saturday, Sunday and any day which shall be in New York, New York, the United States or in the jurisdiction of the place of payment a legal holiday or a day on which banking insti- tutions are authorized or required by law or other government action to close. “Capital Lease Obligation ” means an obligation that is required to be accounted for as a financing or capi- tal lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and in- come statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. “Capital Stock ” means: (1) in the case of a corporation, corporate stock or shares; -6-

(2) in the case of an association or business entity, any and all shares, interests, participa- tions, equity quotas ( partes sociales ), rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership, partnership interests (whether general or limited); (4) in the case of a limited liability company, membership interests; and (5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the fore- going any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock. “Cash ” means, for purposes of certain agreements between and/or among Parent, the Company and/or their respective affiliates (as applicable), cash and the defined term “Cash Equivalents.” “Cash Equivalents ” means: (1) United States dollars, Canadian dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (2) readily marketable direct obligations of any member of the European Economic Area, Switzerland, or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P; (3) marketable general obligations issued by (a) any state of the United States or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state or (b) in the case of Cash Equivalents of any Subsidiary organized under the laws of Canada, Canada or any agency or instrumentality thereof that are guaranteed by the full faith and credit of Canada, and in each case, at the time of acquisition thereof, having a credit rating of at least AA - (or the equivalent grade) by Moody’s or Aa3 by S&P; (4) securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by (a) the United States government or any agency or in- strumentality of the United States government; provided that the full faith and credit of the United States is pledged in support of those securities or (b) in the case of Cash Equivalents of any Subsidiary organized under the laws of Canada, Canada or any agency or instrumentality thereof; provided that the full faith and credit of Canada is pledged in support of those securities, and in each case, having maturities of not more than 24 months from the date of acquisition; (5) certificates of deposit, time deposits and Eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case, with any commercial bank or trust company having capital and surplus in excess of $250 million in the case of domestic banks or $100 million (or the dollar equivalent thereof) in the case of foreign banks; (6) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (4) and (5) above and clause (12) below, in each case entered into with any financial institution meeting the qualifications specified in clause (5) above; (7) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 24 months after the date of acquisition, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating of its long-term debt; -7-

(8) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (5) above; (9) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another nationally recognized statistical rating organization selected by the Company) with matur- ities of not more than 24 months from the date of creation or acquisition; (10) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of busi- ness provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers’ acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “ Approved For- eign Bank ”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; (11) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any demateri- alized equivalent); and (12) interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 90% or more of its assets in instruments of the type specified in clauses (1) through (11) above or the following paragraph. In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (6) and clauses (8) through (11) above of foreign obligors, which Invest- ments or obligors (or the parent entities of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (12) and in this paragraph. Notwithstanding the fore- going, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) above as promptly as practi- cable and in any event within 10 Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all pur- poses under this Indenture regardless of the treatment of such items under GAAP. “Cash Management Services ” means any of the following services, and any agreement or other arrange- ment governing the provision of the same: automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, returned check concentration, controlled disbursement, lockbox, ac- count reconciliation and reporting and trade finance services, electronic fund transfer services and/or cash manage- ment services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit, zero balance and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice. “CFC ” means a controlled foreign corporation within the meaning of Section 957 of the Code. “Change of Control ” means the occurrence of any of the following: -8-

(1) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) acquires beneficial ownership of Voting Stock of Parent representing more than 50% of the aggregate ordinary voting power for the election of directors of Parent (determined on a fully diluted basis); (2) the sale, lease or transfer (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person, other than Parent or any of its Restricted Sub- sidiaries; or (3) Parent fails to own, either directly or indirectly through one or more Wholly Owned Sub- sidiaries, 100% of the issued and outstanding Equity Interests of the Company. “Clearstream ” means Clearstream Banking, S.A. “Code ” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Collateral ” means all of the assets and property of the Company or any Guarantor, whether real, personal or mixed securing or purported to secure any Notes Obligations, excluding, for the avoidance of doubt, any Ex- cluded Property (other than in respect of any English law governed all asset floating charge). “Collateral Agent ” means U.S. Bank National Association, as collateral agent for the holders of the Notes Obligations under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents. “Commission ” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act of 1933, as amended, the Exchange Act and the Trust Indenture Act, then the body performing such duties at such time. “Company ” means the Person named as the “Company” in the first paragraph of this instrument until a suc- cessor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Com- pany” shall mean such successor Person. The term “Company” does not include any of the Subsidiaries of the Com- pany. “Consolidated EBITDA ” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus , without duplication: (1) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax) of such Person and its Restricted Subsidiaries for such period and foreign withholding taxes; plus (2) the consolidated depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses), to the extent such expenses were deducted in computing such Con- solidated Net Income; plus (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus (4) any other consolidated non-cash charges and expenses of such Person and its Restricted Subsidiaries for such period, to the extent that such consolidated non-cash charges or expenses were in- cluded in computing such Consolidated Net Income; provided that if any such non-cash charge or expense -9-

represents an accrual or reserve for anticipated cash charges or expenses in a future period, the cash pay- ment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus (5) any losses from foreign currency transactions (including losses related to currency re- measurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus (6) losses in respect of post-retirement benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits , to the extent that such losses were deducted in computing such Consolidated Net Income; plus (7) any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such busi- ness interruption insurance proceeds were included in computing Consolidated Net Income; plus (8) any fees and expenses related to a Qualified Securitization Transaction or a Qualified Re- ceivables Facility, as applicable, to the extent such fees and expenses are included in computing Consoli- dated Net Income; plus (9) earn-out obligation expense incurred in connection with any acquisition or other Invest- ment (including any acquisition or other Investment consummated prior to the Issue Date) and paid or ac- crued during the applicable period; plus (10) losses attributable to, and payments of, legal settlements, fines, judgments or orders; plus (11) non-controlling or minority interest expense consisting of income attributable to third parties in respect of their Capital Stock in non-Wholly Owned Subsidiaries; plus (12) such Person’s pro rata share, whether direct or indirect, of any dividends or distributions declared but not paid during such period by any joint venture entity in which such Person has a direct or indirect interest (“ Declared Dividends ”); plus (13) the amount of loss on sales of Securitization Assets to a Securitization Entity in connec- tion with a Qualified Securitization Transaction or Receivables Assets in connection with a Qualified Re- ceivables Facility, as applicable, to the extent included in computing Consolidated Net Income; minus (14) the amount of any gain in respect of post-retirement benefits as a result of the application of ASC 715, to the extent such gains were taken into account in computing such Consolidated Net Income; minus (15) any gains from foreign currency transactions (including gains related to currency remeas- urements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus (16) non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; minus (17) on the last day of each fiscal year of such Person, the amount of such Person’s pro rata share of Declared Dividends during such fiscal year that have not actually been received by such Person, directly or indirectly, as of such date, in each case, on a consolidated basis and determined in accordance with GAAP. -10-

“Consolidated First Lien Secured Debt Ratio ” means, as of any date of determination, the ratio of (1) (w) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries that is secured by a Lien as of such date, minus (x) the aggregate principal amount of any Indebtedness of Parent and its Restricted Subsidiaries at such time that is subordinated in right of payment to the Notes Obligations and, without duplication, minus (y) the aggre- gate principal amount of Indebtedness of Parent and its Restricted Subsidiaries at such time that is secured by a Lien on the assets of Parent and its Restricted Subsidiaries that is junior to the Lien securing the Notes Obligations, minus (z) up to $500.0 million of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of Par- ent and its Restricted Subsidiaries for which internal financial statements are available immediately preceding such date and held by Parent and its Restricted Subsidiaries as of such date of determination, and in each case, calculated on a Pro Forma Basis to (2) the Consolidated EBITDA of Parent for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis. For purposes of calculating the Consolidated First Lien Secured Debt Ratio with respect to any revolving Indebtedness, the Company may elect, at the time of the initial borrowing under such revolving Indebtedness, to ei- ther (x) give pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated First Lien Secured Debt Ratio component of any provision hereunder, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such Indebtedness will be subject to the Consolidated First Lien Secured Debt Ratio (to the extent being incurred pursuant to such ratio) at the time of each such incurrence. “Consolidated Net Income ” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of (x) preferred stock dividends or (y) any dividend with proceeds of the offering of the Notes; provided that: (1) any after-tax effect of all extraordinary, nonrecurring or unusual gains or losses or in- come or expenses or any restructuring charges or reserves, including, without limitation, any expenses re- lated to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute opera- tional improvement plans and restructuring programs, will be excluded; (2) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is ac- counted for by the equity method of accounting will be excluded; provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary of the Person; (3) the net income (or loss) of any Person and its Restricted Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of Capital Stock of such Restricted Sub- sidiary held by such third parties; (4) solely for the purpose of Section 4.07 hereof, the net income (but not loss) of any Re- stricted Subsidiary (other than any Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Restricted Subsidi- ary to such Person in respect of such period, to the extent not already included therein; (5) the cumulative effect of any change in accounting principles will be excluded; -11-

(6) (a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (b) any costs or expenses incurred pursuant to any management equity plan or stock op- tion plan or other management or employee benefit plan or agreement or any stock subscription or share- holder agreement, to the extent, in the case of clause (b), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of Parent or a Restricted Subsidiary of Parent, will be excluded; (7) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP, including pursuant to ASC 805, Business Combinations , ASC 350, Intangibles— Goodwill and Other , or ASC 360, Property , Plant and Equipment , as applicable, will be excluded; (8) any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded; (9) unrealized gains and losses relating to foreign currency transactions, including those re- lating to mark-to-market of Indebtedness resulting from the application of GAAP, including pursuant to ASC 830, Foreign Currency Matters (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) will be excluded; (10) any net gain or loss from Hedging Obligations or in connection with the early extinguish- ment of Hedging Obligations (including of ASC 815, Derivatives and Hedging ) or from the early extin- guishment or cancellation of Indebtedness shall be excluded; (11) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; (12) non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income); and (13) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded. In addition, to the extent not already included in the Consolidated Net Income of such Person and its Re- stricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall in- clude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is (A) not denied by the applicable payor in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Company has made a determi- nation that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact re- imbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption. -12-

“Consolidated Total Debt Ratio ” means, as of any date of determination, the ratio of (1) (x) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries as of such date minus (y) up to $500.0 million of unre- stricted cash and Cash Equivalents that would be stated on the balance sheet of Parent and its Restricted Subsidiaries for which internal financial statements are available immediately preceding such date and held by Parent and its Re- stricted Subsidiaries as of such date of determination, and in each case, calculated on a Pro Forma Basis to (2) the Consolidated EBITDA of Parent for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis. “Consolidated Total Indebtedness ” means, as of any date of determination, without duplication, an amount equal to (1) the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness (other than Indebtedness representing clause (6) of the definition of Indebt- edness, or with respect to Cash Management Services or that are otherwise removed in consolidation) and (2) the aggregate amount of all outstanding Disqualified Stock of Parent and its Restricted Subsidiaries and all preferred stock of its Restricted Subsidiaries that are not Guarantors on a consolidated basis, with the amount of such Disqual- ified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation prefer- ences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP, in each case of clauses (1) and (2) above, based on internal financial statements that are available immedi- ately preceding such date and calculated on a Pro Forma Basis; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit, provided that any unreimbursed amounts under commercial letters of credit shall not be counted as Consolidated Total Indebtedness until 5 Business Days after such amount is drawn. For purposes hereof, the “ Maximum Fixed Repurchase Price ” of any Disqualified Stock or preferred stock that does not have a fixed re- purchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasona- bly and in good faith by the Company. For the avoidance of doubt, Consolidated Total Indebtedness shall exclude Indebtedness in respect of any Receivables Facility or any Qualified Securitization Transaction. “continuing ” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived. “Corporate Trust Office of the Trustee ” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1555 North RiverCenter Drive, Suite 203, Milwaukee, WI 53212, Attention: Yvonne Siira, or such other address as the Trustee may desig- nate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any suc- cessor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company). “Credit Agreement ” means (i) the Senior Credit Agreements and (ii) whether or not either of the Senior Credit Agreements remain outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securi- ties, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including con- vertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agree- ments evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated or increased; pro- vided that such increase in borrowings is permitted under this Indenture, replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors. “Custodian ” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto. “Declared Dividends ” has the meaning set forth in the definition of “Consolidated EBITDA”. -13-

“Default ” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default. “Definitive Note ” means a certificated Note registered in the name of the Holder thereof and issued in ac- cordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Depositary ” means, with respect to the Global Notes, the Person specified in Section 2.03 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Designated Non-cash Consideration ” means the Fair Market Value of non-cash consideration received by Parent, the Company or one of their Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration. “Designated Preferred Stock ” means preferred stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock) that is issued for cash (other than to Parent, the Company or any of their Subsidiaries or an employee stock plan or trust established by Parent, the Company or any of their Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(z) hereof. “Disinterested Director ” means, with respect to any Affiliate Transaction, a member of the Board of Direc- tors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Trans- action. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any direct or indirect parent of the Company or any options, warrants or other rights in respect of such Capital Stock. “Disqualified Stock ” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided , however , that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided , further , however , that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company, any direct or indirect parent of the Company or the Company’s Restricted Subsidiaries or by any such plan to such em- ployees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repur- chased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such em- ployee’s termination, death or disability; provided , further , that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disquali- fied Stock will not be deemed to be Disqualified Stock; provided , further , that any Capital Stock that would consti- tute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the rele- vant Person with the covenant described under Section 4.07 hereof. “Domestic Subsidiary ” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia (and, for the avoidance of doubt, exclud- ing Puerto Rico). “Equity Interests ” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, or referencing any, Capital Stock). -14-

“Equity Offering ” means a public or private sale either (1) of Equity Interests of the Company by the Com- pany (other than Disqualified Stock and other than to a Subsidiary of the Company or any direct or indirect parent of the Company) or (2) of Equity Interests of a direct or indirect parent of the Company (other than to the Company, a Subsidiary of the Company or any direct or indirect parent of the Company), in each case other than public offerings with respect to the Company’s or Parent’s common stock registered on Form S-8. “Euroclear ” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system. “Exchange Act ” means the Securities Exchange Act of 1934, as amended. “Excluded Property ” shall have the meaning assigned to such term in the Security Agreement. “Excluded Securities ” shall mean any of the following: (a) any Equity Interests or Indebtedness with respect to which the Company and the Term Loan Collateral Agent have agreed (and notified in writing to the Collateral Agent) that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Term Loan Secured Parties under the security documents delivered pursuant to the Term Loan Credit Agreement (including Tax conse- quences) are likely to be excessive in relation to the value to be afforded thereby; (b) any Equity Interests or Indebtedness to the extent, and for so long as, the pledge thereof is prohibited by any requirement of law (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code, the Specified Foreign Laws and other applicable law); (c) any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Note Obligations is prohibited by (i) any applicable organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agree- ment or (ii) any other contractual obligation (not created in contemplation of the consummation of the Transactions) with an unaffiliated third party not in violation of Section 4.11 hereof that was existing on the Issue Date or at the time of the acquisition of such subsidiary and was not created in contemplation of such acquisition, (B) any organizational documents, constitutional documents, joint venture agreement, share- holder agreement, or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is the Company or a Guarantor or a Wholly Owned Subsidiary or (2) con- sent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Parent or any Subsidiary to obtain any such consent) and for so long as such organiza- tional documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Note Obligations would give any other party (other than the Company, a Guarantor or a Wholly Owned Subsidiary) to any organizational documents, constitu- tional documents, joint venture agreement, shareholder agreement or similar agreement governing such Eq- uity Interests the right to terminate its obligations thereunder; (d) any Equity Interests of any (A) Unrestricted Subsidiary or (B) any Receivables Subsidi- ary (to the extent they are restricted from being pledged by the applicable Qualified Receivables Facility); (e) any Equity Interests of any Immaterial Subsidiary; (f) any Margin Stock; and (g) voting Equity Interests (and any other interests constituting “stock entitled to vote” within the meaning of U.S. Treasury Regulation Section 1.956-2(c)(2)) in excess of 65% of all such voting Equity Interests in (A) any Foreign Subsidiary that is a CFC, (B) any FSHCO or (C) any Subsidiary that is disre- garded for U.S. federal income tax purposes and owns Equity Interests in a CFC or FSHCO. -15-

“Excluded Subsidiaries ” means, Unrestricted Subsidiaries, Immaterial Subsidiaries, Not-for-Profit Subsidi- aries, Securitization Entities, Receivables Subsidiaries, any Foreign Subsidiaries (other than a Foreign Subsidiary organized under Specified Foreign Laws that is not a Foreign Subsidiary of the Company that is a CFC or a FSHCO (provided that any Foreign Subsidiary organized under the laws of Ireland, Luxembourg or Jersey shall be an Ex- cluded Subsidiary unless it holds, directly or indirectly, Equity Interests in the Company or a Guarantor), any Do- mestic Subsidiary that is a FSHCO or that is a Subsidiary of a Foreign Subsidiary of the Company that is a CFC, and any Subsidiary that is prohibited, but only so long as such Subsidiary would be prohibited, by applicable law, rule or regulation or by any contractual obligation existing on the Issue Date or existing at the time of acquisition thereof after the Issue Date (so long as such prohibition did not arise as part of such acquisition), in each case, from guaran- teeing the Notes or which would require governmental (including regulatory) consent, approval, license or authori- zation to provide a Guarantee unless such consent, approval, license or authorization has been received (but without obligation to seek the same). “Existing Receivables Facility ” means the Amended and Restated Receivables Transfer and Servicing Agreement, dated as of December 20, 2018, among Adient Germany Limited & Co. KG, Parent, Ester Finance Ti- trisation, Credit Agricole Corporate & Investment Bank, Eurotitrisation and the other entities listed therein. “Fair Market Value ” means the value (which, for the avoidance of doubt, will take into account any liabili- ties, contingent or otherwise, associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture). “First Lien Intercreditor Agreement ” means that certain Equal Priority Intercreditor Agreement, dated as of May 6, 2019, among the Term Loan Collateral Agent, the Collateral Agent and the Grantors, as it may be amended from time to time in accordance with this Indenture. “First Lien Obligations ” means, collectively, (1) the Term Loan Obligations, (2) the Notes Obligations, (3) the 2026 Secured Notes Obligations and (4) each series of Additional First Lien Obligations. “Fixed Asset Priority Collateral ” means all Collateral other than ABL Priority Collateral. “Fixed Charge Coverage Ratio ” means, with respect to any Person as of any date, the ratio of (1) Consoli- dated EBITDA of such Person for the most recent period of four consecutive fiscal quarters for which internal finan- cial statements are available immediately preceding the date on which such calculation of the Fixed Charge Cover- age Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that Parent or any of its Restricted Subsidiaries incurs or re- deems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances un- der any Qualified Securitization Transaction unless the related commitments have been terminated and such Indebt- edness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or, in the case of non-Guarantor Restricted Subsidiaries, preferred stock, subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calcu- lated on a Pro Forma Basis; provided that, in the event that the Company shall classify Indebtedness incurred on the date of determination as incurred in part as Ratio Debt and in part pursuant to one or more clauses of the definition of “Permitted Debt” (other than in Section 4.09(b)(12) hereof), as provided in Section 4.09(c) hereof, any calcula- tion of Fixed Charges pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemp- tion, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the ex- tent incurred pursuant to any such other clause of such definition. “Fixed Charges ” means, with respect to any specified Person for any period, the sum, without duplication, of: (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation, amortization of original issue discount, the interest component of all -16-

payments associated with Capital Lease Obligations, and the net of the effect of all payments made or re- ceived pursuant to Hedging Obligations in respect of interest rates (but excluding any non-cash interest ex- pense attributable to the mark-to-market valuation of Hedging Obligations or other derivatives pursuant to GAAP) and excluding (a) penalties and interest relating to taxes, (b) amortization or write-off of deferred financing fees and expensing of any other financing fees, including any expensing of bridge or commitment fees, (c) any additional cash interest owing pursuant to any registration rights agreement, (d) the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Company’s outstanding Indebtedness, (e) commissions, discounts, yield and other fees and charges (in- cluding any interest expense) related to any Securitization Transaction and Receivables Facility, (f) annual agency fees paid to the administrative agents and collateral agents under any Senior Credit Agreements, (g) costs associated with obtaining Hedging Obligations, (h) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, pur- chase accounting in connection with any acquisition, (i) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty and (j) interest expense resulting from push-down ac- counting; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives under ASC 815, Derivatives and Hedging , as a result of the terms of the Indebtedness to which such consolidated interest expense applies; plus (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) all cash dividends, whether paid or accrued, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or preferred stock of any non-Guarantor Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with GAAP; minus (4) the consolidated interest income of such Person and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income. “Foreign Subsidiary ” means any Restricted Subsidiary of Parent that is not a Domestic Subsidiary. “FSHCO ” means any Domestic Subsidiary of the Company that owns no material assets (directly or indi- rectly through subsidiaries), other than the Equity Interests of one or more Foreign Subsidiaries of the Company that are CFCs. “GAAP ” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pro- nouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. For the purposes of this Indenture, the term “consolidated,” with respect to any Person, shall mean such Person consoli- dated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Per- son in an Unrestricted Subsidiary will be accounted for as an Investment. “Global Note Legend ” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture. “Global Notes ” means, individually and collectively, each of the Restricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3) or 2.06(d)(1) hereof. “Government Securities ” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit. -17-

“Guarantee ” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebted- ness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). “Guarantors ” means Parent and any Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns that constitute Subsidiaries (other than Excluded Subsidiaries), in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture. “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements (including any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrange- ments)) designed to protect such Person against fluctuations in currency exchange rates or commodity prices. “Holder ” means a Person in whose name a Note is registered. “Immaterial Subsidiary ” shall mean any Restricted Subsidiary that (a) did not, as of the last day of the fis- cal quarter of Parent most recently ended for which internal financial statements are available, have assets with a value in excess of 2.5% of the Total Assets or revenues representing in excess of 2.5% of total revenues of Parent and the Restricted Subsidiaries on a consolidated basis as of such date, and (b) taken together with all such Re- stricted Subsidiaries as of such date, did not have assets with a value in excess of 5.0% of Total Assets or revenues representing in excess of 5.0% of total revenues of Parent and the Restricted Subsidiaries on a consolidated basis as of such date. “Indebtedness ” means, with respect to any specified Person, without duplication, any indebtedness of such Person (excluding accrued expenses and trade payables, deferred compensation, deferred rent (other than for Capital Lease Obligations), and landlord allowances), whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reim- bursement agreements in respect thereof); (3) in respect of banker’s acceptances; (4) representing Capital Lease Obligations; (5) representing the balance of deferred and unpaid purchase price of any property or ser- vices due more than 60 days after such property is acquired or such services are completed; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether -18-

or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guaran- tee by the specified Person of any Indebtedness of any other Person; provided that (a) contingent obligations in- curred in the ordinary course of business or consistent with past practice, (b) obligations under or in respect of Qual- ified Securitization Transactions or Qualified Receivables Facilities, (c) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the ordinary course of business, (d) intercompany liabilities that would be eliminated on the consolidated balance sheet of Parent and its consolidated Subsidiaries, (e) prepaid or deferred revenue arising in the ordinary course of business, (f) Cash Management Ser- vices, (g) in connection with the purchase by Parent or any Restricted Subsidiary of any business, assets, Capital Stock or Person, any postclosing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such busi- ness after the closing; provided , however , that, at the time of closing, the amount of any such payment is not deter- minable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (h) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agree- ment that have been irrevocably defeased or irrevocably satisfied and discharged pursuant to the terms of such agreement, or (i) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early re- tirement or termination obligations, deferred compensatory or employee or director equity plans pension fund obli- gations or contributions or similar claims, obligations or contributions or social security or wage taxes, in each case, shall be deemed not to constitute Indebtedness. The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, any prepayments of depos- its received from clients or customers in the ordinary course of business or consistent with past practices, or obliga- tions under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practices. Indebtedness shall be calcu- lated without giving effect to the provisions of ASC 815, Derivatives and Hedging and related interpretations to the extent such provisions would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. “Indenture ” means this Indenture, as amended or supplemented from time to time. “Independent Financial Advisor ” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged. “Indirect Participant ” means a Person who holds a beneficial interest in a Global Note through a Partici- pant. “Initial Notes ” means the $600.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof. “Initial Purchasers ” means Citigroup Global Markets Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., ING Financial Mar- kets LLC, Loop Capital Markets LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Ever- core Group L.L.C. “Institutional Accredited Investor ” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB. “Intercreditor Agreements ” means the collective reference to the ABL/Cash Flow Intercreditor Agreement, the First Lien Intercreditor Agreement and any Additional Intercreditor Agreement. “Investment Grade Securities ” means: -19-

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition; (2) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act; (3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and (4) instruments of the general type described in clauses (1), (2) or (3) above in countries other than the United States customarily utilized for high quality investments and in each case with maturi- ties not exceeding two years from the date of acquisition. “Investments ” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (exclud- ing accounts receivable, trade credit and advances to customers and commission, travel, relocation and similar ad- vances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person, together with all items that are required to be classified as investments on a balance sheet prepared in accordance with GAAP in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent will be deemed to have made an In- vestment on the date of any such sale or disposition equal to the Fair Market Value of Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by Parent or any Restricted Subsidiary of Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount deter- mined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an In- vestment will be determined at the time the Investment is made and without giving effect to subsequent changes in value. Notwithstanding anything in this Indenture to the contrary, for purposes of Section 4.07 hereof: (1) “Investments” shall include the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Parent at the time that such Sub- sidiary is designated an Unrestricted Subsidiary; provided , however , that upon a redesignation of such Sub- sidiary as a Restricted Subsidiary of Parent, Parent shall be deemed to continue to have a permanent “In- vestment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to: (a) Parent’s “Investment” in such Subsidiary at the time of such redesignation; mi- nus (b) the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Company. “Ireland ” means Ireland exclusive of Northern Ireland. “Irish Companies Act” means the Companies Act 2014 (as amended) of Ireland. “Irish Guarantor ” shall mean, collectively, each Guarantor that is incorporated under the laws of Ireland. -20-

“Irish Law Debenture ” shall mean an Irish law debenture dated as of the Issue Date, between each Irish Guarantor and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Issue Date ” means the first date on which the Initial Notes (excluding, for the avoidance of doubt, any Ad- ditional Notes) are issued. “Legal Holiday ” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. “Junior Lien Priority ” means Indebtedness that is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Notes and subject to the Intercreditor Agreements on a basis that is no more favorable to the holders of such Indebtedness than the provisions described in any Additional Intercreditor Agreement and the ABL/Cash Flow Intercreditor Agreement applicable to the holders of Permitted Junior Lien Obligations. “Lien ” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encum- brance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. “Limited Condition Transaction ” means (1) any Investment or acquisition (whether by merger, amalgama- tion, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consum- mation is not conditioned on the availability of, or on obtaining, third party financing and (2) any redemption, repur- chase, defeasance, satisfaction and discharge or repayment of Indebtedness or Disqualified Stock or any preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “LTM EBITDA ” means Consolidated EBITDA of Parent measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of Parent are available, with such pro forma adjustments giving effect to such Indebtedness, acquisition, Investment or other transaction, as applicable, since the start of such four quarter period and as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.” “Luxembourg Guarantors ” shall mean, collectively, each Guarantor that is organized under the laws of the Grand Duchy of Luxembourg. “Material Real Property ” means each parcel of real property that is now or hereafter owned in fee by the Company or any Guarantor that (together with any other parcels constituting a single site or operating property) has a Fair Market Value (as determined by the Company in good faith) that is equal to or greater than $10,000,000. “Mexican Guarantors ” shall mean, collectively, each Guarantor that is incorporated under the laws of Mex- ico. “Mexico ” means the United Mexican States. “Moody’s ” means Moody’s Investors Service, Inc. “Mortgage ” means any mortgage, debenture, leasehold mortgage, deed of trust, deed of immovable hy- pothec, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in favor of the Collateral Agent for the benefit of the Notes Secured Parties, on any Mortgaged Property as the same may be amended, modified, restated and/or supplemented from time to time. -21-

“Mortgaged Property ” means any Material Real Property of the Company or any Guarantor, which will be encumbered (or required to be encumbered) by a Mortgage. “Net Proceeds ” means the aggregate cash proceeds and Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents re- ceived upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed asset or other considera- tion received in any other non-cash form), net of the costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, discounts and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid, payable or reasonably estimated in good faith to be payable as a result of the Asset Sale, in each case, after taking into account any current reduction in tax liability (determined on a “with and without” basis) due to available tax credits or deductions and any tax sharing arrangements, amounts applied to the repayment of principal, premium (if any) and interest on Senior Indebtedness (other than any Indebtedness secured by the Collateral on a junior basis to the Notes Obligations) required (other than pursuant to Section 4.10(c) hereof) to be paid as a result of such transac- tion, and any deduction of appropriate amounts to be provided by Parent as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transac- tion. “Non-Guarantor Subsidiary ” means a Subsidiary that is not a Guarantor. “Non-Recourse Debt ” means Indebtedness: (1) as to which neither Parent, nor any of its Restricted Subsidiaries (a) provides credit sup- port of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and (2) as to which the obligees in respect of such Indebtedness have been notified in writing that they will not have any recourse to the stock or assets of Parent, or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary). “Non-U.S. Person ” means a Person who is not a U.S. Person. “Not-for-Profit Subsidiary ” means an entity, including entities qualifying under Section 501(c)(3) of the Code, that uses surplus revenue to achieve its goals rather than distributing them as profit or dividends. “Note Guarantee ” means the Guarantee by each Guarantor of the Company’s obligations under this Inden- ture and the Notes, executed pursuant to the provisions of this Indenture. “Notes ” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Addi- tional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. “Notes Obligations ” means Obligations in respect of the Notes, this Indenture, the Guarantees and the Se- curity Documents relating to the Notes. “Notes Secured Parties ” means the “Secured Parties” as defined in the Security Agreement. “Obligations ” means any principal, interest (including any interest, fees, expenses, and other amounts ac- cruing subsequent to the filing of a petition in bankruptcy, liquidation, concurso mercantil , insolvency, examin- ership, reorganization or similar case or proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses, and other amounts is an allowed claim under applicable state, -22-

federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obli- gations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness. “Offering Memorandum ” means the Company’s final offering memorandum dated as of April 20, 2020, relating to the initial offering of the Notes. “Officer ” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, director, Senior Vice President or Vice President, the Treasurer, the Secre- tary or the Assistant Secretary and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Indenture, or any other duly authorized employee or signatory of such person. “Officer’s Certificate ” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer thereof, whom, solely in respect of the Officer’s Certificate required by Section 4.04(a), must be the prin- cipal executive officer, the principal financial officer, the treasurer, principal accounting officer or other executive responsible for the financial affairs of the Company, that, if applicable, meets the requirements of Section 12.05 hereof. “Opinion of Counsel ” means an opinion from legal counsel who is reasonably acceptable to the Trustee and that, if applicable, meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of Parent or the Trustee. “Parent ” means Adient plc, a public limited company incorporated under the laws of Ireland. “Pari Passu Lien Priority ” means, relative to specified Indebtedness, having equal Lien priority on speci- fied Collateral and subject to the First Lien Intercreditor Agreement. “Participant ” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an ac- count with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream). “Permitted Asset Swap ” means the substantially concurrent purchase and sale or exchange of Related Busi- ness Assets or a combination of Related Business Assets and cash and Cash Equivalents; provided , that any cash and Cash Equivalents received are applied in accordance with Section 4.10 hereof. “Permitted Business ” means any business, service or activity that is the same as, or reasonably related, inci- dental, ancillary, complementary or similar to, or that is a reasonable extension or development of, any of the busi- nesses, services or activities in which Parent and its Restricted Subsidiaries are engaged on the Issue Date. “Permitted Bond Hedge Transaction ” means any bond hedge, capped call or similar option transaction en- tered into in connection with the issuance of Permitted Convertible Indebtedness. “Permitted Convertible Indebtedness ” means any notes, bonds, debentures or similar instruments issued by Parent, the Company or their Restricted Subsidiaries that are convertible into or exchangeable for (x) cash, (y) shares of Parent’s common stock or preferred stock or other Equity Interests other than Disqualified Stock or (z) a combination thereof. Notwithstanding any other provision contained in this Indenture, all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness relating to convertible debt securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Fi- nancial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein. In addition, in the case of any Permitted Convertible Indebted- ness for which the embedded conversion obligation must be settled by paying solely cash, so long as substantially -23-

concurrently with the offering of such Permitted Convertible Indebtedness, Parent, the Company or a Restricted Subsidiary enters into a cash-settled Permitted Bond Hedge Transaction relating to such Permitted Convertible In- debtedness, notwithstanding any other provision contained herein, for so long as such Permitted Bond Hedge Trans- action (or a portion thereof corresponding to the amount of outstanding Permitted Convertible Indebtedness) re- mains in effect, all computations of amounts and ratios referred to herein shall be made as if the amount of Indebted- ness represented by such Permitted Convertible Indebtedness were equal to the face principal amount thereof with- out regard to any mark-to-market derivative accounting for such Indebtedness. “Permitted Investments ” means: (1) any Investment in Parent, the Company or in any of their Restricted Subsidiaries (includ- ing in the Notes and any Capital Stock of Parent, the Company or any Restricted Subsidiary); (2) any Investment in cash, Cash Equivalents or Investment Grade Securities; (3) any Investment by Parent, the Company or any of their Restricted Subsidiaries in a Per- son, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of Parent or the Company; or (b) such Person is merged or consolidated with or into, or transfers or conveys sub- stantially all of its assets to, or is liquidated into, Parent, the Company or any of their Restricted Subsidiaries; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.10 hereof or from any disposition of property or assets not constituting an Asset Sale; (5) any acquisition of assets or Capital Stock solely in exchange for, or out of the proceeds of, the issuance of Equity Interests (other than Disqualified Stock) of the Company or of any direct or indi- rect parent of the Company; (6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with past practice of Parent, the Company or any of their Restricted Subsidiaries, including as a result of foreclosure, perfection or en- forcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, examinership, liquidation or insolvency of any trade creditor or cus- tomer or otherwise in respect of any secured Investment or other transfer of title with respect to any secured Investment in default; or (b) litigation, arbitration or other disputes; (7) Investments represented by Hedging Obligations; (8) loans or advances to directors, officers, employees or consultants made in the ordinary course of business of Parent, the Company or any Subsidiary of Parent in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; (9) to the extent constituting an Investment, repurchases of the Notes, the 2026 Secured Notes, the 2024 Unsecured Notes, the 2026 Unsecured Notes and/or other Indebtedness that is not Subordi- nated Indebtedness; (10) any guarantee of Indebtedness permitted to be incurred under Section 4.09 hereof; (11) any Investment existing on, or made pursuant to binding commitments, agreements or arrangements existing on, the Issue Date and any Investment consisting of an extension, modification, re- newal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding -24-

commitment, agreements or arrangements existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture; (12) Investments acquired after the Issue Date as a result of the acquisition by Parent, the Company or any Restricted Subsidiary of Parent of another Person, including by way of a merger or con- solidation with or into Parent, the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acqui- sition, merger or consolidation; (13) Investments by Parent, the Company or its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business; (14) guaranties keepwells and similar arrangements made in the ordinary course of business of obligations owed to landlords, suppliers, customers, franchisees and licensees of Parent, the Company or their Subsidiaries and performance guarantees with respect to the obligations that are permitted by this In- denture; (15) any Investment acquired by Parent, the Company or any of their Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Parent, the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, examinership, liquidation, workout, reorganization or recapitalization of Parent, the Company or any of their Restricted Subsidiaries of such other Investment or accounts receivable, or (b) as a result of a foreclosure or enforcement by Parent, the Company or any of their Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (16) Investments consisting of the licensing, sublicensing or contribution of intellectual prop- erty or technology pursuant to joint marketing arrangements with other Persons; (17) Investments in joint ventures and Permitted Businesses and Unrestricted Subsidiaries of Parent, the Company or any of their Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed the greater of (x) $500.0 million and (y) 5.00% of Total Assets, at any one time outstanding (with the Fair Mar- ket Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any cash returns to Parent, the Company or any of their Restricted Subsidiaries (including dividends, payments, interest, distributions, returns of principal, profits on sale, re- payments, income or similar amounts) in respect of such Investments; (18) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or technology or leases, in each case, in the ordinary course of business; provided , however , that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Parent after such date, such Invest- ment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary of Parent; (19) (i) Investments by Parent, the Company or any of their Restricted Subsidiaries in any Re- ceivables Facility or any Securitization Entity or any Investments by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Transaction or any related Indebtedness or (ii) distributions or payments of Securitization Fees and purchases of Securiti- zation Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Receivables Facility; provided , however , that such Investment is -25-

solely in the form of a Purchase Money Note, equity interests or contribution of additional accounts receiv- able generated by Parent, the Company or any of their Subsidiaries; (20) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) (except transactions described in clauses (6), (9), (10) and (12) of Section 4.11(b)); (21) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of Parent, the Com- pany or any contribution to the common equity of Parent or the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (21) will be ex- cluded from Section 4.07(a)(z)(B); (22) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding not to exceed the greater of (x) $1,000 million and (y) 10.0% of Total Assets at the time of incurrence, at any one time outstanding plus the amount of any cash returns to Parent, the Company or any of their Restricted Subsidiaries (including dividends, payments, interest, distributions, returns of principal, profits on sale, re- payments, income or similar amounts) in respect of such Investments; provided , however , that if any In- vestment pursuant to this clause (22) is made in any Person that is not a Restricted Subsidiary of Parent or the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidi- ary of Parent or the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Restricted Subsidiary of Parent or the Company; (23) any Investment by Parent, the Company or any of their Restricted Subsidiaries so long as immediately after giving effect to the making of such Investment, Parent’s Consolidated Total Debt Ratio would be no greater than 4.00 to 1.00; provided , however , that at the time of, and after giving effect to, any Investment permitted under this clause (23), no Event of Default pursuant to clauses (1), (2), (6) or (7) of Section 6.01 shall have occurred and be continuing or would occur as a consequence thereof; (24) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture; (25) contributions to a “rabbi” trust for the benefit of employees or other grantor trusts sub- ject to claims of creditors in the case of bankruptcy, liquidation or examinership of Parent or the Company; (26) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices; (27) Investments consisting of promissory notes issued by the Company or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of Par- ent or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is permitted by Section 4.07; (28) Investments in another Person if such Person is engaged in any Permitted Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, Parent or a Restricted Subsidiary; and (29) Investments in any Permitted Bond Hedge Transaction. -26-

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the crite- ria of more than one of the categories of Permitted Investments described in clauses (1) through (29) above, or is otherwise entitled to be incurred or made pursuant to Section 4.07, the Company will be entitled to divide, classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth above or under Section 4.07 hereof. “Permitted Junior Lien Obligations ” means any Indebtedness having Junior Lien Priority related to the Notes with respect to the Collateral and is not secured by any other assets; provided that (i) an authorized representa- tive of the holders of such Indebtedness shall have executed a joinder to the ABL/Cash Flow Intercreditor Agree- ment and each applicable Additional Intercreditor Agreement, (ii) no such Indebtedness, to the extent incurred by the Company or any Guarantor, shall be guaranteed by any Person other than the Company or any Guarantor, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the maturity date of the Notes then outstanding, (iv) any “asset sale” man- datory prepayment provision or offer to prepay covenant included in the agreement governing such Indebtedness, to the extent incurred by the Company or any Guarantor, shall provide that the Company or the respective Guarantor shall be permitted to repay obligations, and terminate commitments, under this Indenture before prepaying or offer- ing to prepay such Indebtedness, (v) in the case of any such Indebtedness incurred by the Company or any Guaran- tor that is secured (a) such Indebtedness is secured by only assets comprising Collateral on a junior-lien basis rela- tive to the Liens on such Collateral securing the Obligations of the Company and the Guarantors in respect of the Notes and the Note Guarantees, and not secured by any property or assets of the Company or any of its Subsidiaries other than the Collateral and (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are satisfactory to the Trustee and the Collateral Agent). “Permitted Liens ” means: (1) Liens on assets of Parent, the Company or any of their Restricted Subsidiaries securing Indebtedness and other Obligations that were incurred pursuant to clauses (1), ( provided that (i) if any such Indebtedness has Pari Passu Lien Priority relative to the Notes with respect to the Collateral then it shall not be secured by any other assets that do not constitute Collateral and (ii) if the Liens securing such Indebted- ness on the ABL Priority Collateral are senior to the Liens securing the Notes, then, in such case, the Liens securing such Indebtedness on the Fixed Asset Priority Collateral shall rank junior to the Liens securing the Notes on such Fixed Asset Priority Collateral pursuant to the terms of the applicable Intercreditor Agree- ment), (8) or (14) of Section 4.09(b); (2) Liens in favor of the Company or Guarantors, if any; (3) Liens on assets, property or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of Parent or is merged with or into or consolidated with Parent, the Com- pany or a Restricted Subsidiary of Parent; provided that such Liens (a) were in existence prior to the con- templation of such Person becoming a Restricted Subsidiary of Parent or such merger or consolidation and (b) do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Par- ent or the Company or the surviving entity of any such merger or consolidation; (4) Liens on assets or on property (including Capital Stock) existing at the time of acquisition of the assets or property by Parent or any Subsidiary of Parent; provided that such Liens (a) were in exist- ence prior to such acquisition and not incurred in contemplation of, such acquisition and (b) do not extend to any other assets of Parent or any of its Subsidiaries; (5) Liens, pledges or deposits to secure the performance of bids, trade contracts, leases, statu- tory obligations, insurance and other insurance-related obligations, judgments, surety or appeal bonds, workers’ compensation obligations, performance bonds, unemployment insurance obligations, social secu- rity obligations or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations and pledges or deposits secur- ing liability to insurance carriers under insurance or self-insurance arrangements) or pledges or deposits as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of a like nature, incurred in the ordinary course of business; -27-

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Sec- tion 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness or securing the payment of all or a part of the purchase price of, or securing other Indebtedness incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that individual financings of property or equipment provided by one lender may be cross collateralized to other financings of property or equipment provided by such lender; (7) Liens existing on the Issue Date (including the Liens securing the 2026 Secured Notes existing on the Issue Date) (other than with respect to the Senior Credit Agreements and the Notes); (8) Liens for taxes, assessments or governmental charges or claims that are not yet delin- quent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (9) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, landlord’s, workmen’s, repairmen’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings in respect of which, if applicable, the Company or any Guarantor shall have set aside on its books reserves in accordance with GAAP; (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights- of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (11) Liens on assets of Parent, the Company or any of their Restricted Subsidiaries securing the Notes (and related Note Guarantees) issued on the Issue Date; (12) Liens to secure any Refinancing Indebtedness permitted to be incurred under this Inden- ture; provided , however , that (a) (x) the new Lien is limited to all or part of the same property and assets that se- cured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof), and (y) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount (or accreted amount, if applicable, or, if greater, committed amount) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; or (b) such Refinancing Indebtedness constitutes Permitted Junior Lien Obligations; (13) Liens arising by operation of law or contract on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings; (14) filing of UCC financing statements (or similar filings in other applicable jurisdictions) as a precautionary measure in connection with operating leases; (15) (i) bankers’ Liens, rights of set-off, Liens arising out of judgments, decrees, orders or awards not constituting an Event of Default and notices of lis pendens and associated rights related to liti- gation being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required by GAAP and (ii) Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) the period within which such proceedings may be initiated -28-

has not expired or (b) no more than 60 days have passed after (x) such judgment, decree, order or award has become final or (y) such period within which such proceedings may be initiated has expired; (16) Liens on Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; (17) Liens on specific items of inventory or other goods and the proceeds thereof (including documents, instruments, accounts, chattel paper, letter of credit rights, general intangibles, supporting obli- gations, and claims under insurance policies relating thereto) of any Person securing such Person’s obliga- tions in respect of bankers’ acceptances or letters of credit issued or created in the ordinary course of busi- ness for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (18) leases, subleases, licenses or sublicenses (including licenses, sublicenses, or covenants not to sue of or under intellectual property or software or other technology) in the ordinary course of busi- ness or otherwise not materially interfering with the conduct of the business of Parent or any of its Re- stricted Subsidiaries; (19) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (20) statutory, common law or contractual Liens of creditor depository institutions or institu- tions holding securities accounts (including the right of set-off or similar rights and remedies); (21) customary Liens granted in favor of a trustee (including the Trustee) to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Indenture is issued (including this Indenture); (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure pay- ment of custom duties in connection with the importation of goods; (23) Liens securing Hedging Obligations (including with respect to any hedge agreement, Liens on any margin or collateral posted by Parent or any of its Restricted Subsidiaries under a hedge agreement as a result of any regulatory requirement, swap clearing organization, or other similar regula- tions, rule, or requirement) entered into in the ordinary course of business and not for speculative purposes; provided that such Hedging Obligations are permitted to be incurred under this Indenture; (24) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets otherwise permitted under this Indenture for so long as such agreements are in effect; (25) other Liens with respect to obligations that do not exceed the greater of (x) $150.0 mil- lion and (y) 1.50% of Total Assets at any one time outstanding; (26) Liens securing Indebtedness or other Obligations of Parent, the Company or a Restricted Subsidiary of Parent owing to Parent, the Company or another Restricted Subsidiary of Parent permitted to be incurred in accordance with Section 4.09 hereof; (27) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries; (28) Liens on Securitization Assets incurred in connection with a Qualified Securitization Transaction and Liens on Receivables Assets arising in connection with a Receivables Facility; -29-

(29) Liens on the real property and tangible personal property (and any related intangible property) that has been sold or transferred by Parent, the Company or any Restricted Subsidiary to a third Person to secure Obligations in respect of such Sale/Leaseback Transaction permitted under this Indenture; provided that any Indebtedness incurred in connection therewith is permitted by Section 4.09(b)(4) hereof; (30) Liens incurred to secure any Cash Management Services incurred in the ordinary course of business; (31) Liens solely on any cash earnest money deposits made by Parent, the Company or any Restricted Subsidiary of Parent or the Company in connection with any letter of intent or purchase agree- ment permitted under this Indenture; (32) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the agreement evi- dencing such joint venture or similar arrangement; (33) Liens that may arise on inventory or equipment in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons (including, without lim- itation, any client or supplier) other than Parent, the Company or their Restricted Subsidiaries; (34) Liens securing Additional First Lien Obligations permitted to be incurred pursuant to the Section 4.09 hereof if at the time of any incurrence of such Additional First Lien Obligations and after giv- ing pro forma effect thereto the Consolidated First Lien Secured Debt Ratio would not exceed 1.75 to 1.00; (35) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which Parent, the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; (36) Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor that was permitted by the terms of this Indenture to be incurred; (37) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; (38) Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary; and (39) Liens created in connection with any Qualified Securitization Transaction or Qualified Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Qualified Securitization Transaction or Qualified Receivables Facility. For purposes of determining compliance with this definition, (x) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more categories of Permitted Liens described above, the Company shall, in its sole discretion, classify (or later reclassify) or divide such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and (z) in the event that a portion of Indebtedness secured by a Lien that is incurred after the Issue Date could be classi- fied as secured in part pursuant to any of clauses (1) through (39) above (giving effect to the incurrence of such por- tion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to any of such clauses (1) through (39) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses -30-

of this definition; provided, however , that indebtedness under any Credit Agreement on the Issue Date shall be deemed secured under clause (1) of the definition of Permitted Liens above on the Issue Date and thereafter and may not be reclassified. “Person ” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. “Private Placement Legend ” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “Pro Forma Basis ” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated First Lien Secured Debt Ratio, the Consolidated Total Debt Ratio and the Fixed Charge Coverage Ratio and the calculation of Total Assets, of any Person and its Restricted Subsidiar- ies, as of any date, that pro forma effect will be given to any acquisition, merger, consolidation, Investment, any is- suance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, in- curred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of preferred stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or ar- rangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsid- iary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “ Reference Period ”), or subse- quent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Re- stricted Subsidiary of the subject Person or was merged or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period. For purposes of making any computation referred to above: (1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determi- nation under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months); (2) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate rea- sonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company to be the rate of interest implicit in such Capital Lease Ob- ligation in accordance with GAAP; (3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate; and (4) interest on any Indebtedness under a revolving credit facility or a Qualified Securitization Transaction or Qualified Receivables Facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act and (2) adjustments calculated to give effect to any Pro Forma Cost Sav- ings to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition, the definition of “Pro Forma Cost Savings” or otherwise added to Consolidated -31-

Net Income or Consolidated EBITDA) shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.” “Pro Forma Cost Savings ” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improve- ments (including the entry into any material contract or arrangement) and acquisition synergies, in each case, pro- jected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Parent (or any successor thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Con- solidated EBITDA from such action; provided that (i) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company (or any successor thereto) and are reasonably anticipated to be realized within 24 months after the date of such pro forma calculation and (ii) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided , further , that (i) the aggregate amount added in respect of the foregoing proviso (or other- wise added to Consolidated Net Income or Consolidated EBITDA) shall not exceed with respect to any four quarter period 20% of Consolidated EBITDA (calculated prior to giving effect to any such adjustments) (such limitation, the “Cost Savings Cap ”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improve- ments and synergies. “Purchase and Sale Agreement ” means that certain Purchase and Sale Agreement, dated as of March 5, 2020, by and among the Company, Parent and the other parties thereto, relating to the sale of Parent’s automotive fabrics manufacturing business. “Purchase Money Note ” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Parent or any of its Subsidiaries to a Securitization Entity in connection with a Qualified Securitization Transaction, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity. “QIB ” means a “qualified institutional buyer” as defined in Rule 144A. “Qualifying Equity Interests ” means Equity Interests of the Company or any direct or indirect parent of the Company other than Disqualified Stock “Qualified Receivables Facility ” means (1) the Existing Receivables Facility and (2) any Receivables Fa- cility that meets the following conditions: (x) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Facility (including financing terms, covenants, termination events or other pro- visions) is in the aggregate economically fair and reasonable to Parent or the applicable Restricted Subsidiary and any Receivables Subsidiary subject thereto; (y) the financing terms, covenants, termination events and other provi- sions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Receiv- ables Undertakings; and (z) such arrangements are non-recourse to Parent and the Restricted Subsidiaries and their assets, other than with respect to Receivables Repurchase Obligations. “Qualified Securitization Transaction ” means any Securitization Transaction of a Securitization Entity that meets the following conditions: (1) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or other pro- visions) is in the aggregate economically fair and reasonable to Parent and the Securitization Entity; -32-

(2) all sales of accounts receivable and related assets to the Securitization Entity are made at Fair Market Value (as determined in good faith by the Company, and which may include any discounts for a Securitization Transaction) and may include Standard Securitization Undertakings; and (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Un- dertakings. Notwithstanding anything to the contrary, for the avoidance of doubt, the grant of a security interest in any accounts receivable of Parent or any of its Restricted Subsidiaries (other than a Securitization Entity) to secure Indebtedness or other obligations under the Senior Credit Agreements shall not be deemed a Qualified Securitization Transaction. “Receivables Assets ” means (1) any accounts receivable owed to Parent, the Company or a Restricted Sub- sidiary subject to a Receivables Facility and the proceeds thereof and (2) all collateral securing such accounts receiv- able, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all rec- ords with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by Parent, the Company or a Restricted Subsidiary to a commercial bank or other investor thereof in connection with a Receivables Facility. “Receivables Facility ” means an arrangement pursuant to which Parent, the Company or a Restricted Sub- sidiary, as applicable, sells (directly or indirectly) its accounts receivable, together with any other Receivables As- sets related thereto, which accounts receivable may be sold at a market discount (as determined in good faith by Par- ent, the Company or such Restricted Subsidiary), to (a) a Person that is not a Restricted Subsidiary or (b) a Receiva- bles Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person. The Existing Receivables Facility shall be considered a Receivables Facil- ity hereunder. “Receivables Fees ” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility. “Receivables Repurchase Obligation ” means any obligation of a seller of receivables in a Receivables Fa- cility to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Receivables Subsidiary ” means (A) each Restricted Subsidiary of Parent that is party to the Existing Re- ceivables Facility on the Issue Date, in each case with their permitted successors and assigns, and (B) any Wholly Owned Restricted Subsidiary of Parent which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and engages in no activities other than in connection with facilitating or entering into, one or more Receivables Facilities and in each case engages only in activities reasonably related or incidental thereto and: (x) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent, the Company or any of their Restricted Subsidiaries (other than any Receivables Subsidiary) (excluding guarantees of obligations pursuant to Standard Receivables Undertakings), (b) is recourse to or obligates Parent, the Company or any of their Restricted Subsidiaries (other than the Receivables Subsidiary) in any way other than pursuant to Standard Receivables Undertakings or (c) subjects any asset of Parent, the Company or any of their Restricted Subsidiaries (other than the Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings; (y) with which neither Parent, the Company nor any of their Restricted Subsidiaries has any material contract, agreement, arrangement or under- standing other than on terms no less favorable to Parent, the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company (except in respect of the transfer of Receivables Assets to the Receivables Subsidiary and the Standard Receivables Undertakings); and (z) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition -33-

or cause such entity to achieve certain levels of operating results. Any designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. “Regulation S ” means Regulation S promulgated under the Securities Act. “Regulation S Global Note ” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate. “Regulation S Permanent Global Note ” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note exchanged therefor upon and after expiration of the Restricted Period. “Regulation S Temporary Global Note ” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, Private Placement Legend, Tax Legend (if applicable) and Regulation S Tempo- rary Global Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee, is- sued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S. “Regulation S Temporary Global Note Legend ” means the legend set forth in Section 2.06(g)(3) hereof to be placed on all Regulation S Temporary Global Notes. “Regulatory Debt Facility ” means, with respect to Parent or any of its Subsidiaries, one or more Credit Agree- ments entered into pursuant to the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) promulgated under the Coronavirus Aid, Relief and Economic Security Act or any other legislation, regula- tion, act or similar law in response to, or related to the effect of, COVID-19, in each case, as amended from time to time. “Related Business Assets ” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business and not classified as current assets under GAAP; provided that assets received by Parent, the Company or a Restricted Subsidiary in exchange for assets transferred by Parent, the Company or a Restricted Subsidiary will not qualify as Related Business Assets if they consist of securities of a Person, unless upon receipt of such securities such Person becomes a Restricted Subsidiary of Parent. “Responsible Officer ” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treas- urer, trust officer, senior associate or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and who shall have direct re- sponsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject. “Restricted Definitive Note ” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note ” means a Global Note bearing the Private Placement Legend. “Restricted Investment ” means an Investment other than a Permitted Investment. “Restricted Period ” means the 40-day distribution compliance period as defined in Regulation S. “Restricted Subsidiary ” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. -34-

“Rule 144 ” means Rule 144 promulgated under the Securities Act. “Rule 144A ” means Rule 144A promulgated under the Securities Act. “Rule 903 ” means Rule 903 promulgated under the Securities Act. “Rule 904 ” means Rule 904 promulgated under the Securities Act. “S&P ” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor thereto. “Sale/Leaseback Transaction ” means any arrangement relating to property now owned or hereafter ac- quired by Parent, the Company or any of their Restricted Subsidiaries whereby Parent, the Company or a Restricted Subsidiary of Parent or the Company transfers such property to a Person and Parent, the Company or such Restricted Subsidiary of Parent or the Company leases it from such Person, other than leases between or among Parent, the Company and a Restricted Subsidiary of the Company or Parent. “Secured Indebtedness ” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services. “Securities Act ” means the Securities Act of 1933, as amended. “Securitization Assets ” means (1) any accounts receivable, real estate asset, mortgage receivables or related assets and the proceeds thereof subject to a Qualified Securitization Transaction and the proceeds thereof and (2) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in re- spect of such receivable or asset, lockbox accounts and records with respect to such accounts and all records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in each case subject to a Qualified Securitization Transac- tion. “Securitization Entity ” means a Wholly Owned Restricted Subsidiary of Parent (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with Parent in which Parent or any Restricted Subsidiary of Parent makes an Investment and to which Parent or any Restricted Subsidiary of Parent transfers ac- counts receivable and related assets) which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable and other Securitization Assets of Parent and its Subsidiaries, all proceeds thereof and all rights (contrac- tual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and: (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent or any of its Restricted Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Parent or any of its Restricted Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any of its Restricted Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or other- wise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (2) with which neither Parent nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Parent or such Subsidi- ary than those that might be obtained at the time from Persons that are not Affiliates of Parent (except in respect of the transfer of Securitization Assets to the Securitization Entity and the Standard Securitization Undertakings); and (3) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or pre- serve such entity’s financial condition or cause such entity to achieve certain levels of operating results. -35-

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designa- tion and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. “Securitization Fees ” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary of Parent or any of its Restricted Subsidiaries in connection with, a Qualified Securitization Transaction. “Securitization Repurchase Obligation ” means any obligation of a seller of receivables in a Qualified Secu- ritization Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or cove- nant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by, or any other event relating to, the seller. “Securitization Transaction ” means any transaction or series of transactions that may be entered into by Parent, the Company, any of their Restricted Subsidiaries or a Securitization Entity pursuant to which Parent, the Company, such Restricted Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, Parent, the Company or any of their Re- stricted Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent, the Company or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent, the Company or any of their Restricted Subsidiaries which arose in the ordinary course of business of Parent, the Company or such Re- stricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receiv- able, proceeds of such accounts receivable and other assets (including contract rights) which are customarily trans- ferred or in respect of which security interests are customarily granted in connection with asset securitization trans- actions involving accounts receivable. “Security Agreement ” means that certain U.S. Collateral Agreement, dated as of the Issue Date, among the Company, the Guarantors party thereto and the Collateral Agent as amended, amended and restated, supplemented or otherwise modified from time to time. “Security Documents ” means, collectively, the First Lien Intercreditor Agreement, the Additional Intercred- itor Agreement (if any), the ABL/Cash Flow Intercreditor Agreement, the Security Agreement, the Mortgages (if any), other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each for the ben- efit of the Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time. “Senior Credit Agreements ” means collectively any ABL Credit Agreement and any Term Loan Credit Agreement (including any related notes, Guarantees, collateral documents, instruments, mortgages and agreements executed in connection therewith). “Senior Indebtedness ” means: (1) all Indebtedness of the Company or any Guarantor outstanding under the Senior Credit Agreements, the 2026 Secured Notes, the 2024 Unsecured Notes, the 2026 Unsecured Notes or the Notes and related Guarantees (including interest, fees, and expenses accruing on or after the filing of any petition in bankruptcy, liquidation, insolvency, examinership, or similar case or proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regard- less of whether or not a claim for post-filing interest, fees, or expenses is allowed in such case or proceed- ing)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; -36-

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Agreements) or any of its Affiliates (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), pro- vided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture; (3) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly pro- vides that it is subordinated in right of payment to the Notes or any related Guarantee; and (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided , however , that Senior Indebtedness shall not include: (a) any obligation of such Person to Parent, the Company or any of its Subsidiaries; (b) any liability for federal, state, local or other taxes owed or owing by such Person; (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; (d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or (e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture. “Significant Subsidiary ” means any Restricted Subsidiary that would be a “significant subsidiary” as deemed in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date. “Specified Foreign Laws ” shall mean the laws of Belgium, England and Wales, Germany (from and after the joinder of a German borrower to the ABL Credit Agreement), Ireland, Jersey, Luxembourg, Mexico, Poland, Spain and Sweden. “Springing Maturity Condition ” means the condition whereby the entire aggregate principal amount of the 2024 Unsecured Notes or any Refinancing Indebtedness in respect thereof has not been repurchased (and can- celled), redeemed, defeased, repaid or satisfied and discharged or refinanced with Indebtedness with a maturity date that is at least 91 days after the maturity date of the Notes in full prior to the Springing Maturity Date. “Springing Maturity Date ” means the date that is 91 days before the maturity date with respect to the 2024 Unsecured Notes. “Standard Receivables Undertakings ” means representations, warranties, covenants, indemnities and guar- antees of obligations thereunder entered into by Parent or any of its Subsidiaries which the Company has determined in good faith to be customary in a Receivables Facility including, without limitation, those relating to the servicing of the assets of a seller of Receivables Assets, it being understood that any Receivables Repurchase Obligation and a non-credit related recourse accounts receivable factoring arrangement shall each be deemed to be a Standard Receiv- ables Undertaking; it being understood, for the avoidance of doubt, that such obligations pursuant to the Existing Receivables Facility shall be deemed to be Standard Receivables Undertakings with respect to the Existing Receiva- bles Facility. “Standard Securitization Undertakings ” means representations, warranties, covenants, indemnities and guarantees of obligations thereunder entered into by Parent or any of its Subsidiaries which the Company has deter- mined in good faith to be customary in a Securitization Transaction including, without limitation, those relating to -37-

the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obliga- tion shall be deemed to be a Standard Securitization Undertaking. “Stated Maturity ” means, with respect to any installment of interest or principal on any series of Indebted- ness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. “Subordinated Indebtedness ” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms is expressly subordinated in right of payment to the Notes, and (b) with respect to any Guaran- tor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Note Guarantee. “Subsidiary ” means, with respect to any specified Person: (1) any corporation, association or other business entity (other than a partnership, joint ven- ture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); (2) any partnership, joint venture or limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Sub- sidiary of such Person is a controlling general partner or otherwise controls such entity; and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP. “Swap Contract ” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any mas- ter agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agree- ment, including any obligations or liabilities under any such master agreement. “Swedish Obligor ” means each Person incorporated under the laws of Sweden that is a Guarantor or other- wise provides any guarantee, security or other credit support hereunder from time to time, including as issuer, co- issuer, guarantor, grantor of security, joint liability or similar. “Swedish Law Security Documents ” means each security agreement, pledge agreement, other similar agreement and/or each of the other agreements, instruments or documents governed by Swedish law or perfected pursuant to Swedish law that creates or purports to create a Lien to secure the obligations under this Indenture and the Notes (including the obligations that are subject to the guarantee under Section 10.01) in favor of the Notes Se- cured Parties. -38-

“Tax Legend ” means the legend set forth in Section 2.06(g)(4) hereof to be placed on all Notes (if applica- ble) issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “Term Loan Credit Agreement ” means that certain credit agreement, dated as of May 6, 2019, by and among the Company, Bank of America, N.A., as administrative agent and collateral agent, and the lenders, agents and other parties party thereto, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, supplemented, waived, re- newed or otherwise modified from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Company) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refi- nancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agree- ments or indenture or indentures or any successor or replacement agreement or agreements or indenture or inden- tures or increasing the amount loaned or issued thereunder permitted under Section 4.09 hereof or altering the ma- turity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders. “Term Loan Collateral Agent ” means Bank of America, N.A., in its capacity as collateral agent for the lenders and other secured parties under the Term Loan Credit Agreement, together with its successors and permitted assigns under the Term Loan Credit Agreement. “Term Loan Obligations ” means the “Obligations” as defined in the Term Loan Credit Agreement. “Term Loan Secured Parties ” means the “Secured Parties” as defined in the Term Loan Credit Agreement. “Total Assets ” means the total consolidated assets of Parent and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries, determined on a Pro Forma Ba- sis. “Treasury Rate ” means, as of any redemption date, the yield to maturity as of the earlier of (a) such re- demption date or (b) the date on which the Notes are defeased or satisfied and discharged, of the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such infor- mation is available as of the date that is two business days prior to the redemption date) of the United States Treas- ury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H. 15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2022; provided , however , that if the period from the redemption date to April 15, 2022 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treas- ury Securities for which such yields are given, except that if the period from the redemption date to April 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a con- stant maturity of one year will be used. “Trust Indenture Act ” or “ TIA ” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended. “Trustee ” means U.S. Bank National Association, until a successor replaces it in accordance with the appli- cable provisions of this Indenture and thereafter means the successor serving hereunder. “UCC ” or “ Uniform Commercial Code ” means the Uniform Commercial Code (or any successor statute) as in effect from time to time in the relevant jurisdiction. “Unrestricted Definitive Note ” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. -39-

“Unrestricted Subsidiary ” means any Subsidiary of Parent (other than the Company) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Direc- tors, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with Parent, the Company or any of their Restricted Subsidiaries unless the terms of any such agreement, contract, arrange- ment or understanding are not materially less favorable to Parent, the Company or such Restricted Subsidi- ary than those that might have been obtained at the time of any such agreement, contract, arrangement or understanding than those that could have been obtained from Persons who are not Affiliates of the Com- pany; (3) is a Person with respect to which neither Parent, the Company nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified lev- els of operating results; and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any In- debtedness of Parent, the Company or any of their Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such des- ignation and an Officer’s Certificate certifying that such designation complied with the conditions set forth in this definition. “U.S. Person ” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Voting Stock ” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity ” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at fi- nal maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness. “Wholly Owned Restricted Subsidiary ” means any Wholly Owned Subsidiary that is a Restricted Subsidi- ary. “Wholly Owned Subsidiary ” means, with respect to any Person, a direct or indirect Subsidiary of such Per- son, 100% of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. -40-

Section 1.02 Other Definitions . Defined in Term Section “Acceptable Undertaking ” ................................ ................................ ................. 4.21 “Affiliate Transaction ” ................................ ................................ ....................... 4.11 “Asset Sale Offer ” ................................ ................................ .............................. 3.09 “Authentication Order ” ................................ ................................ ...................... 2.02 “Capital Markets Debt ” ................................ ................................ ..................... 4.16 “Change of Control Offer ” ................................ ................................ ................. 4.14 “Change of Control Payment ” ................................ ................................ ........... 4.14 “Change of Control Payment Date ” ................................ ................................ .. 4.14 “Covenant Defeasance ” ................................ ................................ ..................... 8.03 “DTC ” ................................ ................................ ................................ ................ 2.03 “Event of Default ” ................................ ................................ .............................. 6.01 “Excess Proceeds ” ................................ ................................ ............................. 4.10 “Exchange ” ................................ ................................ ................................ ........ Exhibit C “Increased Amount ” ................................ ................................ ........................... 4.12 “incur ” ................................ ................................ ................................ ............... 4.09 “Initial Default ” ................................ ................................ ................................ . 6.04 “Interest Payment Date ” ................................ ................................ .................... 2.01 “LCT Election ” ................................ ................................ ................................ .. 1.04 “LCT Test Date ” ................................ ................................ ............................... 1.04 “Legal Defeasance ” ................................ ................................ ........................... 8.02 “Note Register ” ................................ ................................ ................................ .. 2.03 “Offer Amount ” ................................ ................................ ................................ .. 3.09 “Offer Period ” ................................ ................................ ................................ .... 3.09 “Owner ” ................................ ................................ ................................ ............. Exhibit C “Paying Agent ” ................................ ................................ ................................ .. 2.03 “Payment Default ” ................................ ................................ ............................. 6.01 “Permitted Debt ” ................................ ................................ ............................... 4.09 “Purchase Date ” ................................ ................................ ................................ 3.09 “Ratio Debt ”................................ ................................ ................................ ....... 4.09 “Refinancing Indebtedness ” ................................ ................................ ............... 4.09 “Registrar ” ................................ ................................ ................................ ......... 2.03 “Restricted Payments ” ................................ ................................ ....................... 4.07 “Retained Declined Proceeds ” ................................ ................................ ........... 4.10 “Reversion Date ” ................................ ................................ ............................... 4.19 “Supplemental Indenture ” ................................ ................................ .................. Exhibit F “Surviving Entity ” ................................ ................................ .............................. 5.01 “Suspended Covenants ” ................................ ................................ ..................... 4.19 “Suspension Period ” ................................ ................................ .......................... 4.19 “Title Insurer ” ................................ ................................ ................................ .... 4.21 “Transfer ” ................................ ................................ ................................ .......... Exhibit B Section 1.03 Rules of Construction . Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; -41-

(iv) the term “including” is not limiting; (v) words in the singular include the plural, and in the plural include the singular; (vi) “will” shall be interpreted to express a command; (vii) provisions apply to successive events and transactions; (viii) references to sections of or rules under the Securities Act will be deemed to include sub- stitute, replacement or successor sections or rules adopted by the Commission from time to time; and (ix) notwithstanding anything to the contrary in this Indenture, prior to the qualification of this Indenture under the TIA, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture. Section 1.04 Limited Condition Transactions . When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments and Re- stricted Payments), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election ”), the date of determination for availability under any such basket or ratio and whether any such ac- tion or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including, without limitation, as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “ LCT Test Date ”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments) and any related pro forma adjustments, the Company, Parent or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes under this Indenture (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided , that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transac- tion and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the in- currence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof, the in- currence of Liens, repayments and Restricted Payments). For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or bas- kets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Total Assets or LTM EBITDA of Parent or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such -42-

Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availa- bility under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condi- tion Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repay- ment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be de- termined or tested giving pro forma effect to such Limited Condition Transaction. Section 1.05 Divisive Merger . Any reference to a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets of or to a series of a limited liability company, limited partnership or trust (or the un- winding of such a division or allocation), as if it were a merger, consolidation, amalgamation, distribution, assign- ment, sale, transfer, disposition or similar term, as applicable, to, of or with a separate Person. Any division of a lim- ited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). Section 1.06 Jersey terms In this Agreement, where it relates to a person incorporated or formed or having its center of main interests in Jersey, a reference to: (a) an involuntary case, winding up, administration or dissolution includes, without limitation, bank- ruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Companies (Jersey) Law 1991, any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, and any other similar proceedings affecting the rights of creditors generally under Jersey law, and shall be construed so as to include any equivalent or analogous proceed- ings; (b) a custodian, receiver, administrative receiver, administrator or the like includes, without limitation, the Viscount of the Royal Court of Jersey, autorisés or any other person performing the same function of each of the foregoing; and (c) a lien or a security interest includes, without limitation, any hypothèque whether conventional, judicial granted or arising by operation of law and any security interest created pursuant to the Security Interest (Jer- sey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation. Section 1.07 Spanish terms and definitions . (i) In this Indenture, where it relates to a person incorporated or formed or having its center of main interests in Spain, a reference to: (a) “insolvency” ( concurso ) or “insolvency proceeding” ( procedimiento concursal ) and any step or proceeding relating to it has the meaning attributed to them under the Spanish Insolvency Law, in- cluding a declaración de concurso con independecia de su carácter necesario o voluntario (including any notice to a competent court pursuant to article 5 bis of the Spanish Insolvency Law and its solictud de inicio de procedimiento de concurso, auto de declaración de concurso, convenio judicial o extrajudicial con acreedores and transacción extrajudicial ). A person being unable to pay its debts includes that person be- ing in a state of insolvencia or in concurso according to Spanish Insolvency Law; (b) “control” has the meaning stated under article 42 of the Spanish Commercial Code. -43-

(c) “liquidation” or “dissolution” includes, without limitation, disolución , liquidación , pro- cedimiento concursal or any other similar proceedings and shall be used to those circumstances as regulated under the laws of Spain from time to time; (d) a “receiver”, “administrative receiver”, “administrator” or the like includes, without limi- tation, administración concursal or a liquidador or any other person performing the same function; (e) a “composition”, “compromise”, “moratorium”, “assignment” or “arrangement” with any creditor includes, without limitation, the celebration of a convenio de acreedores within the context of a concurso or any agreement under article 71bis or Additional Provision Four ( Disposición Adicional Cuarta ) of the Spanish Insolvency Law; (f) a “security” includes any mortgage ( hipoteca ), pledge ( prenda ) (with or without transfer of possession), financial collateral agreement ( garantía financiera pignoraticia ) and, in general, any in rem security right governed by the laws of Spain; and (g) a “guarantee” includes any accessory personal guarantee ( fianza ), performance bond (aval ), joint and several guarantee ( garantía solidaria ) and first demand guarantee ( garantía a primer re- querimiento ). (ii) In this Indenture, the following terms shall have the following definitions: “Spain ” shall mean the Kingdom of Spain. “Spanish Civil Code ” shall mean the Spanish Código Civil , as amended from time to time. “Spanish Civil Procedural Law ” shall mean Law 1/2000 of 7 January ( Ley de Enjuiciamiento Civil ), as amended from time to time. “Spanish Commercial Code ” shall mean the Spanish Commercial Code published by virtue of the Royal Decree of 22 August 1885 ( Real decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio ), as amended from time to time. “Spanish Companies Law ” shall mean the Royal Legislative Decree 1/2010, of 2 July, whereby the companies act is approved ( Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital ), as amended from time to time. “Spanish Guarantors ” shall mean, collectively, each Guarantor that is incorporated under the laws of Spain. “Spanish Insolvency Law ” shall mean the Law 22/2003 of 9 July 2003, on insolvency ( Ley 22/2003, de 9 de julio, Concursal ), as amended from time to time. “Spanish Law Bank Account Pledges ” shall mean the pledges over the surplus after enforcement of certain pledges over bank accounts governed by the laws of Spain, entered into by each of the Spanish Guarantors for the benefit of all the Notes Secured Parties identified therein from time to time. “Spanish Law Irrevocable Power of Attorney ” shall mean the irrevocable powers of attorney gov- erned by the laws of Spain, granted by each of the Spanish Guarantors (and each other Guarantor granting a Spanish Law Share Pledge), in favor of the Collateral Agent in relation to the Spanish Law Security Docu- ments. “Spanish Law Security Documents ” shall mean, jointly, the Spanish Law Share Pledges, the Span- ish Law Bank Account Pledges, the Spanish Law Receivables Pledges, and the Spanish Law Irrevocable Power of Attorney, as well as any other security document governed by the laws of Spain which may be -44-

entered into from time to time as security for this Indenture for the benefit of all the Notes Secured Parties identified therein. “Spanish Law Share Pledges ” shall mean the pledges over the shares in each of the Spanish Guar- antors governed by the laws of Spain, entered into by each Guarantor owning Equity Interests in the Span- ish Guarantors for the benefit of all the Notes Secured Parties identified therein from time to time. “Spanish Law Receivables Pledges ” shall mean the pledges over receivables governed by the laws of Spain, entered into by each of the Spanish Guarantors holding receivables for the benefit of all the Notes Secured Parties identified therein from time to time. “Spanish Public Document ” shall mean a Spanish law notarial deed ( documento público ), being either an escritura pública or a póliza o efecto intervenido por notario español . ARTICLE 2 THE NOTES Section 2.01 Form and Dating . (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form reasonably acceptable to the Com- pany. Each Note will be dated the date of its authentication. Each note will bear interest at a rate of 9.000% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually on each October 15 and April 15 of each year (each such date, an “ Interest Payment Date ”), com- mencing with October 15, 2020 to holders of record at the close of business on the October 1 or April 1, whether or not a Business Day, immediately preceding each Interest Payment Date. Interest will be paid on the basis of a 360- day year consisting of twelve 30-day months. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be con- trolling. (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” at- tached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued ini- tially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. After the ex- piration of the Restricted Period and upon the receipt by the Trustee of: -45-

(i) certificates from Euroclear and Clearstream, substantially in the form of Exhibit G hereto, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any benefi- cial owners thereof who acquired an interest therein during the Restricted Period pursuant to another ex- emption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and (ii) an Officer’s Certificate from the Company beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Reg- ulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with such exchange of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggre- gate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Deposi- tary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided. (d) Euroclear and Clearstream Procedures Applicable . The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream. (e) Issuance of Additional Notes. Additional Notes ranking pari passu with the Initial Notes may be issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes (other than the issue date, the issue price, the first Interest Payment Date and the initial interest accrual date) and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s com- pliance with Sections 4.09 and 4.12 of this Indenture. Section 2.02 Execution and Authentication . At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trus- tee. The signature will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture. The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order ”), authenticate (i) Notes for original issue, of which $600,000,000 in aggregate principal amount will be issued on the Issue Date and (ii) any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An au- thenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to au- thentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company. -46-

Section 2.03 Registrar and Paying Agent . The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“ Registrar ”) and an office or agency where Notes may be presented for payment (“ Paying Agent ”) . The Registrar will keep a register of the Notes (“ Note Register ”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Pay- ing Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, Parent or any of its Subsidiaries may act as Paying Agent or Registrar, subject to applicable mandatory laws. The Company initially appoints The Depository Trust Company (“ DTC ”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custo- dian with respect to the Global Notes. Section 2.04 Paying Agent to Hold Money in Trust . The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, and interest on, the Notes, and will notify the Trustee of any default by the Com- pany in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Sub- sidiary) will have no further liability for the money. If the Company, Parent or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, liquidation, examinership, insolvency or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes. Section 2.05 Holder Lists . The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trus- tee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may re- quest in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and ad- dresses of the Holders of Notes. Section 2.06 Transfer and Exchange . (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if: (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or un- able to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (2) the Company in its sole discretion determines, subject to the procedures of the Deposi- tary, that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary -47-

Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Re- stricted Period and (B) the receipt by the Trustee of the certificates required pursuant to Section 2.01(c) hereof; or (3) there has occurred and is continuing an Event of Default with respect to the Notes and the beneficial owners thereof have requested such exchange. Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be ex- changed for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof. (b) Transfer and Exchange of Beneficial Interests in the Global Notes . The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, Trustee, Paying Agent, nor any Agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payment made on ac- count of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (1) Transfer of Beneficial Interests in the Same Global Note . Beneficial interests in any Re- stricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Pri- vate Placement Legend; provided , however , that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1). (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes . In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both: (i) a written order from a Participant or an Indirect Participant given to the De- positary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both: (i) a written order from a Participant or an Indirect Participant given to the De- positary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be trans- ferred or exchanged; and -48-

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial inter- ests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Trustee of the certificates required by Section 2.01(e) hereof. (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Sec- tion 2.06(b)(2) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, includ- ing the certifications in item (1) thereof, or (B) if the transferee will take delivery in the form of a beneficial interest in the Reg- ulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, (c) Transfer or Exchange of Beneficial Interests for Definitive Notes . (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Defini- tive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted De- finitive Note, then, upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore trans- action in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, in- cluding the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registra- tion requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to an Institutional Accredited Investor and the Institutional Accredited Investor takes delivery in the form of a Restricted Definitive Note in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subpara- graphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifica- tions, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; (F) if such beneficial interest is being transferred to the Company, Parent or any of its Sub- sidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or -49-

(G) if such beneficial interest is being transferred pursuant to an effective registration state- ment under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifica- tions in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pur- suant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be reg- istered in such name or names and in such authorized denomination or denominations as the holder of such benefi- cial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Par- ticipant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so regis- tered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and the Regulation S Temporary Global Note Legend, as applicable, and shall be subject to all restrictions on transfer contained therein. (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Trustee of the certificates required pursuant to Section 2.01(c) hereof, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904. (3) Beneficial Interest in Restricted Global Notes to Unrestricted Definitive Notes . A holder of a ben- eficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Defini- tive Note only if the Registrar receives the following: (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof, or (ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the re- strictions on transfer contained herein and in the Private Placement Legend are no longer required in order to main- tain compliance with the Securities Act. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests . (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an off- shore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; -50-

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) [Reserved]; (F) if such Restricted Definitive Note is being transferred to the Company, Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the cer- tifications in item (3)(e) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of De- finitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly au- thorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration require- ments of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if (i) the Holder of such Restricted Definitive Note proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (ii) the Holder of such Restricted De- finitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unre- stricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and in each case, if the Company so requests, an Opinion of Counsel in form reasonably accepta- ble to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Defini- tive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive -51-

Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. (f) [Reserved ]. (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. (1) Private Placement Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)], [OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO -52-

TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND NONE OF THE COMPANY, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS A FIDUCIARY OF SUCH HOLDER IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THIS SECURITY.” (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” (3) Regulation S Temporary Global Note Legend. In addition to the Private Placement Legend and the Tax Legend (if applicable), the Regulation S Temporary Global Note will bear a legend in substantially the fol- lowing form: “THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S -53-

TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.” (4) Tax Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange there- for or substitution thereof) will bear a legend in substantially the following form: “THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT ADIENT US LLC, 833 EAST MICHIGAN STREET, MILWAUKEE, WISCONSIN 53202, ATTENTION: TREASURY.” (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a par- ticular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repur- chased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a benefi- cial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being ex- changed for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase. (i) General Provisions Relating to Transfers and Exchanges . (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request. (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof). (3) [Reserved]. (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and enti- tled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such regis- tration of transfer or exchange. (5) Neither the Registrar nor the Company will be required: (A) to issue, to register the transfer of, or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; -54-

(C) to register the transfer of or to exchange a Note between a record date and the next suc- ceeding Interest Payment Date; or (D) to register the transfer or exchange of Notes between the date of any conditional notice to Holders of the anticipated occurrence of an early maturity date in the circumstances described below under the “Springing Maturity” provision set forth in Section 2.14 and the occurrence or cancellation of such early maturity date. (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be af- fected by notice to the contrary. (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof. (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile. (9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to ex- amine the same to determine substantial compliance as to form with the express requirements hereof. (10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. Section 2.07 Replacement Notes . If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. In case any such mutilated, destroyed, lost, or stolen Note has become due and payable, the Company in its sole discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note or in lieu of any destroyed, lost, or stolen Note will constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost, or stolen Note shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes. -55-

Section 2.08 Outstanding Notes . The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to the Company for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affil- iate of the Company holds the Note. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstand- ing and interest on it ceases to accrue. If the Paying Agent (other than the Company, Parent, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest. Section 2.09 Treasury Notes . In determining whether the Holders of the required principal amount of Notes have concurred in any direc- tion, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly con- trolling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be pro- tected in relying on any such direction, waiver or consent, only Notes with respect to which a Responsible Officer of the Trustee has received written notice as being so owned at the Corporate Trust Office of the Trustee will be so dis- regarded. Section 2.10 Temporary Notes . Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture. Section 2.11 Cancellation . The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer, ex- change or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, ex- change, payment, replacement or cancellation and will dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the disposition of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Section 2.12 Defaulted Interest . If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any law- ful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof; provided that if the Company pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, payment shall be to the recordholders of the Notes as of the original record date. The Company will notify -56-

the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the pro- posed payment. If such default in interest continues for 30 days, the Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Section 2.13 CUSIP Numbers . The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided , that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in “CUSIP” numbers. Section 2.14 Springing Maturity . (a) Springing Maturity Date . The Notes will mature (x) if the Springing Maturity Condition does not apply, on April 15, 2025, or (y) if the Springing Maturity Condition does apply, the Springing Maturity Date. Any provisions relating to the determination of a minimum tenor, maturity or weighted average life with respect to any permitted Indebtedness (including without limitation Refinancing Indebtedness) in this Indenture shall assume (solely for purposes of such determination) that April 15, 2025 is the maturity date of the Notes. (b) Notice to Trustee of Springing Maturity Redemption . At least two Business Days (unless a shorter notice shall be agreed to by the Trustee) before notice of any anticipated Springing Maturity Date is required to be delivered or mailed to Holders pursuant to Section 2.14(c) hereof, the Company shall furnish to the Trustee the form of such notice together with an Officer’s Certificate. (c) Notice of Springing Maturity Redemption . At least 10 days but not more than 60 days before any anticipated Springing Maturity Date, the Company shall send electronically, mail or cause to be mailed by first-class mail, postage prepaid, notice thereof to each Holder at such Holder’s registered address stated in the Note Register or otherwise in accordance with the Applicable Procedures. Such Springing Maturity Date shall be conditioned on the Springing Maturity Condition. The notice shall state: (1) the anticipated Springing Maturity Date; (2) the aggregate amount payable in respect of the Notes on the Springing Maturity Date; (3) the name and address of the Paying Agent; (4) that Notes must be surrendered to the Paying Agent to collect payment; (5) that interest shall continue to accrue to but excluding the Springing Maturity Date; and (6) that the Springing Maturity Date is conditioned on the Springing Maturity Condition. At the Company’s request, the Trustee shall give the notice of anticipated Springing Maturity Date in the Company’s name and at its expense; provided , that the Company shall have delivered electronically to the Trustee, at least two Business Days (unless a shorter notice shall be agreed to by the Trustee) before such notice is required to be delivered electronically, mailed or caused to be mailed to Holders pursuant to this Section 2.14(c), an Officer’s -57-

Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. If the Notes are listed on an exchange, for so long as the Notes are so listed and the rules of such exchange so require, the Company will notify the exchange of any anticipated Springing Maturity Date. (d) Effect of Notice of Springing Maturity Redemption . A notice of anticipated Springing Maturity Date pursuant to this Section 2.14, if delivered electronically, mailed or caused to be mailed in a manner herein pro- vided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceedings for the payment of any other Note. Subject to compliance with Section 2.14(e) hereof, on and after the Springing Maturity Date, the Notes shall cease to be outstanding and interest thereon shall cease to accrue. (e) Deposit of Springing Maturity Funds . (1) Prior to 11:00 a.m. (New York City time) on the Springing Maturity Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount paya- ble in respect of the Notes on the Springing Maturity Date and accrued and unpaid interest to but excluding the Springing Maturity Date. The Trustee or the Paying Agent will provide notice to the Company of any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the principal owing on the Notes and accrued and unpaid interest to but excluding the Springing Ma- turity Date. Upon written request of the Company, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the principal owing on the Notes and accrued and unpaid interest to but exclud- ing the Springing Maturity Date. (2) If the Company complies with the provisions of the preceding paragraph (1), on and after the Springing Maturity Date, the Notes shall cease to be outstanding and interest thereon shall cease to ac- crue. ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01 Notices to Trustee . If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (or 45 days in case of a partial redemption of Definitive Notes) (or such shorter period acceptable to the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth: (1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of Notes to be redeemed; and (4) the redemption price, if then ascertainable. and stating that all conditions to such redemption have been complied with or that such redemption is subject to Sec- tion 3.07(f). -58-

Section 3.02 Selection of Notes to Be Redeemed or Purchased . If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, and the Notes subject to redemption are represented by Definitive Notes, the Trustee (subject to Section 4.10 or 4.14, as ap- plicable) will select Notes for redemption or purchase pro rata, by lot or by such method as it shall deem fair and appropriate. If the Notes are represented by Global Notes, interests in such Global Notes will be selected for re- demption or purchase by the Depositary in accordance with the Applicable Procedures. In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or pur- chase date by the Trustee from the outstanding Notes not previously called for redemption or purchase. With respect to Definitive Notes, the Trustee will promptly notify the Company in writing of the Notes se- lected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the prin- cipal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased; provided , that the unredeemed or unpurchased portion of a Note must be in a minimum denomination of $2,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or pur- chase also apply to portions of Notes called for redemption or purchase. Section 3.03 Notice of Redemption . Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a re- demption date, the Company will mail or cause to be mailed, by first class mail (or with respect to Global Notes, to the extent permitted or required by the Depositary’s Applicable Procedures, send electronically), a notice of redemp- tion to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 90 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof. The notice will identify the Notes to be redeemed and will state: (1) the redemption date; (2) the redemption price, or if not then ascertainable, the manner of calculation thereof; (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in prin- cipal amount equal to the unredeemed portion will be issued upon cancellation of the original Note (or transferred by book entry); (4) the name and address of the Paying Agent; (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and -59-

(9) if the redemption or notice is conditional, the one or more conditions precedent and that the Company may delay the redemption in its discretion until such time as the condition or conditions are satisfied or waived or that such redemption may not occur and such notice may be rescinded in the event that all such conditions have not been satisfied or waived by the redemption date, or by the redemption date so delayed. At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at the Company’s expense; provided , however , that the Company has delivered to the Trustee, at least 30 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Section 3.04 Effect of Notice of Redemption . Except as provided in Section 3.07(f) hereof, once notice of redemption is mailed or transmitted in accord- ance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if mailed or transmitted in a manner herein provided, shall be conclusively presumed to have been given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or by such other means as may be required hereby or any defect in the notice to the Holder of any Note des- ignated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption. Section 3.05 Deposit of Redemption or Purchase Price . Prior to 10:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be re- deemed or purchased. If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. Section 3.06 Notes Redeemed or Purchased in Part . Upon surrender of a Note that is redeemed or purchased in part, the Company will issue, and upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered (or transfer such Note by book entry). Section 3.07 Optional Redemption . (a) At any time prior to April 15, 2022, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (calculated after giving effect to the issuance of any Additional Notes) issued under this Indenture at a redemption price equal 109.000% of the principal amount of Notes re- deemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of Notes on a relevant record date to receive interest on an Interest Payment Date occurring on or prior to the redemption date), with the net cash proceeds of an Equity Offering; provided that: -60-

(1) at least 50% of the aggregate principal amount of Notes issued under this Indenture (in- cluding any Additional Notes, but excluding Notes held by the Company, any direct or indirect parent of the Company or any of the Company’s Subsidiaries) remain outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 180 days of the date of the closing of such Equity Offering. (b) At any time prior to April 15, 2022, the Company may on any one or more occasions redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption, subject to the right of Holders of Notes on a relevant record date to receive interest due on an Interest Payment Date occurring on or prior to the redemption date. Promptly after the calculation of the redemption price under this clause (b), the Company shall give the Trustee notice thereof. (c) The Company will have the right to redeem the Notes at 101% of the principal amount thereof following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consum- mation are purchased pursuant to a Change of Control Offer with respect to such Change of Control. (d) Except pursuant to clauses (a) – (c) above, the Notes will not be redeemable at the Company’s op- tion prior to April 15, 2022. (e) On or after April 15, 2022, the Company may on any one or more occasions redeem all or a por- tion of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus ac- crued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the 12-month period beginning on April 15 of the years indicated below, subject to the rights of Holders of Notes on a relevant record date to receive interest on an Interest Payment Date occurring on or prior to the redemption date: Year Percentage 2022 ....................................................................................... 104.500% 2023 ....................................................................................... 102.250% 2024 and thereafter ................................................................ 100.000% Additionally, at any time and from time to time during the 120 day period following the Issue Date, the Company will be entitled at its option to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the net cash proceeds of any loan received pursuant to a Regulatory Debt Fa- cility at a redemption price equal to 104.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided , however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur upon not less than 30 nor more than 60 days’ notice mailed (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, sent electronically) to each Holder of Notes being re- deemed and otherwise in accordance with the procedures set forth herein. (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Any redemption of Notes (including with net cash proceeds of an Equity Offering) pursu- ant to this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering, consummation of a Change of Control or consum- mation of a refinancing of any Indebtedness. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole dis- cretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such condi- tions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. If any such -61-

condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given. (g) If any redemption pursuant to this Section 3.07 shall occur on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders of the Notes which are redeemed. Section 3.08 Mandatory Redemption . The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. Section 3.09 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer ”), it will follow the procedures specified below. The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness of the Company or any Guarantor that ranks pari passu with the Notes and contains provisions similar to those set forth in Section 4.10. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period ”) . Promptly after the termination of the Offer Period (the “Purchase Date ”), the Company will apply all Ex- cess Proceeds (the “Offer Amount ”) to the purchase of Notes and such other pari passu Indebtedness in accordance with Section 4.10(c). Payment for any Notes so purchased will be made in the same manner as principal and interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer. Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail (or with re- spect to Global Notes to the extent permitted or required by the Depositary’s Applicable Procedures, send electroni- cally), a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all in- structions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The no- tice, which will govern the terms of the Asset Sale Offer, will state: (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open; (2) the Offer Amount, the purchase price and the Purchase Date; (3) that any Note not tendered or accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for pay- ment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date; (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000; (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the -62-

Notes completed, or transfer the Note by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date; (7) that Holders will be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surren- dered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered or required to be prepaid or redeemed, and thereafter the Trustee will select the Notes to be purchased on a pro rata basis (subject to the Depositary’s Applicable Procedures with respect to Global Notes) based on the principal amount tendered (with, in each case, such adjustments as may be deemed appropriate by the Company or the Trustee, as applicable, so that only Notes in mini- mum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased; pro- vided that any unpurchased portion of a Note must be in a minimum denomination of $2,000); and (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry trans- fer). On or before the Purchase Date, the Company will, to the extent lawful, accept for payment (on a pro rata basis to the extent necessary), the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be deliv- ered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or por- tions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, will promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date. ARTICLE 4 COVENANTS Section 4.01 Payment of Notes . The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company, Parent or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on over- due installments of interest at the same stepped-up rate to the extent lawful. -63-

Section 4.02 Maintenance of Office or Agency . The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to main- tain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided , however , that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Com- pany will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof. Section 4.03 Reports . (a) So long as any Notes are outstanding (whether or not the Company or Parent is subject to the re- porting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations of the Com- mission), Parent or the Company will furnish to the Trustee and to Holders of Notes the following: (1) within the time period specified in the Commission’s rules and regulations, annual reports of Parent on Form 10-K (as then applicable to Parent) (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (2) within the time period specified in the Commission’s rules and regulations, quarterly re- ports of Parent on Form 10-Q (as then applicable to Parent) (or any successor or comparable form) contain- ing the information required to be contained in such Form (or required in such successor or comparable form); and (3) within 10 days after the time period specified in the Commission’s rules and regulations, all current reports that would be required to be filed with the Commission on Form 8-K if Parent were re- quired to file such reports. (b) The Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Notes if the Company or any direct or indirect parent of the Company has filed such reports with the Commission via the EDGAR (or successor) filing system and such reports are publicly available. (c) In addition, to the extent not satisfied by the foregoing, the Company and the Guarantors shall, for so long as any Notes are not freely transferrable under the Securities Act, furnish to Holders of the Notes and to se- curities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision). Section 4.04 Compliance Certificate . (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Of- ficer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default and whether or not the -64-

signer knew of any Default or Event of Default that occurred during such period (and, if a Default or Event of De- fault has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or Guarantors are taking or propose to take with respect thereto. (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 Business Days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate speci- fying such Default or Event of Default and what action the Company or Guarantors are taking or propose to take with respect thereto. Section 4.05 Taxes . The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceed- ings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes. Section 4.06 Stay, Extension and Usury Laws . The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and per- mit the execution of every such power as though no such law has been enacted. Section 4.07 Restricted Payments . (a) Parent and the Company will not, and will not permit any of their Restricted Subsidiaries to, di- rectly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of Par- ent’s, the Company’s or any of their Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Parent, the Company or any of their Restricted Subsidiaries) (other than dividends or distributions payable in Equity Interests (other than Dis- qualified Stock) and dividends or distributions payable to Parent, the Company or a Restricted Subsidiary of Parent or the Company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Com- pany or any direct or indirect parent of the Company; (3) make any voluntary or optional payment on or with respect to, or purchase, redeem, de- fease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebted- ness between or among Parent, the Company and any of their Restricted Subsidiaries), except a payment of interest when due or principal at the Stated Maturity thereof or the purchase, redemption, repurchase, de- feasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Ma- turity thereof; or (4) make any Restricted Investment -65-

(all such payments and other actions set forth in clauses (1), (2), (3) and (4) of this Section 4.07(a), being collec- tively referred to as “ Restricted Payments ”), unless, at the time of and after giving effect to such Restricted Pay- ment: (x) no Default or Event of Default has occurred and is continuing or would occur as a conse- quence of such Restricted Payment; (y) Parent or the Company, as applicable, would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursu- ant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and (z) such Restricted Payment, together with the aggregate amount of all other Restricted Pay- ments made by Parent, the Company or their Restricted Subsidiaries since July 1, 2019 pursuant to this clause (z) and, Restricted Payments made under clauses (3), (11), (13) and (14) of Section 4.07(b) hereof and excluding Restricted Payments permitted by all other clauses of Section 4.07(b) hereof) is less than the sum, without duplication, of: (A) 50% of the Consolidated Net Income of Parent for the period (taken as one ac- counting period) from July 1, 2019 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Con- solidated Net Income for such period is a deficit, less 100% of such deficit); plus (B) 100% of the aggregate net proceeds, including cash and Fair Market Value of property other than cash (as determined in accordance with Section 4.07(c) hereof), received by the Company or any direct or indirect parent of the Company since July 1, 2019 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Com- pany or any direct or indirect parent of the Company, or from the issue or sale of Disqualified Stock of the Company or debt securities of the Company or any direct or indirect parent of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company or any direct or indirect parent of the Company (other than Qualifying Equity In- terests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Parent or the Company); plus (C) 100% of the aggregate amount of cash and the Fair Market Value of property other than cash (as determined in accordance with Section 4.07(c) hereof) received by Parent, the Company or a Restricted Subsidiary of Parent or the Company from (i) the sale or disposition (other than to Parent, the Company or a Restricted Subsidiary of Parent or the Company) of Re- stricted Investments made after July 1, 2019 and from repurchases and redemptions of such Re- stricted Investments from Parent, the Company and their Restricted Subsidiaries by any Person (other than Parent, the Company or their Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments made after July 1, 2019; (ii) the sale (other than to Parent and its Restricted Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary; and (iii) any Restricted Investment that was made after July 1, 2019 in a Person that is not a sub- sidiary at such time that subsequently becomes a Restricted Subsidiary of Parent; provided that such amount will not exceed the amount of the Restricted Investment initially made; plus (D) in the event that any Unrestricted Subsidiary of Parent or the Company desig- nated as such after July 1, 2019 is redesignated as a Restricted Subsidiary or has been merged or consolidated with or into or transfers or conveys its assets to, or is liquidated into, Parent, the Company or a Restricted Subsidiary of Parent or the Company, in each case after July 1, 2019, the Fair Market Value of Parent’s or the Company’s Restricted Investment in such Subsidiary (as de- termined in accordance with Section 4.07(c) hereof) as of the date of such redesignation, combina- tion or transfer (or of the assets transferred or conveyed, as applicable), after deducting any In- debtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebt- edness associated with the assets so transferred or conveyed (other than in each case to the extent -66-

that the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted In- vestment); plus (E) $250.0 million. (b) The provisions of Section 4.07(a) hereof will not prohibit: (1) the payment of any dividend (or, in the case of any partnership or limited liability com- pany, any similar distribution) by a Restricted Subsidiary of Parent or the Company to the holders of its Equity Interests so long as Parent, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution; (2) the making of any Restricted Payment in exchange for, or out of or with the net cash pro- ceeds of the substantially concurrent sale (other than to a Subsidiary of Parent or the Company) of, Equity Interests of the Company or any direct or indirect parent of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company or any direct or indirect parent of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(a)(z)(B) hereof; (3) the payment of any dividend or distribution or the consummation of any redemption, re- purchase or retirement of Indebtedness within 60 days after the date of declaration of the dividend or distri- bution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the div- idend, distribution or redemption payment would have complied with the provisions of this Indenture; (4) the repurchase, redemption, defeasance or other acquisition or retirement for value of In- debtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebted- ness; (5) the repurchase, retirement or other acquisition for value (or the declaration and payment of dividends to, or the making of loans to, any direct or indirect parent of the Company, to finance any such repurchase, retirement or other acquisition) of Equity Interests of the Company, Parent or any of their Re- stricted Subsidiaries held by any future, present or former employee, director or consultant of the Com- pany, Parent or any Subsidiary of Parent (or any such Person’s estates or heirs) pursuant to any manage- ment equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided that the aggregate amounts paid under this Section 4.07(b)(5) do not exceed $60.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years, so long as no greater than $120.0 million is paid in any calendar year); provided , further , that such amount in any calendar year may be increased by an amount not to ex- ceed: (a) the cash proceeds received by Parent, the Company or any of their Restricted Subsidiaries from the sale of Qualifying Equity Interests of the Company or any direct or indirect parent of the Company (to the extent contributed to Parent or the Company), to members of man- agement, directors or consultants of Parent, the Company and their Restricted Subsidiaries that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments pursuant to Section 4.07(a)(z) hereof; plus (b) the cash proceeds of key man life insurance policies received by Parent, the Company and their Restricted Subsidiaries after the Issue Date; provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by Section 4.07(b)(5)(a) and Section 4.07(b)(5)(b) in any calendar year; -67-

and provided further that cancellation of Indebtedness owing to Parent. the Company or any Restricted Subsidiary from any future, present or former employee, director or consultant of any of Parent, the Company or any Restricted Subsidiary in connection with a repurchase of Eq- uity Interests of any of Parent, the Company or any Restricted Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this In- denture; (6) the repurchase of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or other similar stock-based awards under equity plans of Parent, the Company or any of their Re- stricted Subsidiaries to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other similar stock-based awards under equity plans of Parent, the Company or any of their Restricted Subsidiaries or (ii) the withholding of a portion of Equity Interests issued upon any such exercise to cover any withholding tax obligations in respect of such issuance; (7) the declaration and payment of regularly scheduled or accrued dividends to holders of a class or series of Disqualified Stock of Parent or the Company or any preferred stock of their Restricted Subsidiaries issued on or after the Issue Date in accordance with Section 4.09 hereof; (8) payments of cash, dividends, distributions, advances or other Restricted Payments by Par- ent, the Company or any of their Restricted Subsidiaries to allow the payment of cash in lieu of the issu- ance of fractional shares or upon the purchase, redemption or acquisition of fractional shares, including in connection with (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock or Indebtedness convertible into, or exchangeable for, Capital Stock or (iii) stock dividends, splits or combina- tions or business combinations; (9) (i) purchases of receivables pursuant to a Securitization Repurchase Obligation in con- nection with a Qualified Securitization Transaction and distributions or payments of Securitization Fees, and (ii) purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Facility and distributions or payments of Receivables Fees; (10) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is contractually subordinated to the Notes or Disqualified Stock of Parent, the Company and their Restricted Subsidiaries pursuant to provisions similar to those set forth in Section 4.10 and Section 4.14 hereof; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be; (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this Section 4.07(b)(11) not to exceed the greater of (x) $100.0 million and (y) 1.00% of Total Assets; (12) payments and distributions to dissenting stockholders pursuant to applicable law, pursu- ant to or in connection with a sale, consolidation, merger or transfer of all or substantially all of the assets of Parent, the Company and their Restricted Subsidiaries taken as a whole that complies with the terms of this Indenture, including Section 5.01 hereof; (13) any Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, Parent’s Consolidated Total Debt Ratio would be no greater than 2.50 to 1.00; pro- vided , however , that at the time of, and after giving effect to, any Restricted Payment permitted under this Section 4.07(b)(13), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; -68-

(14) Parent may pay dividends on, or repurchase or redeem, its Equity Interests in an aggre- gate amount not to exceed $100.0 million in any calendar year; and (15) Parent, the Company or any Restricted Subsidiary may (i) pay any premium or other amount in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction and (ii) make any Restricted Payments and/or payments or deliveries required by the terms of, and other- wise perform its obligations under, any Permitted Bond Hedge Transaction (including making payments and/or deliveries due upon exercise and settlement or termination thereof). (c) For the avoidance of doubt, this Section 4.07 shall not restrict the making of any “AHYDO catch- up payment” with respect to, and required by the terms of, any Indebtedness of Parent, the Company or any of their Restricted Subsidiaries permitted to be incurred under the terms of this Indenture. Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries . (a) The Company and Parent will not, and will not permit any of their Restricted Subsidiaries to, di- rectly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on its Capital Stock to Parent, the Com- pany or any of their Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Parent, the Company or any of their Restricted Subsidiaries; (2) make loans or advances to Parent, the Company or any of their Restricted Subsidiaries; or (3) sell, lease or transfer any of its properties or assets to Parent, the Company or any of their Restricted Subsidiaries. (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of: (1) contractual encumbrances or restrictions of Parent, the Company or any of their Re- stricted Subsidiaries in effect on the Issue Date, including pursuant to the Senior Credit Agreements, the 2026 Secured Notes Indenture, the 2024 Unsecured Notes Indenture, the 2026 Unsecured Notes Indenture and other documents relating to the Senior Credit Agreements, the 2026 Secured Notes Indenture, the 2024 Unsecured Notes Indenture and the 2026 Secured Notes Indenture; (2) this Indenture, the Notes, the Note Guarantees, the Security Documents, the First Priority Intercreditor Agreement and the ABL/Cash Flow Intercreditor Agreement; (3) agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refund- ings, replacements or refinancings of those agreements; provided that the restrictions therein either (i) are not materially more restrictive, taken as a whole, with respect to such Restricted Subsidiary than those con- tained in agreements governing Indebtedness in effect on the Issue Date, or (ii) are not materially more dis- advantageous to Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and in the case of clause (ii) either (x) the Company determines (in good faith) that such encumbrance or restriction will not affect the Company’s ability to make principal or interest pay- ments on the Notes or (y) such encumbrances or restrictions apply only during the continuance of a default in respect of payment or a financial maintenance covenant relating to such Indebtedness; (4) applicable law, rule, regulation, order or requirement; -69-

(5) any instrument of a Person acquired by Parent, the Company or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permit- ted by the terms of this Indenture to be incurred; (6) customary non-assignment provisions in contracts, leases, subleases and licenses entered into in the ordinary course of business; (7) purchase money obligations, mortgage financings and Capital Lease Obligations that im- pose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof; (8) contracts for the sale of assets, including any agreement for the sale or other disposition of a Restricted Subsidiary of all or substantially all of the assets of such Restricted Subsidiary in compli- ance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition; (9) Refinancing Indebtedness; provided that the restrictions contained in the agreements gov- erning such Refinancing Indebtedness are (i) not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined by the Company in good faith) or (ii) are not materially more disadvantageous to holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and in the case of clause (ii) such en- cumbrances or restrictions apply only during the continuance of a default in respect of payment or a finan- cial maintenance covenant relating to such Indebtedness; (10) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 hereof and Liens permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens; (11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limita- tion is applicable only to the assets that are the subject of such agreements; (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (14) any Restricted Investment not prohibited by Section 4.07 hereof and any Permitted In- vestment; (15) restrictions created in connection with any Qualified Securitization Transaction or Quali- fied Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Qualified Securitization Transaction or Qualified Receivables Facility; (16) any encumbrances or restrictions of the type referred to in Sections 4.08(a)(1), (2) and (3) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refund- ings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, sup- plements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no -70-

more restrictive as a whole with respect to such dividend and other payment restrictions than those con- tained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; (17) any encumbrance or other restriction that will not otherwise materially impair the Com- pany’s ability to make payments on the Notes when due, in the good faith judgment of the Company; and (18) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into Parent, the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Parent, the Company or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation of such redesignation, merger, amalgama- tion, consolidation or transfer). Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock . (a) The Company and Parent will not, and will not permit any of their Restricted Subsidiaries to, di- rectly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contin- gently or otherwise, with respect to (collectively, “ incur ”) any Indebtedness (including Acquired Debt), and neither Parent nor the Company will issue any Disqualified Stock and Parent and the Company will not permit (a) any of their Restricted Subsidiaries to issue any shares of Disqualified Stock or (b) any of their Restricted Subsidiaries that are not Guarantors to issue any shares of preferred stock; provided , however , that Parent and the Company may in- cur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Cover- age Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are availa- ble immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at 2.00 to 1.00 or greater (“ Ratio Debt ”); pro- vided , further , that the then outstanding aggregate principal amount of Indebtedness (including Acquired Debt), Dis- qualified Stock or preferred stock that may be incurred or issued, as applicable, pursuant to this paragraph, clause (12) and clause (23) of the definition of “Permitted Debt” (plus any Refinancing Indebtedness in respect thereof) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $500.0 million and (y) 5.00% of Total Assets at the time of incurrence. (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following (collectively, “Permitted Debt ”): (1) the incurrence by Parent, the Company or their Restricted Subsidiaries of Indebtedness under any Credit Agreement, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate outstanding principal amount at any one time outstanding not to exceed the sum of (i) $950.0 million; plus (ii) up to an aggregate amount not to exceed at any one time outstanding, the greater of (x) $1,500.0 million and (y) the Borrowing Base as of the date of such incurrence (this clause (ii) to be limited to Indebtedness under any Credit Agreement that is in the form of a revolving credit facility, including without limitation asset-based and cash flow revolving facilities), less, in each case of this clause (ii), the aggregate amount under any Securitization Transaction (other than Qualified Securitization Transactions) and Receivables Facilities (other than Qualified Receiva- bles Facilities); plus (iii) in the case of any refinancing of any Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, with- out limitation, original issue discount, upfront fees and similar fees) incurred in connection with such refi- nancing; provided , that any Indebtedness incurred under this Section 4.09(b)(1) shall not be secured by a Lien on any assets other than the Collateral or any other assets that secure the Notes and, if not incurred under any Credit Agreement, shall constitute Additional First Lien Obligations to the extent such Indebted- ness is secured by a Lien; -71-

(2) Indebtedness of Parent, the Company and their Restricted Subsidiaries existing on the Issue Date (including the 2024 Unsecured Notes, the 2026 Secured Notes and the 2026 Unsecured Notes existing on the Issue Date) (but excluding Indebtedness described in Section 4.09(b)(1) and (3); (3) the incurrence by Parent, the Company and the Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the related Note Guarantees to be issued on the Issue Date; (4) Indebtedness incurred by Parent, the Company or any of their Restricted Subsidiaries, including Indebtedness represented by Capital Lease Obligations (including arising under any Sale/Lease- back Transactions), mortgage financings or purchase money obligations (including such Indebtedness as lessee or guarantor), in each case, incurred for the purpose of financing all or any part of the acquisition, lease or cost of design, construction, installation or improvement of property, plant or equipment used or useful in a Permitted Business, whether through the direct purchase of assets or the purchase of Capital Stock of any Person owning such assets, in an aggregate principal amount, including all Indebtedness in- curred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $500.0 million and (y) 5.00% of Total Assets, at the time of in- currence, at any one time outstanding, plus , in the case of any refinancing of any Indebtedness permitted under this clause (4) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing; (5) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of Indebt- edness or the issuance of Disqualified Stock or preferred stock of Parent, the Company or a Restricted Sub- sidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness incurred or Disqualified Stock or preferred stock issued as Ratio Debt or permitted un- der clauses (2), (3), (4), (5) or (12) of this Section 4.09(b) so long as such Refinancing Indebtedness re- mains outstanding or any Indebtedness incurred or Disqualified Stock or preferred stock issued to so re- fund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or pre- ferred stock, plus any additional Indebtedness incurred or Disqualified Stock or preferred stock issued to pay unpaid accrued interest and the aggregate amount of premiums (including reasonable tender premi- ums), and underwriting discounts, defeasance costs and fees (including, without limitation, original issue discount, upfront fees and similar fees) and expenses in connection therewith (subject to the following pro- viso, “ Refinancing Indebtedness ”) prior to its respective maturity; provided , however , that such Refinanc- ing Indebtedness: (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebted- ness is incurred that is not less than the remaining Weighted Average Life to Maturity of the In- debtedness, Disqualified Stock or preferred stock being refunded, refinanced, replaced, redeemed, repurchased or retired; (B) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebt- edness being refunded, refinanced, replaced, redeemed, repurchased or retired; (C) to the extent that such Refinancing Indebtedness refinances (i) Subordinated In- debtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock; and (D) shall not include (x) Indebtedness, Disqualified Stock or preferred stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Company or a Guarantor, or (y) Indebtedness or Disqualified Stock of Parent or the Company or Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary; (6) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of inter- company Indebtedness between or among Parent, the Company and any of their Restricted Subsidiaries; provided , however , that: -72-

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of the Company or a Guar- antor; and (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent, the Company or a Restricted Subsidi- ary of Parent or the Company and (ii) any sale or other transfer of any such Indebtedness to a Per- son that is not Parent, the Company or a Restricted Subsidiary of Parent or the Company will be deemed, in each case, to constitute an issuance of such Indebtedness by Parent, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(6); (7) the issuance by any of Parent’s or the Company’s Restricted Subsidiaries to Parent or the Company or to any other Restricted Subsidiary of Parent or the Company of shares of preferred stock; pro- vided , however , that: (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Parent, the Company or a Restricted Subsidiary of Parent or the Company will be deemed to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this Section 4.09(b)(7); and (B) any sale or other transfer of any such preferred stock to a Person that is not Par- ent, the Company or a Restricted Subsidiary of Parent or the Company will be deemed to consti- tute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this Section 4.09(b)(7); (8) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes or Cash Management Ser- vices; (9) the Guarantee by Parent, the Company or any of their Restricted Subsidiaries of Indebt- edness of Parent, the Company or a Restricted Subsidiary of the Company, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; pro- vided that if the Indebtedness being guaranteed is subordinated to or pari passu in right of payment with the Notes, then the Guarantee must be subordinated or pari passu in right of payment, as applicable, to the Notes or the Note Guarantee, as applicable, to the same extent as the Indebtedness guaranteed; (10) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of Indebt- edness in respect of letters of credit, bank guarantees, workers’ compensation claims, self-insurance obliga- tions, supply chain financing transactions, trade contracts, bankers’ acceptances, guarantees, performance, tender, bid, stay, surety, statutory, judgment, appeal, advance payment, completion, export or import, in- demnities, customs, value added or similar tax or other guarantees and warranties, revenue bonds or similar instruments in the ordinary course of business or consistent with past practice, including guarantees or obli- gations with respect thereto (in each case other than for an obligation for money borrowed); provided , how- ever , that upon the drawing of any letters of credit, such obligations are reimbursed within 30 Business Days following such drawing; (11) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of Indebt- edness arising from the honoring by a bank or other financial institution of a check, draft or similar instru- ment inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 10 Business Days; (12) (x) Indebtedness (i) of Parent, the Company or any of their Restricted Subsidiaries in- curred or assumed in connection with an acquisition of any assets (including Capital Stock), business or -73-

Person and (ii) of any Person that is acquired by Parent, the Company or any of their Restricted Subsidiar- ies or merged into or consolidated with Parent, the Company or a Restricted Subsidiary in accordance with the terms of this Indenture and (y) Indebtedness incurred or assumed in anticipation of an acquisition of any assets, business or Person; provided , however , that after giving effect to such acquisition, merger or consol- idation and the incurrence of such Indebtedness either: (a) Parent would be permitted to incur at least $1.00 of additional Indebtedness as Ratio Debt; or (b) the Fixed Charge Coverage Ratio of Parent is equal to or greater than immedi- ately prior to such acquisition, merger or consolidation; provided , further , that the then outstanding aggregate principal amount of Indebtedness (including Ac- quired Debt), Disqualified Stock or preferred stock that may be incurred or issued, as applicable, pursuant to this clause (12), clause (23) and Section 4.09(a) (plus any Refinancing Indebtedness in respect thereof) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $500.0 million and (y) 5.00% of Total Assets at the time of incurrence; (13) the incurrence by Parent, the Company or their Restricted Subsidiaries of Indebtedness arising from agreements providing for guarantees, indemnification, adjustments of purchase price or, in each case, similar obligations, incurred in connection with the disposition of any business, assets, Capital Stock, Person or Restricted Subsidiary of Parent (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of fi- nancing such acquisition), so long as the principal amount of such Indebtedness incurred in connection with a disposition does not exceed the gross proceeds (including non-cash proceeds) actually received by Parent, the Company or any Restricted Subsidiary in connection with such disposition; (14) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of Indebt- edness arising in connection with endorsement of instruments for collection or deposit (including custom- ary Cash Management Services) in the ordinary course of business; (15) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of Indebt- edness consisting of obligations to pay insurance premiums in an amount not to exceed the annual premi- ums in respect of such insurance premiums at any one time outstanding; (16) Indebtedness of Parent, the Company or any of its Restricted Subsidiaries, the proceeds of which are applied to defease or discharge the Notes pursuant to Article 8 or 11 hereof; (17) take-or-pay obligations contained in supply arrangements entered into by Parent, the Company or any of their Restricted Subsidiaries in the ordinary course of business; (18) Indebtedness related to unfunded pension fund and other employee benefit plan obliga- tions and liabilities to the extent they are permitted to remain unfunded under applicable law; (19) the incurrence by Parent, the Company or any of their Restricted Subsidiaries of addi- tional Indebtedness, the issuance by Parent, the Company or any of their Restricted Subsidiaries of Dis- qualified Stock, or the issuance by the Company or any Restricted Subsidiary of Parent of preferred stock in an aggregate principal amount (or accreted value, as applicable) or liquidation value at any time out- standing, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness or liquidation value incurred pursuant to this Section 4.09(b)(19), not to exceed the greater of (x) $750.0 million and (y) 7.50% of Total Assets at the time of incurrence, at any one time out- standing, plus in the case of any refinancing of any Indebtedness permitted under this clause or any por- tion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing; -74-

(20) Indebtedness of Parent, the Company or any of their Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; (21) Indebtedness consisting of promissory notes issued by Parent, the Company or any Re- stricted Subsidiary to current or former officers, directors and employees, their respective permitted trans- ferees, assigns, estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or Parent permitted by Section 4.07 hereof; (22) Guarantees of Indebtedness of any joint venture of the Company and the Guarantors or any Unrestricted Subsidiary; provided that the aggregate principal amount of Indebtedness Guaranteed thereby at any one time outstanding pursuant to this Section 4.09(b)(22) shall not exceed the greater of (x) $500.0 million and (y) 5.00% of Total Assets at the time of incurrence; and (23) the incurrence of Indebtedness or issuance of Disqualified Stock or preferred stock by any Restricted Subsidiary that is not a Guarantor in an aggregate amount pursuant to this Section 4.09(b)(23), Section 4.09(b)(12) and Section 4.09(a) (plus any Refinancing Indebtedness in respect thereof) not to exceed the greater of (x) $500.0 million and (y) 5.00% of Total Assets at the time of incurrence. (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebt- edness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (23) of Section 4.09(b), or is entitled to be incurred as Ratio Debt pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that Indebtedness under the ABL Credit Agreement and the Term Loan Credit Agreement outstanding on the Issue Date will be deemed to have been incurred in reliance on the exception provided by clause (1) of Section 4.09(b). The accrual of interest or divi- dends on Disqualified Stock or on preferred stock issued by any Restricted Subsidiary of Parent that is not a Guaran- tor, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or on preferred stock issued by any Restricted Subsidiary of Parent that is not a Guarantor in the form of additional shares of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or pre- ferred stock for purposes of this Section 4.09 or Section 4.12 hereof; provided, in each such case, that the amount thereof shall be included in Fixed Charges of Parent as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of re- volving credit debt; provided , that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be ex- ceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dol- lar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refi- nancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limita- tion, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such refinancing. Notwithstanding any other provision of this Sec- tion 4.09, the maximum amount of Indebtedness that Parent, the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. (e) The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with origi- nal issue discount; (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and -75-

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the speci- fied Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person. Section 4.10 Asset Sales . (a) Parent and the Company will not, and will not permit any of their Restricted Subsidiaries to, con- summate an Asset Sale unless: (1) Parent, the Company or the Restricted Subsidiary, as the case may be, receives considera- tion (including, by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests is- sued or sold or otherwise disposed of; and (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale (including, by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) by Parent, the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this Section 4.10(a)(2), each of the following will be deemed to be cash: (A) any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee), contingent or otherwise of Parent, the Company or such Restricted Subsidiary (as shown on Parent’s, the Company’s or such Restricted Subsidiary’s most recent con- solidated balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Parent’s, the Company’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company) that are extinguished in connection with the transactions relating to such Asset Sale or are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Parent, the Company or such Restricted Subsidiary from or indemnifies against further liability; (B) any securities, notes or other obligations received by Parent, the Company or such Restricted Subsidiary from such transferee that are, within 180 days, converted by Parent, the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and (C) any Designated Non-cash Consideration received by Parent, the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken to- gether with all other Designated Non-cash Consideration received pursuant to this Section 4.10(a)(2)(C) that is at that time outstanding, not to exceed the greater of (x) $300.0 million and (y) 3.00% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value). (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Parent, the Company, or the applicable Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Proceeds: (1) to the extent such Net Proceeds are from an Asset Sale of Fixed Asset Priority Collateral, to repay either, (i) Obligations under the Term Loan Credit Agreement, (ii) Obligations under 2026 Secured -76-

Notes, (iii) Obligations under the Notes or (iv) First Lien Obligations (other than the Notes, the 2026 Se- cured Notes and the Term Loan Credit Agreement), and, if the Indebtedness being repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto; provided that in the case of any repayment pursuant to clause (iv), the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase a pro rata (together with any First Lien Obligations repaid pursuant to clause (iv) and, if applicable, any Obligations under the Term Loan Credit Agreement and the 2026 Secured Notes repaid with such Net Proceeds) principal amount of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repayment; (2) to the extent such Net Proceeds are from an Asset Sale of ABL Priority Collateral, to re- pay either (i) Obligations under the ABL Credit Agreement, (ii) Obligations under the Term Loan Credit Agreement, (iii) Obligations under the 2026 Secured Notes, (iv) Obligations under the 2026 Secured Notes or (v) First Lien Obligations (other than the Notes, the 2026 Secured Notes and the Term Loan Credit Agreement), and, if the Indebtedness being repaid is revolving credit Indebtedness (other than Indebtedness with respect to any asset-based credit facility), to correspondingly permanently reduce commitments with respect thereto; provided that in the case of any repayment pursuant to clause (v), the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to pur- chase a pro rata (together with any First Lien Obligations repaid (and in the case of revolving obligations (other than Indebtedness with respect to any asset-based credit facility), commitments with respect thereto correspondingly reduced) pursuant to clause (v) and, if applicable, any Obligations under the Term Loan Credit Agreement and the 2026 Secured Notes repaid with such Net Proceeds) principal amount of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repayment; (3) if the assets that are the subject of such Asset Sale do not constitute Collateral, to repay either (i) Obligations under the Term Loan Credit Agreement, (ii) Obligations under the 2026 Secured Notes, (iii) Obligations under the Notes or (iv) Obligations under any other Senior Indebtedness (and, if the Indebtedness being repaid is revolving credit Indebtedness, to correspondingly permanently reduce com- mitments with respect thereto); provided that in the case of any repayment pursuant to clause (iv), the Com- pany shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase a pro rata (together with any Senior Indebtedness repaid (and in the case of revolving obligations, commitments with respect thereto correspondingly reduced) pursuant to clause (iv) and, if ap- plicable, any Obligations under the Term Loan Credit Agreement and the 2026 Secured Notes repaid with such Net Proceeds) principal amount of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repayment; (4) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business, if, after giving effect to any such acquisition, the Permitted Business is or becomes a Restricted Subsidiary of Parent or the Company and becomes a Guarantor of the Notes; (5) to maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent, the Company or the Restricted Subsidiaries; (6) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided that, to the extent that such Net Proceeds are derived from an Asset Sale of Collateral, such other assets shall be added to the Collateral securing the Notes to the extent required by this Indenture or any of the Security Documents; (7) to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed; or (8) any combination of the foregoing. Parent and the Company will be deemed to have complied with the provisions set forth in clause (4), (5) and (6) of this Section 4.10(b) if within 365 days after the Asset Sale that generated the Net Proceeds, Parent, the -77-

Company or the applicable Restricted Subsidiary has entered into and not abandoned or rejected a binding agree- ment to acquire all or substantially all of such assets of, or any Capital Stock of, another Permitted Business or to maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent, the Company or the Restricted Subsidiaries and that acquisition or expenditure is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such amount of Net Proceeds, Parent, the Company (or the applicable Restricted Subsidiary) may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest or utilize such Net Proceeds in any manner not prohibited by this Indenture. (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds ”; provided that any amount of proceeds offered to Holders in accordance with Section 4.10(b)(1) or (2) or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders. When the aggregate amount of Excess Proceeds exceeds $50.0 mil- lion with respect to any one event and $150.0 million in the aggregate, the Company will make an Asset Sale Offer to all Holders of the Notes and, if required by the terms of other First Lien Obligations (in the case of an Asset Sale of Collateral) that contain provisions similar to those set forth in Section 4.10 on a pro rata basis the maximum prin- cipal amount (or accreted value, if applicable) of Notes, such other First Lien Obligations and such Senior Indebted- ness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, in- curred in connection therewith) that may be purchased, prepaid or redeemed with an amount equal to the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to but not including the date of purchase, subject to the right of Holders of Notes on a rele- vant record date to receive interest due on an Interest Payment Date occurring on or prior to the purchase date, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds at any time prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Proceeds. If an amount equal to the Excess Proceeds exceeds the amount paid in connection with the consummation of an Asset Sale Offer (any such excess amount, “ Retained Declined Proceeds ”), the Company may use those Retained Declined Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes or the other First Lien Obligations, as applicable, tendered (or required to be prepaid or redeemed in connection with) in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such other First Lien Obligations, as applicable, to be purchased on a pro rata basis, based on the principal amounts tendered or re- quired to be prepaid or redeemed and thereafter the Trustee will select the Notes to be purchased on a pro rata basis (subject to DTC’s applicable procedures with respect to the Global Notes) based on the principal amount tendered (with, in each case, such adjustments as may be deemed appropriate by the Company or the Trustee, as applicable, so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000 or in integral multiples of $1,000 in excess thereof). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. (d) Notwithstanding any other provisions of this Section 4.10, Excess Proceeds shall be calculated (x) net of any additional taxes paid, or estimated by the Company in good faith to be payable, as a result of the repatria- tion of such Excess Proceeds and (y) limited to the extent that the Company determines in good faith that an Asset Sale Offer with respect to such Excess Proceeds would result in material adverse tax consequences or would be pro- hibited or restricted by applicable requirement of law; provided that, (i) the Company shall use commercially rea- sonable efforts to eliminate such tax effects in order to apply such Excess Proceeds as set forth in this covenant and (ii) once the repatriation of any such Excess Proceeds is permitted under the applicable requirement of law and no longer results in material adverse tax consequences, such funds shall be promptly applied in accordance with this Section 4.10. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities -78-

laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will com- ply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance. Section 4.11 Transactions with Affiliates . (a) Parent and the Company will not, and will not permit any of their Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any prop- erty or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, ad- vance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction ”) in- volving aggregate payments or consideration in excess of $35.0 million, unless: (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Parent, the Company or the relevant Restricted Subsidiary than those that would have been ob- tained in a comparable transaction at the time of such transaction or the execution of the agreement provid- ing for such transaction by Parent, the Company or such Restricted Subsidiary with an unrelated Person; and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involv- ing aggregate consideration in excess of $75.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company. Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this Section 4.11(a) if such Affiliate Transaction is approved by a majority of the Disinterested Directors of the Company, if any. (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof: (1) any reasonable or customary employment agreement, consulting agreement, severance agreement, employee benefit plan, compensation arrangement, officer or director indemnification agree- ment or any similar arrangement entered into by, or policy of, Parent, the Company or any of their Re- stricted Subsidiaries and payments pursuant thereto; (2) (i) transactions between or among Parent, the Company and/or their Restricted Subsidiar- ies (or entity that becomes a Restricted Subsidiary as a result of such transaction) or between or among Re- stricted Subsidiaries, (ii) any customary transaction with a Securitization Entity effected as part of a Quali- fied Securitization Transaction, including in respect of Standard Securitization Undertakings, any disposi- tion of Securitization Assets or related assets in connection with any Qualified Securitization Transaction and any repurchase of Securitization Assets pursuant to a Securitization Repurchase Obligation and (iii) for the avoidance of doubt, any customary transaction between or among Parent, the Company and/or its Re- stricted Subsidiaries effected as part of a Qualified Receivables Facility, including in respect of Standard Receivables Undertakings, and any repurchase of Receivables Assets pursuant to a Receivables Repurchase Obligation; (3) transactions with a Person (other than an Unrestricted Subsidiary of Parent or the Com- pany) that is an Affiliate of Parent or the Company solely because Parent or the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; (4) payment of compensation, fees and reimbursements of expenses to (pursuant to indem- nity arrangements (including under customary insurance policies) or otherwise), and employee benefit and pension expenses provided on behalf of, officers, directors, employees or consultants of Parent, the Com- pany or any of their Restricted Subsidiaries; (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company to Affiliates of the Company; -79-

(6) (i) Restricted Payments that do not violate Section 4.07 hereof and (ii) Permitted Invest- ments; (7) sales of Equity Interests of the Company or any direct or indirect parent of the Company to Affiliates of Parent, the Company or their Restricted Subsidiaries not otherwise prohibited by this Inden- ture and the granting of registration and other customary rights in connection therewith; (8) transactions with an Affiliate where the only consideration paid is Qualifying Equity In- terests of the Company or any direct or indirect parent of the Company; (9) transactions in which Parent, the Company or any of their Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transac- tion (i) is fair to Parent, the Company or such Restricted Subsidiary from a financial point of view or (ii) meets the requirements of Section 4.11(a)(1) hereof; (10) payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business; (11) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby; (12) payments to, or the receipt of payments from, and entry into and the consummation of transactions with, joint ventures entered into in the ordinary course of business; (13) any contributions to the common equity capital of Parent or the Company or their Re- stricted Subsidiaries; (14) pledges of Equity Interests of Unrestricted Subsidiaries; (15) the issuances of securities or other payments, awards or grants in cash, securities or other- wise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Parent, the Company or of a Re- stricted Subsidiary of the Company or Parent, as appropriate, in good faith; (16) transactions with customers, clients, lessors, landlords, suppliers, contractors, or purchas- ers or sellers of goods or services that are Affiliates, in each case, in the ordinary course of business or con- sistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to Par- ent, the Company and their Restricted Subsidiaries, in the reasonable determination of the Board of Direc- tors of the Company, or are on no less favorable terms than those that could reasonably have been obtained at such time from an unaffiliated party; (17) transactions between Parent, the Company and any of their Restricted Subsidiaries and any Person a director of which is also a director of the Company or Parent; provided , however , that such director abstains from voting as a director of the Company or Parent, as the case may be, on any matter in- volving such other Person; and (18) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Com- pany’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Af- filiates. -80-

Section 4.12 Liens . (a) The Company and Parent will not, and will not permit any of their Restricted Subsidiaries that are Guarantors, to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permit- ted Liens) securing Indebtedness of Parent, the Company or their Restricted Subsidiaries that are Guarantors, if any, on any property or assets now owned or hereafter acquired or any interest therein or any income or profits there- from, unless in each case: (1) in the case of Liens on any Collateral, (i) such Lien expressly has Junior Lien Priority on the Collateral relative to the Notes and the Guarantees or (ii) such Lien is a Permitted Lien; or (2) in the case of any Lien on any asset or property that is not Collateral, (i) the Notes (or a Guarantee in the case of Liens of a Guarantor) are equally and ratably secured, with (or on a senior basis to, in the case such Lien secures any Subordinated Indebtedness) the obligations secured by such Lien until such time as such obligations are no longer secured by a Lien or (ii) such Lien is a Permitted Lien. (b) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “ Increased Amount ” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of orig- inal issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premi- ums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness out- standing solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property se- curing Indebtedness. Section 4.13 Corporate Existence . Subject to Article 5 hereof, Parent and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect: (1) its corporate existence, and the corporate, partnership or other existence of each of Par- ent’s Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent, the Company or any such Restricted Subsidiary; and (2) the rights (charter and statutory), licenses and franchises of the Company, Parent and its Subsidiaries; provided , however , that Parent and the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of Parent’s or the Com- pany’s Restricted Subsidiaries, if Parent or the Company, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, the Company and their Restricted Subsidiaries, taken as a whole. Section 4.14 Offer to Repurchase Upon Change of Control . (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any portion (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in ex- cess thereof) of that Holder’s Notes pursuant to an offer (a “ Change of Control Offer ”) on the terms set forth in this Indenture; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000). In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggre- gate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (such payment the “ Change of Control Payment ”, and such date of purchase, the “ Change of Con- trol Payment Date ”), subject to the rights of Holders of Notes on a relevant record date to receive interest due on an Interest Payment Date occurring on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, except to the extent the Company has delivered notice to the Trustee of its intention to redeem -81-

Notes pursuant to Section 3.07 hereof, the Company will mail (or with respect to Global Notes to the extent permit- ted or required by DTC’s applicable procedures or regulations, send electronically) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment; (2) the purchase price and the Change of Control Payment Date, which shall be no earlier than 15 days and no later than 60 days from the date such notice is mailed or sent, pursuant to the proce- dures required by this Indenture; (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” at- tached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address speci- fied in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other se- curities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance. (b) On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in re- spect of all Notes or portions of Notes properly tendered; and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being pur- chased by the Company. The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book en- try) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if -82-

any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (c) Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and pur- chases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemp- tion has been given to the Trustee pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. (d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, or conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. Section 4.15 Further Assurances . The Company and the Guarantors shall execute any and all further documents, financing statements, agree- ments and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents (including, without limitation, the notarization of the Spanish Law Security Documents, the delivery of notifications to counterparties and the registra- tion in any applicable public registry). In addition, from time to time, the Company will reasonably promptly secure the obligations under this Indenture, the notes and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests in and liens on the Collateral. Such security interests and liens will be created under the Security Documents and other security agreements, mortgages and other instruments and docu- ments in form and substance reasonably satisfactory to the Trustee. Section 4.16 Future Guarantees . (a) If, after the Issue Date, (i) any Wholly-Owned Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary, but excluding any Excluded Subsidiary) that is not then the Company or a Guarantor guarantees or incurs any other Indebtedness under either of the Senior Credit Agree- ments or guarantees or incurs any capital markets Indebtedness of Parent, the Company or any of its Restricted Sub- sidiaries with an aggregate principal amount in excess of $400.0 million (“ Capital Markets Debt ”) or (ii) the Com- pany otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Company shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture to this Inden- ture (in substantially the form of Exhibit F hereto) pursuant to which such Restricted Subsidiary shall become a Guarantor under this Indenture and shall provide a Note Guarantee by such Restricted Subsidiary on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors and execute and deliver to the Trustee joinders to the Security Documents or new Security Documents together with any other filings and agreements required by the Security Documents to create or perfect the security interests for the benefit of the hold- ers of the Notes in the Collateral of such Restricted Subsidiary; provided that, in the case of clause (a), such supple- mental indenture, joinders to the Security Documents or new Security Documents together with any other such fil- ings and agreements shall be executed and delivered to the Trustee within 20 Business Days following the date that such Indebtedness under the applicable Senior Credit Agreement or such Capital Markets Debt has been guaranteed or incurred by such Restricted Subsidiary. (b) Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Sub- sidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affect- ing the rights of creditors generally. (c) Each Note Guarantee shall be released upon the terms and in accordance with the provisions of Article 10. -83-

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries . (a) The Board of Directors of the Company may designate any Restricted Subsidiary of Parent (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. If such Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Invest- ments in such Restricted Subsidiary by Parent and its Restricted Subsidiaries will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of “Permitted Investments,” as determined by the Com- pany. That designation will only be permitted if the Investment would be permitted at that time and if such Re- stricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. (b) Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursu- ant to Section 4.09 hereof, the Company will be in default of Section 4.09 hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted by Section 4.09 hereof, calculated on a pro forma basis as if such designation had oc- curred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in exist- ence following such designation. Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be evidenced to the Trustee by delivery to the Trustee of an Officer’s Certificate certifying that such designation com- plied with the preceding conditions and was permitted by Section 4.09 hereof. Section 4.18 Maintenance of Collateral . Parent shall, and shall cause each of the Restricted Subsidiaries to, (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business); (ii) from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto nec- essary in order that the business carried on in connection therewith may be properly conducted at all times and (iii) keep its insurable property insured at all times by financially sound and reputable insurers. Section 4.19 Changes in Covenants When Notes Rated Investment Grade . (a) If on any date following the Issue Date: (1) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent in- vestment grade credit rating from any other “nationally recognized statistical rating organization” regis- tered under Section 15E of the Exchange Act selected by the Company as a replacement agency); and (2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and continuing at all times thereafter and subject to the provisions of Section 4.19(c), Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(4) hereof (collectively, the “ Suspended Covenants ”) will be sus- pended. (b) During any period that the Suspended Covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17 hereof un- less the Company’s Board of Directors would have been able, under the terms of this Indenture, to designate such -84-

Subsidiaries as Unrestricted Subsidiaries if the Suspended Covenants were not suspended. Notwithstanding that the Suspended Covenants may be reinstated, the failure to comply with the Suspended Covenants during the Suspension Period (including any action taken or omitted to be taken with respect thereto) will not give rise to a Default or Event of Default under this Indenture. (c) Notwithstanding the foregoing, if the rating assigned to the Notes by either such rating agency subsequently declines to below Baa3 or BBB-, respectively, the Suspended Covenants will be reinstituted as of and from the date of such rating decline (any such date, a “ Reversion Date ”). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “ Suspension Period .” All Indebtedness incurred (including Acquired Debt) and Disqualified Stock or preferred stock issued during the Suspension Period will be deemed to have been incurred or issued in reliance on the exception provided by clause (2) of Sec- tion 4.09(b). Calculations under the reinstated Section 4.07 will be made as if Section 4.07 had been in effect prior to but not during the Suspension Period. For purposes of determining compliance with Section 4.10 hereof, the Ex- cess Proceeds from all Asset Sales not applied in accordance with Section 4.10 hereof will be deemed to be reset to zero after the Reversion Date. In addition, for purposes of Section 4.11 hereof, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reversion Date will be deemed to have been entered pursuant to Section 4.11(b)(11), and for purposes of Section 4.08 hereof, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.08(b)(1) hereof. (d) Notwithstanding anything herein to the contrary, Parent, the Company and their Restricted Subsid- iaries may honor, comply with or otherwise perform any contractual commitments to take actions following a Re- version Date without causing a Default or Event of Default; provided that such contractual commitments were en- tered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants. (e) The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying it of the be- ginning of any Suspension Period or any Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Period or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holders of Notes upon request. Section 4.20 After Acquired Property . From and after the Issue Date, and subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Property), if the Company or any Guarantor creates any addi- tional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obliga- tions or ABL Obligations, it shall concurrently grant (i) a first priority perfected security interest (subject to Permit- ted Liens and the terms of the Intercreditor Agreements) upon any such Fixed Asset Priority Collateral and (ii) a second priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such ABL Priority Collateral, as security for the Notes Obligations. Notwithstanding the foregoing, the Company or such Guarantor shall execute and deliver such Mortgages, title insurance policies, financing statements, opinions of counsel and such other instruments as required under the Term Loan Credit Agreement as shall be rea- sonably necessary to vest in the Collateral Agent a first-priority perfected security interest (subject to Permitted Liens) in such Fixed Asset Priority Collateral that constitutes Mortgaged Property and compliance with such re- quirements under the Term Loan Credit Agreement shall satisfy the requirements of this Section 4.20. Section 4.21 Post-Closing Covenant (a) With respect to each Material Real Property that is located in the United States and is owned by the Company or a Guarantor on the Issue Date or acquired by the Company or a Guarantor after the Issue Date, within 150 days of the Issue Date (or such later date as the Collateral Agent may agree in its sole discretion) or, with respect to such real property acquired by the Company or a Guarantor after the Issue Date, within 90 days of the date of acquisition, (or, prior to the discharge of the First Lien Obligations that are Term Loan Obligations, such later date as the Term Loan Collateral Agent may have agreed to under the Term Loan Credit Agreement and after the discharge of the First Lien Obligations that are Term Loan Obligations, such later date as the Collateral Agent may agree) (in each case, prior to the discharge of the First Lien Obligations that are Term Loan Obligations, solely to the extent, and -85-

substantially in the form, delivered to the Term Loan Collateral Agent, but no greater scope), the Company or the applicable Guarantor shall deliver or cause to be delivered to the Collateral Agent, the following, in each case in form and substance reasonably satisfactory to the Collateral Agent: (i) counterparts of each Mortgage to be entered into with respect to each such Material Real Property, duly executed and delivered by the record owner of such real property and suitable for recording in all recording offices that the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof; (ii) with respect to the Mortgage encumbering each such Material Real Property, opinions of local counsel regarding the due authorization, execution and delivery, the enforceability, and perfection of the Mortgages and such other matters customarily covered in real estate mortgage counsel opinions as the Collateral Agent may reasonably request, if and to the extent, and in such form, as local counsel customarily provides such opinions as to such other matters; (iii) a policy or policies or marked up unconditional binder of title insurance, paid for by the Company, in the amount of the Fair Market Value of the respective real property, issued by a nationally recognized title insurance company (“ Title Insurer ”) insuring the Lien of each mortgage as a valid Lien on the real property described therein, free of any other Liens except Permitted Liens, together with such cus- tomary endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable real property is located (provided, however, that in lieu of a zoning endorsement, the Collateral Agent shall accept a zoning report from a nationally recognized zoning report provider); (iv) a survey of each Material Real Property (including all improvements, easements and other customary matters thereon reasonably required by the Collateral Agent), as applicable, for which all neces- sary fees (where applicable) have been paid, which (A) complies in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Map- ping as such requirements are in effect on the date of preparation of such survey and (B) is sufficient for such Title Insurer to remove all standard survey exceptions from the title insurance policy relating to such real property or otherwise reasonably acceptable to the Collateral Agent; provided, however, that so long as the Title Insurer shall accept the same to eliminate the standard survey exceptions from such policy or policies and to issue a “same as survey” endorsement, in lieu of a new or revised survey, Company may provide a “no material change” affidavit with respect to any prior survey for the respective real property (which prior survey otherwise substantially complies with the foregoing survey requirements); and (v) such other documents as the Collateral Agent may reasonably request that are available to the Company without material expense with respect to any such Mortgage or Material Real Property. (b) With respect to any Material Real Property that is located in England or Wales and is owned by the Company or a Guarantor on the Issue Date or acquired by the Company or a Guarantor after the Issue Date, within 60 days of the Issue Date (or such later date as the Collateral Agent may agree in its sole discretion) or, with respect to such real property acquired by the Company or a Guarantor after the Issue Date, within 20 days of the date of acquisition, (or, prior to the discharge of the First Lien Obligations that are Term Loan Obligations, such later date as the Term Loan Collateral Agent may have agreed to under the Term Loan Credit Agreement and after the discharge of the First Lien Obligations that are Term Loan Obligations, such later date as the Collateral Agent may agree) (in each case, prior to the discharge of the First Lien Obligations that are Term Loan Obligations, solely to the extent, and substantially in the form, delivered to the Term Loan Collateral Agent, but no greater scope), the Company or the applicable Guarantor shall deliver or cause to be delivered to the Collateral Agent, the following, in each case in form and substance reasonably satisfactory to the Collateral Agent: (i) all title documents relating to the relevant owner’s interests in the real property or a solic- itor’s undertaking from a firm of solicitors regulated by the Law Society of England and Wales and approved for this purpose by the Collateral Agent to hold the same to the order of the Collateral Agent (an “ Acceptable Undertaking ”); -86-

(ii) in respect of unregistered land, a clear Land Charges Registry search against the relevant owner or, in the case of registered land, Land Registry official priority searches in favor of the Collateral Agent, against all registered titles comprising the relevant owner's interests in each real property showing no adverse entries and giving not less than 20 Business Days' priority (in the case of registered land) and 10 days’ priority (in the case of unregistered land) beyond the Issue Date or the date of the acquisition of the real property (as applicable); (iii) an Acceptable Undertaking from the relevant owner’s solicitors to submit to the Land Reg- istry all necessary Land Registry application forms in relation to the transfer of each real property to the Company and the charging of each real property in favor of the Collateral Agent (including a form to note the obligation to make further advances and a form to register the restriction contained in the Mortgage) within the applicable priority period, duly completed and accompanied by payment of the applicable Land Registry fees; (iv) counterparts of each Mortgage to be entered into with respect to each such Material Real Property duly executed and delivered by the owner of such Material Real Property and suitable for recording, registering or filing in all filing, registration or recording offices that the Collateral Agent may reasonably deem necessary or desirable (and as provided for in the Acceptable Undertaking) in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of filing, registration or recordation thereof; (v) with respect to the Mortgage encumbering each such real property, opinions of local coun- sel regarding the due authorization, execution and delivery, the enforceability, and perfection of the Mort- gages and such other matters customarily covered in real estate mortgage counsel opinions as the Collateral Agent may reasonably request, if and to the extent, and in such form, as local counsel customarily provides such opinions as to such other matters, and (vi) such other documents as the Collateral Agent may reasonably request that are available to the Company without material expense with respect to any such Mortgage or Material Real Property. (c) Within 120 days of the Issue Date (or such longer period as may be agreed by the Collateral Agent in its sole discretion or the Term Loan Collateral Agent under the Term Loan Credit Agreement; provided that such period shall automatically be extended so long as the Company has used and continues to use commercially reasonable efforts to comply with the provisions of this clause (c)), deliver customary insurance certificates with respect to lia- bility insurance and insurance policies maintained by the Company and Guarantors covering their properties and busi- ness against loss or damage, with endorsements (where customary and applicable), which name the Collateral Agent as an additional insured thereunder and, in the case of each casualty insurance policy, where applicable, contain either a loss payable clause or a customary endorsement naming the Collateral Agent as loss payee thereunder. (d) Within 150 days of the Issue Date (or such longer period as may be agreed by the Collateral Agent in its sole discretion; provided that such period shall automatically be extended so long as the Company has used and continues to use its reasonable best efforts to comply with the provisions of this clause (d)) the Company shall cause each Wholly-Owned Restricted Subsidiary of Parent (excluding any Excluded Subsidiary) that is incorporated under the laws of Mexico and that is not then a Guarantor and that has guaranteed any Indebtedness under either of the Senior Credit Agreements to execute and deliver to the Trustee a supplemental indenture to this Indenture (in substan- tially the form of Exhibit F hereto) pursuant to which such Restricted Subsidiary shall become a Guarantor under this Indenture and shall provide a Note Guarantee by such Restricted Subsidiary on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors. (e) With respect to Collateral located in Mexico, within 150 days of the Issue Date (or such longer period as may be agreed by (x) the Collateral Agent in its sole discretion or (y) the Term Loan Collateral Agent under the Term Loan Credit Agreement; provided that such period shall automatically be extended so long as the Company has used and continues to use its reasonable best efforts to comply with the provisions of this clause (e)), the Company or the applicable Guarantor shall deliver or cause to be delivered to the Collateral Agent the following, in each case in form and substance reasonably satisfactory to the Collateral Agent: -87-

(i) each amendment agreement in respect of (A) the first-priority pledge agreements currently in effect in respect of certain Equity Interests issued by the Guarantors organized under the laws of Mexico currently held by the majority members of the Company or any Guarantor under the Security Documents, (B) the first- priority non-possessory pledge agreement currently in effect over certain assets, such as equipment and fixed assets and any Intellectual Property rights (other than Excluded Property) owned by each Guarantor orga- nized under the laws of Mexico, (C) the second-priority non-possessory pledge agreement currently in effect over certain assets, such as inventory and accounts receivables (other than Excluded Property) owned by each Guarantor organized under the laws of Mexico, (D) the first-priority non-possessory pledge agreement currently in effect over certain assets, such as equipment and fixed assets to the extent located in Mexico and owned by any of the foreign Guarantors (temporarily imported into Mexico under the maquila program) (other than Excluded Property), (E) the second-priority non-possessory pledge agreement currently in effect over certain assets, such as inventory to the extent located in Mexico and owned by any of the foreign Guar- antors (temporarily imported into Mexico under the maquila program) (other than Excluded Property), and (F) the assets owned by any Guarantor to the extent located in Mexico, in each case with the priority set forth in the Intercreditor Agreements and duly executed by the record owners of the corresponding Collateral and, with respect to the pledge agreements referred in clause (A) above, the issuers of the Equity Interest and suitable for recording in the applicable recording offices or, if applicable, corporate books of the issuers of the Equity Interests in order to create a valid, perfected and enforceable Lien on such Collateral subject to no other Liens except Permitted Liens, at the time of recordation thereof; (ii) copy of a special irrevocable power-of-attorney for lawsuits and collections ( poder irrevocable para pleitos y cobranzas ) granted by each of the Mexican Guarantors to the Process Agent in form and substance acceptable to Mexican counsel to the Administrative Agent and, which copy shall be formalized and certified by a notary public in Mexico in the case of the Mexican Loan Parties; (iii) with respect to each of the pledge agreements referred to in clause (i) above, an opinion of the Mexican special counsel to the Guarantors organized under the laws of Mexico regarding the due authorization, exe- cution, the enforceability, and perfection of the pledges created thereby and such other matters customarily covered in such opinions as the Collateral Agent may reasonably request; and (iv) all documents, instruments, certificates, power of attorneys, proof of registration and other deliverables as may be contemplated in the pledge agreements referred to in clause (i) above within the time frames set forth therein. (f) Within 150 days of the Issue Date (or such later date as the Collateral Agent may agree in its sole discretion; provided that such period shall automatically be extended so long as the Company has used and continues to use its reasonable best efforts to comply with the provisions of this clause (f)), the Company shall cause each Wholly-Owned Restricted Subsidiary of Parent (excluding any Excluded Subsidiary) that is incorporated under the laws of Spain and that is not then a Guarantor and that has guaranteed any Indebtedness under either of the Senior Credit Agreements (and each other relevant Guarantor that owns Equity Interests of a person incorporated or organized under the laws of Spain) to satisfy Sections 4.15 and 4.16 and also perform all the necessary actions in order to create the Spanish Law Security Documents (including formalization as Spanish Public Documents, carrying out the relevant pledge registrations in the corporate documents and delivery of the relevant notifications to the counterparts). (g) Within 150 days of the Issue Date (or such later date as the Collateral Agent may agree in its sole discretion; provided that such period shall automatically be extended so long as the Company has used and continues to use its reasonable best efforts to comply with the provisions of this clause (g)), the Company shall cause the delivery of customary capacity legal opinions of special local counsel with respect to the Spanish Guarantors. (h) Within 150 days of the Issue Date (or such later date as the Collateral Agent may agree in its sole discretion; provided that such period shall automatically be extended so long as the Company has used and continues to use its reasonable best efforts to comply with the provisions of this clause (h)), the Company shall cause the for- malization as a Spanish Public Document of each of the applicable Supplemental Indenture executed by the Spanish Guarantors and the joinders to the ABL Intercreditor Agreement and the Equal Priority Intercreditor Agreement, all executed on the same date by the Spanish Guarantors (including as schedules to such Spanish Public Documents, as -88-

applicable, a copy of the each of this Indenture, the Notation of Guarantee, the ABL Intercreditor Agreement and the Equal Priority Intercreditor Agreement). (i) Within 60 days (and 15 days solely in the case of clause (a)) after the Issue Date (or on such later date as may be agreed by the Collateral Agent in its sole discretion), the Company shall have provided to the Collateral Agent, (a) evidence of an application having been made for consent to any Insurer (as defined in the Irish Law De- benture), (b) subject to consent being obtained from any Insurer (as defined in the Irish Law Debenture) pursuant to sub-paragraph (a), evidence of such consent of any Insurer (as defined in the Irish Law Debenture) to the assignment of any Insurance (as defined in the Irish Law Debenture) held by an Irish Guarantor, (c) subject to consent being obtained from any Insurer (as defined in the Irish Law Debenture) pursuant to sub-paragraph (a), the entry by each Irish Guarantor into a supplemental deed to the Irish Law Debenture pursuant to which any Insurance held by an Irish Guarantor is assigned in favour of the Collateral Agent; and (d) subject to consent being obtained from any Insurer (as defined in the Irish Law Debenture) pursuant to sub-paragraph (a), evidence of service of notice of assignment of Insurance to each Insurer (as defined in the Irish Law Debenture) pursuant to the Irish Law Debenture and the supple- mental deed referred to at (c) above. (j) Within 150 days after the Issue Date (or, in each case, on such later date as may be agreed by the Collateral Agent in its sole discretion; provided that such period shall automatically be extended so long as the Com- pany has used and continues to use its reasonable best efforts to comply with the provisions of this clause (j)), each Guarantor incorporated under the laws of Poland (hereinafter, a “Polish Guarantor”) shall provide to the Collateral Agent (or procure that the Collateral Agent receives), (a) duly executed amendment agreements to each Security Document governed by Polish law entered into for the purpose of securing the claims against each Polish Guarantor under the 2026 Secured Notes Indenture, entered into for the purpose of securing the claims against the Polish Guar- antors under this Indenture, in form and substance satisfactory to the Collateral Agent, (b) evidence of filing to the applicable court maintaining the Register of Pledges ( Rejestr Zastawów ) of duly paid and completed applications to register the amendments to the registered pledges contemplated in the documents referred to in sub-paragraph (a) in such Register of Pledges, (c) copies of all notices required or other perfection requirements required by the Collateral Agent to be completed, save for the registration of the amendments to the registered pledges in the Register of Pledges, in relation to the agreements referred to in sub-paragraph (a), (d) duly executed statements of each Polish Guarantor on submission to enforcement in the form of a notarial deed in relation to the claims against each Polish Guarantor under this Indenture, in form and substance satisfactory to the Collateral Agent, (e) copies of certificates of the relevant tax offices confirming that no Polish Guarantor has any outstanding tax liabilities, issued not earlier than on the Issue Date, (f) copies of the certificates of the relevant Social Security Office (Zakład Ubezpiecze ń Społecznych ) confirming that no Polish Guarantor has any outstanding social security contributions, (g) copies of extracts from the Register of Pledges and the Central Register of Treasury Pledges ( Centralny Rejestr Zastawów Skabrowych ) confirming that there are no Polish law registered pledges or treasury pledges over the assets of, and the shares in, each Polish Guarantor, except for any Permitted Liens, issued not earlier than on the Issue Date, (h) a legal opinion of the Polish counsel to the Polish Guarantors addressed to the Initial Purchasers and the Collateral Agent on the capacity of each Polish Guarantor to enter into each agreement and statement referred to in sub-paragraph (a) and (d) to which a Polish Guar- antor is a party, due execution of such documents and other matters customary for such opinion, in form and substance satisfactory to the Initial Purchasers and the Collateral Agent, and (i) a legal opinion of the Polish counsel to the Initial Purchasers on the enforceability of each agreement and statement referred to in sub-paragraphs (a) and (d) and other matters customary for such opinion, addressed to the Initial Purchasers and the Collateral Agent, in form and substance satisfactory to the Initial Purchasers and the Collateral Agent. (k) With respect to each Wholly Owned Restricted Subsidiary of Parent that is contractually restricted from guaranteeing the Notes pursuant to the terms of the Purchase and Sale Agreement, such Subsidiary shall satisfy Sections 4.15 and 4.16 and become a Guarantor of the Notes within 150 days (or such later date as may be agreed by the Collateral Agent in its sole discretion) following the date that the Purchase and Sale Agreement is terminated. (l) Notwithstanding anything to the contrary in this Indenture or any related documents, within 60 days after the Issue Date (or, in each case, on such later date as may be agreed by the Collateral Agent in its sole discretion; provided that such period shall automatically be extended so long as the Company has used and continues to use its reasonable best efforts to comply with the provisions of this clause (l)), the Company shall cause the execution and delivery of (i) a Luxembourg law governed account pledge agreement to be entered into by and between amongst others Adient Global Holdings S.à r.l. as pledgor and the Collateral Agent over the bank account opened in the name -89-

of such pledgor with ING Luxembourg S.A., (ii) a Luxembourg law governed account pledge agreement to be entered into by and between amongst others Adient Global Holdings Luxembourg S.à r.l. as pledgor and the Collateral Agent over the bank account opened in the name of such pledgor with ING Luxembourg S.A., (iii) a Luxembourg law governed account pledge agreement to be entered into by and between amongst others Adient Luxembourg Asia Holding S.à r.l. as pledgor and the Collateral Agent over the bank account opened in the name of such pledgor with ING Luxembourg S.A., and (iv) a Luxembourg law governed account pledge agreement to be entered into by and between amongst others Adient Luxembourg Poland Holding S.à r.l. as pledgor and the Collateral Agent over the bank account opened in the name of such pledgor with ING Luxembourg S.A., together with (x) all related notices of account pledges to be issued by the Luxembourg Guarantors to ING Luxembourg S.A., (y) on a best efforts basis for the Luxembourg Guarantors all related notices of acknowledgement to be issued by ING Luxembourg S.A. for per- fection requirements of the above-mentioned account pledge agreements and (z) all appropriate legal opinions to be issued by CM Law as Luxembourg legal counsel of the Luxembourg Guarantors with respect to the capacity of such Luxembourg Guarantors to enter into the above-mentioned account pledge agreements in form and substance similar to the legal opinions to be issued by CM Law as Luxembourg legal counsel of the Luxembourg Guarantors on the Issue Date. ARTICLE 5 SUCCESSORS Section 5.01 Merger, Consolidation or Sale of Assets . (a) Parent will not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not Parent is the surviving corporation), or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless: (1) either: (A) Parent is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States, the District of Columbia, Ireland, England and Wales or Luxembourg (such Person, the “ Surviving Entity ”); (2) the Surviving Entity (if other than Parent) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Parent under the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture or other docu- ments or instruments in form satisfactory to the Trustee; (3) immediately after such transaction, no Default or Event of Default exists; (4) Parent or the Surviving Entity (if other than Parent) would, on the date of such transac- tion after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional In- debtedness as Ratio Debt; (5) Parent shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture; (6) to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Security Docu- ments, the Surviving Entity will take such action as may be reasonably necessary to cause such property and -90-

assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and (7) the Collateral owned by or transferred to the Surviving Entity shall: (a) continue to consti- tute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens. This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any Guarantor. Clauses (3) and (4) of this Section 5.01 will not apply to (a) any merger or consolidation of any Restricted Subsidiary with or into the Company or (b) a merger or consolida- tion of Parent with or into an Affiliate for the purpose of reincorporating Parent in another jurisdiction so long as the amount of Indebtedness of Parent and its Restricted Subsidiaries is not increased thereby. (b) The Company will not, directly or indirectly: (x) consolidate or merge with or into another Per- son, (y) sell, convey , transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person or (z) permit any Person to merge with or into the Company, unless: (1) (A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Company and the Notes and such Person is an entity organized or existing under the laws of the United States, any state of the United States or the Dis- trict of Columbia; and (B) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; or (2) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Company or the sale or disposition of all or substantially all the assets of the Company (in each case other than to a Restricted Subsidiary) otherwise permitted by this Indenture. (c) No Guarantor may, directly or indirectly: (x) consolidate with or merge with or into any Person, (y) sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related trans- actions, to any Person or (z) permit any Person to merge with or into the Guarantor, unless: (1) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or be- comes a Guarantor concurrently with the transaction; (2) (A) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or trans- feree Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Notes; and (B) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; or (3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture. Section 5.02 Successor Corporation Substituted . Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that com- plies with the provisions of, Section 5.01 hereof, (a) the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposi- tion is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the -91-

Company herein; and (b) the Company or such predecessor Person, as the case may be, (except in the case of a lease) shall be released from its obligations under this Indenture and the Notes. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default . Each of the following is an “Event of Default ”: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in the payment when due (at maturity, upon redemption, offer to purchase or oth- erwise) of the principal of, or premium, if any, on, the Notes; (3) failure by Parent, the Company or any of their Restricted Subsidiaries for 60 days after notice by the Trustee to the Company or by the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to the Company and the Trustee to comply with any of the agreements in this Indenture (other than a default referred to in clause (1) or (2) of this Section 6.01)); provided that in the case of a failure to comply with Section 4.03, such period of continuance of such de- fault or breach shall be 90 days after written notice described in this clause (3) of Section 6.01 has been given; (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent, the Com- pany or any of their Restricted Subsidiaries (or the payment of which is guaranteed by Parent, the Company or any of their Restricted Subsidiaries) other than Indebtedness owed to Parent, the Company or any of their Restricted Subsidiaries (and excluding in the case of any Permitted Convertible Indebtedness, any event or condition that would permit the holder or beneficiary of such Permitted Convertible Indebtedness to convert such Permitted Convertible Indebtedness into cash, Equity Interests (other than Disqualified Eq- uity Interests) of Parent or a combination thereof, in each case to the extent permitted hereunder), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal of, or premium, if any, on any such In- debtedness that at final Stated Maturity (after giving effect to any applicable grace periods) (a “Payment Default ”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case of clause (a) and (b) above, the principal amount of any such Indebtedness, to- gether with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; (5) failure by Parent, the Company or any of their Restricted Subsidiaries to pay final non- appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million (other than any judgments covered by indemnities or insurance policies issued by creditworthy companies), which judgments are not paid, discharged or stayed, for a period of 60 days, after the applica- ble judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (6) Parent, the Company or any of their Restricted Subsidiaries that is a Significant Subsidi- ary or any group of Restricted Subsidiaries of Parent or the Company that, taken together (as of the latest -92-

audited consolidated financial statements of Parent, the Company and their Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian, liquidator, examiner or receiver of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing its inability to pay its debts as they become due; (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against or in respect of Parent, the Company or any of their Re- stricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Par- ent or the Company that, taken together (as of the latest audited consolidated financial statements of Parent, the Company and their Restricted Subsidiaries), would constitute a Significant Subsidi- ary in an involuntary case; (B) appoints a custodian, liquidator, examiner or receiver of or to Parent, the Com- pany or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Re- stricted Subsidiaries of Parent or the Company that, taken together, would constitute a Significant Subsidiary or for or to or in respect of all or substantially all of the property of Parent, the Com- pany or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Re- stricted Subsidiaries of Parent or the Company that, taken together (as of the latest audited consol- idated financial statements of Parent, the Company and their Restricted Subsidiaries), would con- stitute a Significant Subsidiary; or (C) orders the liquidation or examinership of either of Parent, the Company or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidi- aries of Parent or the Company that, taken together, (as of the latest audited consolidated financial statements of Parent, the Company and their Restricted Subsidiaries) would constitute a Signifi- cant Subsidiary; and (other than in respect of a company incorporated in Ireland or England and Wales) the order or decree remains unstayed and in effect for 60 consecutive days or (in the case of a company incorporated in Ireland or England and Wales) except for a winding up petition which is frivolous or vexatious and which is dis- charged, stayed or dismissed within 14 days; (8) except as permitted by this Indenture, any Note Guarantee of Parent or a Significant Sub- sidiary of Parent is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except as contemplated by the terms hereof), or Parent or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of Parent or such Significant Subsidiary, denies, repudiates or disaffirms its obligations under its Note Guarantee and any such Default continues for 10 days; or (9) any of the Security Documents affecting Collateral with an aggregate Fair Market Value in excess of $75,000,000 shall for any reason not be or shall cease to be in full force and effect or is de- clared to be null and void (other than pursuant to the terms thereof or as a result of the failure of the Collat- eral Agent to maintain control over possessory collateral actually received by it), any Lien in favor of the Collateral Agent in any Collateral (other than Collateral with an aggregate Fair Market Value not in excess -93-

of $75,000,000) purported to be covered by any of the Security Documents shall be invalid or not perfected except as expressly permitted by the terms hereof or thereof (other than the failure of the Collateral Agent to maintain control over possessory collateral actually received by it), any lien subordination provision in respect of material Collateral shall be determined to be invalid or the Company or any Note Guarantor ter- minates or repudiates in writing or rescinds any Security Document executed by it or any of its obligations thereunder. A Default under clause (4) or (5) of this Section 6.01 will not constitute an Event of Default until the Trus- tee or the Holders of 30% in principal amount of the outstanding Notes notify the Company (with a copy to the Trustee if given by the Holders of the Notes) of the Default. Section 6.02 Acceleration . In the case of an Event of Default specified in clause (6) or (7) of Section 6.01 hereof, with respect to Par- ent, the Company, any Restricted Subsidiary of Parent or the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all out- standing principal of the Notes and any accrued but unpaid interest thereon will become due and payable immedi- ately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by notice to the Company (with a copy to the Trustee if given by Holders of Notes) may declare all outstanding principal of the Notes and any ac- crued but unpaid interest thereon to be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind such an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except nonpayment of principal of, premium on, if any, or interest on, the Notes that has become due solely because of the acceleration) and if all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disburse- ments and advances of the Trustee, its agents and counsel have been paid. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(4) hereof (excluding any re- sulting payment default under this Indenture or the Notes), the declaration of acceleration of the Notes shall be auto- matically annulled if the holders of all Indebtedness described in Section 6.01(4) hereof have rescinded the declara- tion of acceleration in respect of such Indebtedness within 30 days of the date of such declaration of acceleration of the Notes, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all amounts owing to the Trustee have been paid. Section 6.03 Other Remedies . If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acqui- escence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.04 Waiver of Past Defaults . The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its -94-

consequences hereunder, except a continuing Event of Default specified in clause (1) or (2) of Section 6.01 hereof; provided , however , that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such accelera- tion. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. If a Default is deemed to occur solely as a consequence of the existence of another Default (the “Initial De- fault ”), then, at the time such Initial Default is cured, the Default that resulted solely because of that Initial Default will also be cured without any further action. Section 6.05 Control by Majority . Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent, as applicable, may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Hold- ers of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any action or forbearance is unduly prejudicial to such Holders) or that may involve the Trustee or the Collateral Agent, as applicable, in personal liability; provided however , that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Section 6.06 Limitation on Suits . Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture, the Notes or any Note Guarantee unless: (1) such Holder has previously given the Trustee written notice that an Event of Default has occurred and is continuing; (2) Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee or the Collateral Agent, as applicable, to pursue the remedy; (3) such Holder or Holders offer and, if requested, provide to the Trustee or the Collateral Agent, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, against any loss, liability or expense; (4) the Trustee or the Collateral Agent, as applicable, does not comply with such request within 60 days after receipt of the notice, request and the offer of security or indemnity; and (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee or the Collateral Agent, as applicable, a direction incon- sistent with such request. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to ob- tain a preference or priority over another Holder of a Note. Section 6.07 Rights of Holders of Notes to Receive Payment . Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on, the Note, on or after the respective due dates expressed or pro- vided for in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. -95-

Section 6.08 Collection Suit by Trustee . If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is au- thorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guaran- tor for the whole amount of principal of, premium on, if any, and interest remaining unpaid on, the Notes and inter- est on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Section 6.09 Restoration of Rights and Remedies . If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Inden- ture and such proceeding has been determined or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Company, any Guarantor, the Trustee and the Holders shall be restored severally and respec- tively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 6.10 Trustee May File Proofs of Claim . The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, ex- penses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its credi- tors or its property and shall be entitled and empowered to collect, receive and distribute any money or other prop- erty payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby author- ized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable com- pensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, dis- bursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Sec- tion 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or examinership or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to author- ize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, ar- rangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.11 Priorities . If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following or- der, subject to the Intercreditor Agreements: First: to the the Trustee, the Collateral Agent, their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection; Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and Third: to the Company or to such party as a court of competent jurisdiction shall direct. -96-

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11. Section 6.12 Undertaking for Costs . In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trus- tee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party liti- gant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes. ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee . (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent per- son would exercise or use under the circumstances in the conduct of such person’s own affairs. Other than with re- spect to an Event of Default in the payment when due of interest or an Event of Default in the payment when due of principal of or premium, the Trustee shall not be deemed to have knowledge of Events of Default unless a Responsi- ble Officer has actual knowledge or receives written notice of such Event of Default in accordance with Section 13.02 and such notice references the Notes and this Indenture. If an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of the rights and powers under this Indenture at the request or direction of any Holders of Notes, unless such Holders shall have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense, and then only to the extent required by the terms of this Indenture. (b) Except during the continuance of an Event of Default: (1) the duties of the Trustee will be determined solely by the express provisions of this In- denture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (however the Trustee shall have no obligation to verify the mathematical calculations contained therein). (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Respon- sible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof. (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01. -97-

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holder has offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds ex- cept to the extent required by law. The Trustee shall have no obligation to invest funds received by it pursuant to this Indenture. (g) The Trustee shall not be liable for any error in judgment exercised in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture. Section 7.02 Rights of Trustee . (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not inves- tigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opin- ion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reli- ance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in re- spect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (c) The Trustee may act through its attorneys and agents and shall not be responsible for the miscon- duct or negligence of any agent appointed with due care, and may in all cases pay reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. (e) The Trustee may act on advice or opinion of counsel and shall not be responsible for any loss or damage resulting from any action or non-action by it taken or omitted to be taken in good faith and in reliance on such advice or opinion of counsel. (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasona- ble indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. (h) The Trustee shall not be required to give any note, bond or surety in respect of the trusts and pow- ers under this Indenture. (i) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in such certificate previously delivered and not superseded. (j) Except with respect to receipt of payments of principal and interest on the Notes payable by the Company pursuant to Section 4.01 hereof and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to Section 4.04 hereof, the Trustee shall have no duty to monitor the Company’s -98-

or the Guarantors’ compliance with or the breach of any representation, warranty or covenant made in this Inden- ture. (k) Delivery of reports, information and documents to the Trustee described in Section 4.03 hereof is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any in- formation contained therein or determinable from information contained therein, including the Company’s or the Guarantors’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to en- sure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. (l) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of the Notes, each representing less than a majority in aggregate principal amount of the Notes outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and the Trustee may, in its sole discretion, take other actions. (m) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (n) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Re- sponsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corpo- rate Trust Office of the Trustee, and such notice references the Notes and this Indenture. (o) The rights, privileges, protections, immunities and benefits given to the Trustee, including, with- out limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its ca- pacities hereunder, including, without limitation, in its capacity as Collateral Agent, and each agent, custodian and other Person employed to act hereunder, including the Collateral Agent. (p) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or the Private Placement Legend or under applicable law with respect to any transfer of any interest in any Note (including any transfers be- tween or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compli- ance as to form with the express requirements hereof. (q) The permissive rights of the Trustee shall not be construed as a duty. Section 7.03 Individual Rights of Trustee . The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may oth- erwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in the TIA it must elimi- nate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof. Section 7.04 Trustee’s Disclaimer . The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connec- tion with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. -99-

Section 7.05 Notice of Defaults . If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee obtains knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Section 7.06 [Reserved] . Section 7.07 Compensation and Indemnity . (a) The Company will pay to the Trustee from time to time such compensation as is agreed to from time to time in writing by the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, ad- vances and expenses incurred or made by it in addition to the compensation for its services except for any such dis- bursements, advance or expense as shall have been caused by the Trustee’s negligence or willful misconduct. Such expenses will include the reasonable out -of-pocket compensation, disbursements and expenses of the Trustee’s agents and counsel (as well as any notarial fees relating to the granting of any Spanish Public Document and regis- tration fees, if any). (b) The Company and the Guarantors will indemnify on a joint and several basis the Trustee (includ- ing its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it aris- ing out of or in connection with the acceptance or administration of its duties under this Indenture, including the rea- sonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Sec- tion 7.07 and notarial fees relating to any Spanish Public Document, court clerk fees ( procurador ) (even if their in- tervention is not mandatory), court costs and any sworn translation costs and together with any applicable VAT) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have one separate counsel and the Company will pay the reasonable out-of-pocket fees and expenses of such coun- sel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satis- faction and discharge of this Indenture and the resignation or removal of the Trustee. (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trus- tee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. (e) Without prejudice to any other rights available to the Trustee under applicable law, when the Trus- tee incurs expenses or renders services after an Event of Default specified in clauses (6) and (7) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. Section 7.08 Replacement of Trustee . (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become ef- fective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. -100-

(b) The Trustee may resign at any time upon 30 days’ prior written notice to the Company and be dis- charged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate princi- pal amount of the then outstanding Notes may remove the Trustee upon 30 days written notice to the Trustee and the Company. The Company may remove the Trustee if: (1) the Trustee fails to comply with Section 7.10 hereof; (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (3) a custodian or public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting. (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trus- tee to replace the successor Trustee appointed by the Company. (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the re- moval of the Trustee and the appointment of a successor Trustee. (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the suc- cessor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s and the Guarantors’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee. Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. Section 7.10 Eligibility; Disqualification . There will at all times be a Trustee hereunder that is a corporation or national banking association orga- nized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent pub- lished annual report of condition. Section 7.11 Security Documents; Intercreditor Agreements . By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Collateral Agent, as the case may be, to execute and deliver Intercreditor Agreements (including joinder agreements thereto) and any other Security Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, includ- ing any Security Documents executed after the Issue Date (expressly including appearing before Spanish notaries to -101-

grant or execute any Spanish Public Document or private document related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received (including, but not limited to, amendments or rati- fications of this Indenture, the Notes Guarantees or any other document related thereto, all the above with express fac- ulties of self-contracting ( subcontratación ), sub-empowering ( subdelegación ) or multiple representation ( multirepre- sentación ). It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the suffi- ciency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreements or any other Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Holders shall, if so requested by the Trustee in relation to any eventual enforcement of any Spanish Law Security Document, (i) grant a power of attorney in favor of the Trustee entitling it to grant, perfect, register, novate, enforce and/or cancel the relevant Spanish Law Security Document and (ii) notarize and apostille such power of attor- ney before a notary public in their jurisdiction of incorporation (if the process of notarization and apostille exists within that relevant jurisdiction, if not, to carry out the proper legalization process in order for such power of attorney to be valid in Spain). Section 7.12 Limitation on Duty of Trustee in Respect of Collateral; Indemnification . (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith. (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collat- eral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such ac- tion or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the va- lidity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company, the Guarantors, the ABL Collateral Agent, the Term Loan Collateral Agent, the authorized repre- sentative under any Additional Intercreditor Agreement or any other Term Loan Secured Parties or Additional First Lien Secured Parties. ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance . The Company may at any time, at the option of the Company’s Board of Directors evidenced by resolu- tions set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes (including the Note Guarantees) upon compliance with the conditions set forth below in this Article 8. Section 8.02 Legal Defeasance and Discharge . Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section -102-

8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (includ- ing the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance ”) . For this purpose, Legal Defeasance means that the Company and the Guarantors, if any, will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, and interest, if any, on, such Notes when such payments are due from the trust re- ferred to in Section 8.04 hereof; (2) the Company’s obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02 hereof; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Com- pany’s and the Guarantors’, if any, obligations in connection therewith (including, without limitation, those contained in Article 7 hereof); and (4) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 not- withstanding the prior exercise of their option under Section 8.03 hereof. Notwithstanding anything to the contrary contained herein, the Company’s and the Guarantors’ obligations under Section 7.07 shall survive a Legal Defea- sance. Section 8.03 Covenant Defeasance . Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.16 and 4.17 hereof and clauses (3) and (4) of Section 5.01 hereof with respect to the out- standing Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Cove- nant Defeasance ”), the Note Guarantees will be released pursuant to Section 10.05 hereof and the Notes and Note Guarantees will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or decla- ration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes and the Note Guarantees will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors, if any, may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such cove- nant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (to the extent relating to the covenants that are subject to Covenant Defeasance), (4), (5) and (8) hereof will not constitute Events of Default. Notwith- standing anything to the contrary contained herein, the Company’s and the Guarantors’ obligations under Section 7.07 shall survive a Covenant Defeasance. -103-

Section 8.04 Conditions to Legal or Covenant Defeasance . In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof: (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, (x) cash in U.S. dollars in an amount, (y) non-callable Government Securities, the scheduled pay- ments of principal of and interest thereon which will be in an amount, or (z) a combination thereof in amounts, as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a na- tionally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes to the stated dates for pay- ment of principal thereof and interest accrued thereon to such dates or to the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax pur- poses as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel acceptable to the Trustee confirming that the beneficial owners of the out- standing Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such de- posit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings); (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agree- ments governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound; (6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and (7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defea- sance have been complied with. -104-

The Collateral will be released from the Lien securing the Notes, as provided in Section 12.02 hereof, upon a defeasance in accordance with the provisions described above. Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions . Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the pay- ment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, pre- mium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent re- quired by law. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or as- sessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the prin- cipal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the ac- count of the Holders of the outstanding Notes. Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public account- ants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06 Repayment to the Company . Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Com- pany on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided , however , that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Jour- nal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company. Section 8.07 Reinstatement . If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; pro- vided , however , that, if the Company makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent. -105-

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes . Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guar- antors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, any Note Guaran- tees or the Security Documents: (1) to cure any ambiguity, omission, mistake, defect, error or inconsistency contained in this Indenture, or make such other provisions in regard to matters or questions arising under this Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the holders of the Notes; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; (3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Hold- ers of Notes and Note Guarantees in the case of a merger or consolidation or sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company’s or such Guarantor’s as- sets, as applicable; (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder; (5) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Doc- uments to any provision of the “Description of the Notes” section of the Company’s Offering Memoran- dum; (6) to provide for the issuance of Additional Notes, as determined in good faith by the Com- pany, in accordance with the limitations set forth in this Indenture; (7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes in accordance with the terms of this Indenture; (8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee to provide for the accession by the Trustee to any Notes documentation; (9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect; (10) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the ben- efit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations in respect of the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise; (11) to release Collateral from the Lien of this Indenture and the Security Documents or subordi- nate such Lien when permitted or required by the Security Documents or this Indenture; (12) to add replacement ABL Obligations, Additional First Lien Secured Parties or Permitted Junior Lien Obligations to the Intercreditor Agreements; and -106-

(13) to secure any Additional First Lien Obligations or Permitted Junior Lien Obligations under the Security Documents. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, and upon receipt by the Trustee of the documents described in Section 9.06, 12.04 and 12.05 hereof, the Trustee and/or the Collateral Agent, as applicable, will join with the Company and the Guarantors, if any, in the execution of any amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee or the Col- lateral Agent, as applicable, will not be obligated to enter into such amended or supplemental indenture or amend- ment or supplement of the Notes, any Note Guarantee or any Security Document, that affects its own rights, duties or immunities under this Indenture or otherwise. Section 9.02 With Consent of Holder of Notes . Except as provided below in this Section 9.02, the Company, the Guarantors, the Trustee and/or the Collat- eral Agent, as applicable, may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.14 hereof), the Notes, any Note Guarantee or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes other than the Notes Beneficially Owned by the Company or its Affiliates (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, any Note Guarantee or any Security Document may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes other than the Notes Beneficially Owned by the Company or its Affiliates (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are con- sidered to be “outstanding” for purposes of this Section 9.02. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasona- bly satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, 12.04 and 12.05 hereof, the Trustee and/or the Collateral Agent, as appli- cable, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or security document unless such amended or supplemental indenture or security document directly affects the Trus- tee’s and/or the Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Agent may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or security document. It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company or Guarantors with any provision of this Indenture, the Notes or any Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder): -107-

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, sup- plement or waiver; (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions relating to the dates on which the Notes may be redeemed (other than altering or waiving any of the provisions relating to the dates for the redemption periods set forth in this Indenture to the extent that such alteration or waiver does not adversely affect the Holders of the Notes) or the redemption price thereof with respect to the redemption of the Notes (other than provisions relating to Change of Control and Asset Sales); (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note (other than provisions relating to Change of Control and Asset Sales); (4) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (other than a waiver of a payment default that resulted solely from an acceler- ation not related to such payment default upon the rescission of such acceleration by Holders of at least a majority in aggregate principal amount of the Notes); (5) make any Note payable in anything other than U.S. dollars; (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on, the Notes; (7) make any change in the preceding amendment and waiver provisions; or (8) make any change to, or modify, the ranking of the Notes in respect of right of payment that would adversely affect the Holders of the Notes. In addition, without the consent of the Holders of at least 66 2/3% in principal amount of Notes af- fected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), no amendment, supplement or waiver may modify any Security Document, the Intercreditor Agreements or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing any Guarantor from any of its obligations under its Note Guarantee or this Indenture (except as permitted by the terms of this Indenture) or releasing all or substantially all of the Collateral from the Liens of the Secu- rity Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreements) or change or alter the priority of the security interests in the Collateral. Section 9.03 [Reserved] . Section 9.04 Revocation and Effect of Consents . Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evi- dences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. -108-

Section 9.05 Notation on or Exchange of Notes . The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver. Section 9.06 Trustee to Sign Amendments, etc . The Trustee and/or the Collateral Agent, as applicable, will sign any amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and/or the Collateral Agent, as applicable. The Company may not sign an amended or supplemental inden- ture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, the Trustee and/or the Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opin- ion of Counsel stating that the execution of such amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, is authorized or permitted by this Indenture and to the extent applicable, the Security Documents and that such supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, constitutes the legal, valid and binding obligation of the Company and the Guarantors, subject to customary exceptions. ARTICLE 10 NOTE GUARANTEES Section 10.01 Guarantee . (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trus- tee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of, premium on, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Com- pany to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof (including, without limitation, interest, fees, and expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, liquidation, examinership, reorganization or like case or proceeding under any Bankruptcy Law, relating to the Com- pany or any Guarantor whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed in such case or proceeding and the obligations under Section 7.07); and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, -109-

any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might other- wise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the full- est extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency, liquidation, examinership, or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Guarantor, protest, notice and all demands whatsoever and covenants that this Note Guar- antee will not be discharged except by complete performance of the obligations contained in the Notes and this In- denture. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent thereto- fore discharged, will be reinstated in full force and effect. (d) Each Guarantor agrees that it will not be entitled to exercise any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee. Section 10.02 Limitation on Guarantor Liability . Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer, unfair, improper or fraudulent disposition or preference or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Con- veyance Act, the Uniform Fraudulent Transfer Act or any similar or other federal or state law to the extent applica- ble to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or pay- ments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer, unfair, improper or fraudulent disposition or preference or conveyance. Section 10.03 Execution and Delivery of Note Guarantee . To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a nota- tion of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by the manual or facsimile signature of an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due de- livery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. -110-

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Wholly Owned Restricted Subsidiary after the Issue Date, if required by Section 4.16 hereof, the Company will cause such Wholly Owned Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 10, to the extent applicable. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect a Note Guarantee or any release, termination or discharge thereof. Section 10.04 Guarantors May Consolidate, etc ., on Certain Terms . Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the sur- viving Person) another Person, other than the Company or another Guarantor, unless either: (1) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger uncon- ditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Inden- ture, on the terms set forth therein or herein, pursuant to a supplemental indenture; or (2) such sale, other disposition, consolidation or merger is permitted and the Net Proceeds of such sale or other disposition if any and if required are applied in accordance with, in each case, the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and con- ditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person there- upon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereun- der which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guar- antees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guaran- tees had been issued at the date of the execution hereof. Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor. Section 10.05 Releases . A Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged with- out the consent of Holders of Notes and each Guarantor and its obligations under the Notes Guarantee will be re- leased and discharged upon: (1) the sale, exchange, disposition or other transfer (including through merger or consolida- tion) of (x) the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary of Parent, if after such transaction the Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor if such sale, ex- change, disposition or other transfer is made in compliance with this Indenture and such entity is not a bor- rower under any of the ABL Credit Agreement or the Term Loan Credit Agreement or a guarantor of the obligations of the Company under the ABL Credit Agreement, the Term Loan Credit Agreement, the 2024 Unsecured Notes Indenture, the 2026 Secured Notes Indenture, the 2026 Unsecured Note Indenture or this Indenture (or is contemporaneously released therefrom); -111-

(2) the Company designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of Section 4.07 and Section 4.17 hereof and the definition of “Unrestricted Subsidiary;” (3) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to Section 4.16 hereof, the release or discharge of the guarantee by such Restricted Sub- sidiary of Indebtedness of the Company or the repayment of the Indebtedness, in each case, that resulted in the obligation to guarantee the Notes, except if a release or discharge is by or as a result of payment in con- nection with the enforcement of remedies under such other guarantee or Indebtedness; (4) in the case of any Guarantor that becomes an Excluded Subsidiary, the release or dis- charge of the guarantee by such Restricted Subsidiary of Indebtedness of the Company or the repayment of the Indebtedness, in each case, under the Senior Credit Agreements, the 2026 Secured Notes Indenture, the 2024 Unsecured Notes Indenture or the 2026 Unsecured Notes Indenture, except if a release or discharge is by or as a result of payment in connection with the enforcement of remedies under such other guarantee or Indebtedness; or (5) the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option pursuant to Article 8 hereof or if the Company’s Obligations under this Indenture are discharged in accord- ance with Article 11 hereof. In connection with any release under clause (1) above, upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition does not violate this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guar- antor from its obligations under its Note Guarantee. The Net Proceeds of such sale or other disposition shall be ap- plied, if required, in accordance with the applicable provisions of this Indenture. Any release of a Guarantor under clause (3) or (5) above shall be evidenced to the Trustee by an Officer’s Certificate. Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10. Section 10.06 English Guarantee Limitation . The obligations of each Guarantor incorporated under the laws of England and Wales does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the mean- ing of sections 678 or 679 of the Companies Act 2006. Section 10.07 Polish Guarantee Limitation . The obligations of Polish Guarantor shall be limited to the extent required so that such obligations do not and cannot result in: (a) a payment leading to reduction of the assets ( maj ątek ) required to cover the total nominal capital pursuant to Article 189 paragraph 2 of the Polish Act of 15 September 2000 - Code of Commercial Companies (Jour- nal of Laws of 2019, item 505, as amended) and (b) insolvency as defined by Article 11 paragraph 2 of the Polish In- solvency Act of 28 February 2003 (Journal of Laws of 2019, item 498, as amended) (the “Polish Insolvency Act”), provided that, for the purpose of the limitation set forth in this letter (b), it shall be disregarded whether this state of affairs persists for a period longer than twenty four months (as provided in Article 11 paragraph 2 of the Polish Insol- vency Act) or not. The limitation in clause (b) will not apply if one or more of the following circumstances occur (i) the amount of the liabilities of the Polish Guarantor (other than those under this Indenture) are of such value which results in its insolvency within the meaning of Article 11 paragraph 2 of the Polish Insolvency Act; or (ii) Polish law is amended in such a manner that over-indebtedness defined in Article 11 paragraph 2 of the Polish Insolvency Act (as in force on the date of this Indenture) no longer gives grounds for declaration of bankruptcy or obliges the repre- sentatives of the Polish Guarantor to file for bankruptcy. -112-

In the case of an Event of Default specified in clause (6) or (7) of Section 6.01 hereof with respect to any Restricted Subsidiary of Parent or the Company that is a Significant Subsidiary incorporated under the laws of Po- land, the obligations of each Guarantor incorporated under the laws of Poland resulting from, or related to, the provi- sions of section 6.02 hereof shall apply subject to the relevant provisions of the Polish Insolvency Act (in particular subject to Article 83 and subsequent thereof), and subject to relevant provisions of the Polish Act of May 15, 2015 Restructuring Law (in particular subject to Art. 225, 247, 273, 297 thereof). Section 10.08 Belgian Guarantee Limitation . The total liability of each Guarantor incorporated under the laws of Belgium (hereinafter, a “Belgian Guar- antor”) under this Indenture and any other Security Document (together with all its ABL Obligations, Term Loan Obligations, 2026 Secured Notes Obligations and Additional First Lien Obligations) shall be limited to an aggregate amount equal to the higher of: (a) 90% of the Net Assets (as calculated in accordance with Articles 5:142 and 7:212 of the Belgian Companies and Associations Code) of the Belgian Guarantor as derived from the latest audited finan- cial statements of the Belgian Guarantor available at the time a demand under this Indenture is made; (b) 90% of such Belgian Guarantor’s Net Assets as derived from the latest audited financial statements of the respective Belgian Guarantor available on the date of this Indenture; and (c) the aggregate of any proceeds made under the Term Loan Credit Agreement, the ABL Credit Agreement and the Notes that has been on-lent or otherwise passed on to that Belgian Guarantor, which has not been repaid. No limitations, including the limitations set out in (a) to (c) shall ap- ply to the liability of the Belgian Guarantor for any amounts owed by the Belgian Guarantor and its direct or indirect subsidiaries under the Term Loan Credit Agreement, the ABL Credit Agreement, the Notes, the 2026 Secured Notes and any Additional First Lien Obligations (other than under the guarantee provided by it under this Indenture or any other guarantee) and the Belgian Guarantor shall be liable for such amounts in full. Section 10.09 Swedish Guarantee Limitation . The obligations of each Guarantor incorporated under the laws of Sweden shall, notwithstanding any provi- sions to the contrary contained in this Indenture, be limited by the applicable provisions and laws set forth in Sec- tion 13.20 ( Swedish Terms ) of this Indenture. Section 10.10 Luxembourg Guarantee Limitation . Without prejudice to the Luxembourg guarantee limitation language included in the ABL/Cash Flow Inter- creditor Agreement, which shall prevail as long as the ABL/Cash Flow Intercreditor Agreement is in full force and effect, and notwithstanding the foregoing and anything to the contrary in this Indenture or any Security Documents (other than the ABL/Cash Flow Intercreditor Agreement), the maximum liability and exposure of any Luxembourg Guarantors for the obligations of any of the Company and the Guarantors (for purposes of this Section 10.10, the “Obligors”), which is not a direct or indirect Subsidiary (as defined below for purposes of this Section 10.10) of that Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding ninety-five per cent (95%) of such Luxembourg Guarantor's own funds ("capitaux propres"), as determined by Article 34 of the Luxem- bourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual ac- counts, as amended, or, as the case may be, referred to in any law, regulation or accounting standard, to which Arti- cle 34 refers, as reflected in the Luxembourg Guarantor's last annual accounts available as at the date the Note Guar- antee is called. Without prejudice to the foregoing, the guarantee obligations of any Luxembourg Guarantor for the Notes Obligations of any other Obligors which is, directly or indirectly a Subsidiary (as defined below) of the Luxembourg Guarantor (for purposes of this Section 10.10, a “Guaranteed Entity”), shall be limited, at any time, to an amount corresponding to the percentage of ownership in the Guaranteed Entity multiplied by the amount of Notes Obliga- tions owed by such Guaranteed Entity. For the purpose of the above guarantee limitation in this Section 10.10, the term “Subsidiary” means an entity in which the relevant Luxembourg Guarantor owns directly or indirectly the shares or partnership interests to which voting rights are attached. -113-

It is further expressly accepted and confirmed that, notwithstanding the foregoing or anything to the con- trary in this Indenture or any related documents, each of the Luxembourg Guarantors shall not grant any guarantee or security other than in respect of the liabilities owed by any holding company, subsidiary, or fellow subsidiary, or any other company which belong to their group of companies. Section 10.11 Spanish Law Particulars . (a) Each Spanish Guarantor acknowledges that Notes Obligations under this Indenture shall consti- tute, when due and payable under the relevant agreements from which they arise, liquid, due and payable obligations of such Spanish Guarantor ( deuda líquida y exigible ). (b) Each Spanish Guarantor acknowledges that the Note Guarantee provided by it under this Article 10 must be construed as a first demand guarantee ( garantía a primera demanda ) and not as a guarantee ( fianza ) of those detailed in Section 1,822 et seq . of the Spanish Civil Code, and, therefore, the benefits of preference ( ex- cusión ), order ( orden ) and division ( división ) shall not be applicable. (c) For the purposes of article 135 and the Additional Section Fourth ( Disposición Adicional Cuarta ) of the Spanish Insolvency Law, the obligations of each Spanish Guarantor under this Indenture vis-a-vis each Notes Secured Party shall be governed by the terms of this Indenture at any time such that each Spanish Guarantor’s obli- gations pursuant to this Article 10 shall not be affected by (i) the fact that a Notes Secured Party may vote in favour of the approval or ratification of a creditors' agreement ( convenio ) as a result of the insolvency ( concurso ) of a Span- ish Guarantor or if the insolvency proceeding has been filed in Spain, provided that in the event of an approval of a creditors’ agreement ( convenio ) or an homologated refinancing agreement ( acuerdo de refinanciación homologado ) in respect of a Spanish Guarantor, the scope of any liability and guaranteed obligations of the Spanish Guarantor will be governed by said convenio or acuerdo de refinanciación homologado or (ii) the approval or execution of a court-sanctioned out-of-court workout (an homologated refinancing agreement ( acuerdo de refinanciación homolo- gado )) and which may be entered into in connection with a Spanish Guarantor (in any case, prior to the declaration of insolvency, whether voluntary or mandatory), under paragraph 9 of the Additional Section Fourth ( Disposición Adicional Cuarta ) of the Spanish Insolvency Law. Each and any of the Notes Obligations of a Spanish Guarantor under the Security Documents shall remain exactly within the terms stated herein irrespective of whether or not a Notes Secured Party votes in favour of the approval or ratification of a creditors' agreement ( convenio ) or an homol- ogated refinancing agreement ( acuerdo de refinanciación homologado ) of a Spanish Guarantor or a court-sanctioned out-of-court workout (an homologated refinancing agreement ( acuerdo de refinanciación homologado )), or if the insolvency proceeding has been filed in Spain, unless a convenio or an acuerdo de refinanciación homologado is approved in respect to a Spanish Guarantor, in which case the guaranteed obligations of that Spanish Guarantor will be subject to the terms of the convenio or acuerdo de refinanciación homologado . The Notes Obligations of all other Guarantors will remain unaltered in any of the aforementioned events. (d) For the avoidance of doubt, the Notes Obligations of any Spanish Guarantor shall not extend to any obligations that would constitute unlawful financial assistance within the meaning of Section 143.2 or Section 150 of the Spanish Companies Law. Section 10.12 Jersey law particulars Without prejudice to the generality of any waiver granted in this Indenture or any Security Document, each Guarantor irrevocably and unconditionally abandons and waives any right which it may have at any time under the present or future laws of Jersey: (a) whether by virtue of the droit de discussion or otherwise to require that recourse be had to the as- sets of any other Guarantor or any other person before any claim is enforced against it in respect of the obligations or liabilities assumed by it under this Indenture or any Security Document; and (b) whether by virtue of the droit de division or otherwise to require that any obligation or liability under this Indenture or any Security Document be divided or apportioned with any other Guarantor or any other per- son or reduced in any manner whatsoever. -114-

Section 10.13 Irish Guarantee Limitation The obligations of each Guarantor incorporated under the laws of Ireland shall be limited to the extent re- quired so that such obligations do not and cannot result in the provision of financial assistance within the meaning of Section 82 of the Irish Companies Act. ARTICLE 11 SATISFACTION AND DISCHARGE Section 11.01 Satisfaction and Discharge . This Indenture and the Security Documents will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to Sections 2.06 and 2.07), when: (1) either: (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company or discharged from such trust, have been cancelled or deliv- ered to the Trustee for cancellation; or (b) all such Notes have become due and payable at final maturity or by reason of the mailing of a notice of redemption or will become due and payable within one year or will be re- deemed within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption in the name and at the expense of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, (i) cash in U.S. dollars in an amount, (ii) non-callable Government Securities, the scheduled payments of principal of and interest thereon will be in an amount or (iii) a combination thereof in amounts, as will be sufficient (in case Government Securities have been deposited, in the opinion of a nationally recognized investment bank, appraisal firm or firm of in- dependent public accountants certified in writing to the Trustee), without consideration of any re- investment of interest, to pay and discharge the entire Indebtedness on such Notes for principal of, premium on, if any, and interest, if any, on, the Notes to the date of maturity or redemption; (2) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and (3) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Sec- tion 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. Section 11.02 Application of Trust Money . Subject to the provisions of Section 8.06 hereof, all money and non-callable Government Securities (in- cluding the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to -115-

the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or gov- ernmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guar- antor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had oc- curred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, pre- mium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be sub- rogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securi- ties held by the Trustee or Paying Agent. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or as- sessed against the cash or non-callable Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article 11 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 11.01 hereof which, in the opinion of a nationally recognized firm of independent public ac- countants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a discharge in accordance with this Article 11. ARTICLE 12 COLLATERAL Section 12.01 Security Documents . The due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repur- chase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, if any, on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, con- sents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreements on the Issue Date, and at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all docu- ments required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Collat- eral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Inden- ture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Guarantors to, take any and all actions and make all filings (including the filing of UCC financ- ing statements or similar notices or filings required by local law, if any, and, continuation statements and amend- ments thereto) required to cause the Security Documents to create and maintain, as security for the Notes Obliga- tions of the Company and the Guarantors to the Secured Parties under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in -116-

favor of the Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens. Section 12.02 Release of Collateral . (A) Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Intercredi- tor Agreements and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances: (1) to consummate the sale, transfer or other disposition of such property or assets (to a Per- son that is not the Company or a Guarantor) to the extent not prohibited under Section 4.10; (2) upon the release of a Guarantor from its Guarantee with respect to the Notes pursuant to this Indenture; (3) in respect of the property and assets of a Restricted Subsidiary that is a Guarantor, upon the designation of such Guarantor to be an Unrestricted Subsidiary in accordance with the terms of this In- denture or upon such Restricted Subsidiary otherwise becoming an Excluded Subsidiary; (4) upon such property or asset becoming an Excluded Asset; or (5) as described under Article 9. (B) The Liens on the Collateral securing the Notes and the Guarantees also will be released (1) upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid; (2) upon a Legal Defeasance or Covenant Defeasance under this Indenture as described un- der Section 8.02 or a discharge of this Indenture as described under Section 11.01; or (3) pursuant to the Intercreditor Agreements. (C) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents and the Inter- creditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee or Collat- eral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel. Section 12.03 Suits to Protect the Collateral . Subject to the provisions of Article 7 and the Security Documents and the Intercreditor Agreements, the Trustee may or may direct the Collateral Agent to take all actions it determines in order to: -117-

(a) enforce any of the terms of the Security Documents; and (b) collect and receive any and all amounts payable in respect of the Obligations hereunder. Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to pre- vent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Doc- uments or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its in- terests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent. Section 12.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents . Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture. Section 12.05 Purchaser Protected . In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfac- tion of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the au- thority of the Company or the applicable Guarantor to make any such sale or other transfer. Section 12.06 Powers Exercisable by Receiver or Trustee . In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers con- ferred in this Article 12 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Offic- ers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee. Section 12.07 Release Upon Termination of the Company’s Obligations . In the event that the Company delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Notes, the Guarantees and the Security Documents that were due and payable at or prior to the time such principal, together with accrued and unpaid interest, were paid, (ii) the Company shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, or (iii) the Company has discharged this Indenture and the Security Documents described under Article 11, and in each case, an Opinion of Counsel stating that all conditions precedent to such Legal Defeasance, Covenant Defeasance or discharge, as applicable, have been satisfied, the Trustee and/or the Collateral Agent, as applicable, shall deliver to the Company a release of Lien in the Collateral without recourse, representations or warranties and shall do or cause to be done (at the expense of the Company) all acts reasonably requested of them to promptly release such Lien. Section 12.08 Collateral Agent . (a) The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent and, for purposes of Mexican law, at its comisionista, under this Indenture, the Se- curity Documents and the Intercreditor Agreements and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform -118-

such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the ex- press conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those ex- pressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obliga- tions or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or oth- erwise exist against the Collateral Agent. The Collateral Agent shall have all of the rights (including indemnifica- tion rights), benefits, privileges and immunities granted to the Trustee under this Indenture, all of which are incorpo- rated in the Security Documents mutatis mutandis . Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduci- ary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. (b) The Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys, attorneys-in-fact or with re- spect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, ad- visors, attorneys and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Re- lated Person that it selects as long as such selection was made in good faith and with due care. (c) None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any ac- tion taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions con- templated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Se- curity Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Docu- ments or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or pro- vided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this In- denture, the Security Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates. (d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), inde- pendent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instru- ment, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The -119-

Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such request, direction, instruction or consent of the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully pro- tected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. (e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested in accordance with Article 6 by the Holders of a majority in aggregate princi- pal amount of the Notes (subject to this Section 12.08). (f) The Collateral Agent may resign at any time by notice to the Trustee (if the Trustee is not also act- ing as Collateral Agent hereunder) and the Company, such resignation to be effective upon the acceptance of a suc- cessor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Com- pany shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably with- held and which shall not be required during a continuing Event of Default). If no successor collateral agent is ap- pointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the in- tended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as succes- sor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retir- ing Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Inden- ture. (g) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Docu- ments or the Intercreditor Agreements, neither the Collateral Agent nor any of its respective officers, directors, em- ployees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exer- cise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. (h) The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements (including joinder agreements thereto), (iii) make the representations of the Holders set forth in the Security Documents and Intercredi- tor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agree- ments. (i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Inden- ture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the -120-

terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be ap- plied by the Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements. (j) The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trus- tee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or oth- erwise deal with such Collateral in accordance with the Collateral Agent’s instructions. (k) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encum- bered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, pro- tected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclo- sure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Col- lateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as other- wise provided in the Security Documents. (l) If the Company or any Guarantor (i) incurs any obligations in respect of First Lien Obligations, ABL Obligations or Permitted Junior Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations, ABL Obligations or Permitted Junior Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) deliv- ers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an in- tercreditor agreement specifically contemplated hereby (on substantially the same terms as the applicable Intercredi- tor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations, ABL Obligations or Permitted Junior Lien Obligations so incurred, together with an Opinion of Counsel, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole and reason- able expense and cost of the Company, including reasonable legal fees and expenses of outside counsel to the Col- lateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the ap- plicable Intercreditor Agreements to be entered into by the Collateral Agent on the Issue Date. (m) No provision of this Indenture, the Intercreditor Agreements or any Security Document shall re- quire the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have received indemnity satisfactory to the Collateral Agent and the Trustee against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Collateral Agent is enti- tled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or posses- sion of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any rem- edy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indem- nity, security or undertaking from the Company or the Holders to be sufficient. (n) The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in con- nection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a -121-

court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Com- pany and (iii) may consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act. (o) Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line fail- ures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. (p) The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, state- ments, information, representations or warranties contained in this Indenture, the Security Documents, the Intercred- itor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Docu- ments. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Inter- creditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements. (q) The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and un- foreseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, re- sponse, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto which in the Collateral Agent’s or the Trustee’s, as applicable, sole discretion may cause the Collateral Agent or the Trustee to be consid- ered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Collateral Agent and the Trustee, as applicable, reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral -122-

Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the dis- charge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Company or the Guarantors, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property. (r) Upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall exe- cute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(r), and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents. Notwithstanding the foregoing, in no event shall the Collateral Agent be re- quired to execute and enter into any such Security Document if the Collateral Agent determines in its sole discretion that such Security Document may adversely affect any of the Collateral Agent’s rights, benefits, immunities, privi- leges or indemnities hereunder, require the Collateral Agent to expend or risk its own funds or cause the Collateral Agent to incur any loss, liability or expense. (s) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments inci- dental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, the Trustee or, as expressly set forth herein, the Company, as applicable, subject, in each case, to all the rights, protections, privileges, indemni- ties and immunities afforded the Collateral Agent and the Trustee hereunder and under the Security Documents. (t) After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Inter- creditor Agreements. (u) The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Inden- ture. (v) In each case that the Collateral Agent may or is required hereunder or under any Security Docu- ment or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any de- termination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collat- eral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. -123-

(w) Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security in- terests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collat- eral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby. (x) Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall con- form to the provisions of this Section 12.08 and Section 13.04. The Collateral Agent shall not be liable for any ac- tion it takes or omits to take in good faith in reliance on such certificate or opinion. (y) Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the Holders, the Trustee and, as expressly set forth herein, the Company, solely with respect to the Security Documents and the Collateral. Section 12.09 Parallel Debt . (a) Each of the Guarantors hereby irrevocably and unconditionally agrees and undertakes with the Collateral Agent (by way of an abstract acknowledgement of debt) and each Notes Secured Party acknowledges that each of the Guarantors shall pay to the Collateral Agent sums equal to, and in the currency of, any sums owing by it to a Notes Secured Party (other than to the Collateral Agent solely by operation of this provision) under any Notes Obligations. (b) The Collateral Agent, the Guarantors and each of the other Notes Secured Parties further agree that the Collateral Agent shall be the joint and several creditor (together with the relevant other Notes Secured Party) of each and every obligation of the Guarantors towards that other Notes Secured Party under the Notes Obligations and that accordingly the Collateral Agent will have its own and independent right to demand performance by the Guarantors of those obligations in full. (c) In no event shall “parallel debt” provisions set out in this Section 12.09 apply to the Spanish Law Security Documents. Section 12.10 Spanish particularities in relation to any Spanish Law Security Document . (a) By their acceptance of the Notes, each of the Holders hereby: (A) appoints the Collateral Agent to be its mandatario (empowered representative) for the pur- pose of executing any Spanish Law Security Document in the name and on behalf of the Holders, with the power to determine and agree any term and condition of such Spanish Law Security Document, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, en- forcement and release of the security created there under in the name and on behalf of the Holders; and (B) undertakes to ratify and approve any such action taken in the name and on behalf of the Holders by the Collateral Agent acting in such capacity. (b) For the above purposes, each of the Holders shall, if so requested by the Collateral Agent: (A) grant a power of attorney in favor of the Collateral Agent entitling it to grant, perfect, regis- ter, novate, enforce and/or cancel the relevant Spanish Law Security Document; and -124-

(B) notarize and apostille this power of attorney before a notary public in their jurisdiction of incorporation (if the process of notarization and apostille exists within that relevant juris- diction, if not, to carry out the proper legalization process in order for such power of attor- ney to be valid in Spain). (c) Each of the Holders hereby authorizes the Collateral Agent (whether or not by or through employ- ees or agents): (A) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent by the Spanish Law Security Documents together with such powers and discretions as are reasonably incidental thereto; and (B) to take such action on its behalf as may from time to time be authorized under or in accord- ance with the Spanish Law Security Documents. (d) To the extent any Holder is unable to grant such powers referred to above or in any other provision of this Indenture to the Collateral Agent, each such Holder irrevocably undertakes before the Collateral Agent, the Trustee and the other Holders to appear and execute with the Collateral Agent to enable the Collateral Agent to exer- cise any right, power, authority or discretion vested in it as Collateral Agent pursuant to this Indenture and to exe- cute any document or instrument including any Spanish Public Document. ARTICLE 13 MISCELLANEOUS Section 13.01 [Reserved] . Section 13.02 Notices . Any notice or communication by the Company, any Guarantor or the Trustee to the others or to them by the Holders is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address: If to the Company and/or any Guarantor: Adient US LLC 833 East Michigan Street Milwaukee, Wisconsin 53202 Facsimile: (414) 223-3500 Attention: Treasury With a copy to: Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498 Facsimile No.: (212) 558-4349 Attention: John E. Estes, Esq. If to the Trustee: U.S. Bank National Association 1555 North RiverCenter Drive, Suite 203 Milwaukee, WI 53212 Facsimile No.: (414) 905-5049 Attention: Yvonne Siira -125-

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or e-mail; and the next Business Day af- ter timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its suffi- ciency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time. The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided , however , that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and di- rections to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties. All notices, approvals, consents, requests and any communica- tions under the Indenture to the Trustee must be in writing and in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company), in English. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Section 13.03 [Reserved] . Section 13.04 Certificate and Opinion as to Conditions Precedent . Upon any request or application by the Company or a Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as applicable, shall furnish to the Trustee: (1) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must in- clude the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all condi- tions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided , that such Officer’s Certificate shall not be required to be furnished to the Trustee in connection with the authentication and delivery of the Initial Notes on the Issue Date; and (2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such condi- tions precedent and covenants have been satisfied. -126-

Section 13.05 Statements Required in Certificate or Opinion . Each certificate or opinion with respect to compliance with a condition or covenant provided for in this In- denture must include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (4) a statement as to whether or not, in the opinion of such Person, such condition or cove- nant has been satisfied; provided that an issuer of an Opinion of Counsel may rely as to matters of fact on an Officer’s Certificate or a certif- icate of a public official and an Officer executing an Officer’s Certificate may rely as to legal conclusions on an Opinion of Counsel. Section 13.06 Rules by Trustee and Agents . The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. Section 13.07 No Personal Liability of Directors, Officers, Employees and Equity Holders, including Members. No director, officer, employee, incorporator or equity holder, including members, of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. Section 13.08 Governing Law . THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE SECURITY DOCUMENTS (OTHER THAN SECURITY DOCUMENTS GOVERNED BY APPLICABLE FOREIGN LAW) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Section 13.09 Consent to Jurisdiction; Consent to Service of Process. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contem- plated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “ Speci- fied Courts ”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives the right to any other jurisdiction to which it may be entitled by reason of pre- sent or future domicile, place of residence or for any other reason, except as provided otherwise in any Security Document governed by Specified Foreign Laws. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.02 -127-

hereof shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other pro- ceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. Each Guarantor party hereto irrevocably and unconditionally appoints the Company, with an office on the date hereof at ADIENT US LLC, 49200 HALYARD DRIVE, PLYMOUTH, MI 48170, and its successors hereun- der (in each case, the “Process Agent”), as its agent to receive on behalf of each such Guarantor and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York and, in the case of Mexican Guarantors, agree to grant before a notary public in Mexico an irrevocable power-of-attorney for lawsuits and collections ( poder irrevocable para pleitos y cobranzas ) in favor of the Process Agent in form and substance reasonably acceptable to the Collateral Agent or its counsel and to maintain such power-of-attorney in effect for at least 6 months after all amounts hereunder and under the other Notes Documents shall have been paid in full; provided that to the extent the Process Agent is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia, the Process Agent agrees to maintain an office in the United States (which may be effected through a sub-agent) for service of process. Such service may be made by mailing or delivering a copy of such process to the respective Guarantor in care of the Pro- cess Agent at the address specified above for the Process Agent, and such Guarantor irrevocably authorizes and di- rects the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the re- spective Guarantor, or failure of the respective Guarantor, to receive notice of such service of process shall not im- pair or affect the validity of such service on the Process Agent or any such Guarantor, or of any judgment based thereon. Each Guarantor party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by ap- plicable law. Section 13.10 No Adverse Interpretation of Other Agreements . This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 13.11 Successors . All agreements of the Company and each Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof. Section 13.12 Severability . In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, le- gality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 13.13 Intercreditor Agreements . Reference is made to the Intercreditor Agreements. Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens on the ABL Priority Collateral provided for in the ABL/Cash Flow Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (c) authorizes and instructs the Trustee and the Collateral Agent to enter into joinder agreements to the Intercreditor Agreements as Trustee and as Collateral Agent, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements. -128-

Section 13.14 Counterpart Originals . The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this In- denture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counter- part of this Indenture. Section 13.15 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Section 13.16 Force Majeure . In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obli- gations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natu- ral catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are con- sistent with accepted practices in the banking industry to resume performance as soon as practicable under the cir- cumstances. Section 13.17 Waiver of Jury Trial . EACH OF THE COMPANY, THE GUARANTORS (IF ANY), EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY. Section 13.18 Foreign Account Tax Compliance Act (FATCA) . The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise im- posed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or de- duction from payments under this Indenture to the extent necessary to comply with Applicable Law. Section 13.19 Spanish provisions relating to executive proceedings (a) Spanish Public Documents (i) At the reasonable request of the Trustee or the Collateral Agent, this Indenture, the Notes and such other applicable documents as may be necessary (as well as any supplemental indentures, amend- ments hereto or thereto and any accession deeds or joinder agreements) shall be formalized as a Spanish Public Document, so that it may have the status of a notarial document for all purposes contemplated in Article 517, numbers 4º or 5º (as applicable) of the Spanish Civil Procedural Law. Any costs and expenses relating to such formalization shall be paid and satisfied by the relevant Spanish Guarantor. (ii) Each Spanish Guarantor also undertakes to grant any public or private document reasona- bly required by the Trustee or the Collateral Agent for the purposes of or in relation to such Spanish Public Document. -129-

(iii) The costs of issuance of first copies (with and without enforcement title) of such Spanish Public Document shall be borne by the relevant Spanish Guarantor, and the cost regarding the issuance of additional copies will be borne by the party requesting such additional copies. (iv) Each Spanish Guarantor undertakes that the Spanish Public Document shall: (1) expressly state that the Collateral Agent, the Trustee and the Holders are entitled to claim (subject to any of the applicable guarantee limitations established and subject to compliance with the terms of this Indenture) amounts outstanding under this Indenture, Notes, Intercreditor Agreements or Security Documents following any non-payment of principal or interest under this Indenture, in accordance with the terms of this Indenture. This does not prejudice the exercise of any other right and remedy of the Collateral Agent, the Trustee or the Holders; and (2) state any conditions that the Collateral Agent and the Trustee reasonably consider necessary or convenient in respect of the enforceability of this Indenture, Notes, Intercreditor Agreements or Security Documents referred to in article 517 et seq . of the Spanish Civil Proce- dural Law. (b) Enforcement proceedings (i) Upon enforcement, the sum payable by any Spanish Guarantor shall be the total aggre- gate amount of the balance of the accounts maintained by the Collateral Agent or the Trustee in accordance with this Indenture. For the purposes of Articles 571 et seq . of the Spanish Civil Procedural Law, the Span- ish Guarantors, the Collateral Agent and the Trustee expressly agree that such balances shall be considered as due, liquid and payable and may be claimed pursuant to the same provisions of such law. (ii) For the purpose of the provisions of Art. 571 et seq . of the Spanish Civil Procedural Law, it is expressly agreed by the Spanish Guarantors, the Collateral Agent and the Trustee that the determina- tion of the debt to be claimed through the executive proceedings shall be effected by the Collateral Agent or the Trustee by means of the appropriate certificate evidencing the balances shown in the relevant ac- count(s) referred to in paragraph (i) above. By virtue of the foregoing, to exercise executive action by the Collateral Agent or the Trustee it will be sufficient to present (1) an original notarial first or authentic copy of this Indenture (or Supplemental Indenture to the same), (2) a notarial certificate, if necessary, for the purposes described in paragraph (iii) below, (3) the notarial document ( acta notarial ) which incorporates the certificate issued by the Collateral Agent or the Trustee of the amount due by the Spanish Guarantor including an excerpt of the credits and debits, including the interest applied, which appear in the relevant account(s) referred to in paragraph (i) above, evidencing that the determination of the amounts due and payable by the Spanish Guarantor have been calculated as agreed in this Indenture and that such amounts coincide with the balance of such accounts, and (4) a notarial document ( acta notarial ) evidencing that the Spanish Guarantor has been served notice of the amount that is due and payable. (iii) The amount of the balances so established shall be notified to the Spanish Guarantor in an attestable manner at least three (3) Business Days in advance of exercising the executive action set out in paragraph (ii) above. (iv) The Spanish Guarantors hereby expressly authorize the Collateral Agent and the Trustee to request and obtain certificates and documents issued by the notary who has formalized this Indenture (or any Supplemental Indenture or amendment thereto) in order to evidence its compliance with the entries of his registry-book and the relevant entry date for the purpose of numbers 4º or 5º (as applicable) of Article 517 of the Spanish Civil Procedural Law. The cost of such certificate and documents will be for the account of the Spanish Guarantor in the manner provided under this Indenture. (v) For the purposes of article 540.2 of the Spanish Civil Procedural Law, the Spanish Guar- antors acknowledge and accept that, provided that the relevant assignment, transfer or change of Holders -130-

has been made in accordance with the terms of this Indenture, any assignment, transfer or change of Hold- ers shall be duly and sufficiently evidenced to any Spanish court by means of a certificate issued by the Collateral Agent or the Trustee confirming who the Holders are in each moment, and therefore, those who are certified as Holders by the Collateral Agent or the Trustee shall be able to initiate enforcement in Spain through procedimiento ejecutivo without further evidence being required. Section 13.20 Swedish Terms . Notwithstanding and overriding any other provision of this Indenture, the Notes, the Guarantees, the Secu- rity Documents and/or any other document relating to the Notes (collectively, the “Notes Documents”) and/or any exhibit if schedule thereto: (a) ANY TRANSFER BY NOVATION AND/OR ASSIGNMENT, SHALL, AS REGARDS SECURITY GOVERNED BY SWEDISH LAW, TRANSFER AND/OR ASSIGN A PROPORTIONATE PART OF THE SECURITY INTERESTS GRANTED UNDER THE RELEVANT SWEDISH LAW GOVERNED SECURITY TOGETHER WITH A PROPORTIONAL PART OF THE SECURITY INTEREST UNDER THE RELEVANT SWEDISH LAW SECURITY DOCUMENTS; (b) ANY OBLIGATION FOR ANY ENTITY INCORPORATED IN SWEDEN TO ACT AS TRUSTEE SHALL BE AN OBLIGATION TO ACT AS AGENT AND THE OBLIGATION TO HOLD ASSETS ON TRUST SHALL BE AN OBLIGATION NOT TO HOLD SUCH ASSETS ON TRUST BUT TO HOLD SUCH ASSETS AS AGENT; (c) IF ANY SWEDISH OBLIGOR IS REQUIRED TO HOLD AN AMOUNT ON TRUST ON BEHALF OF ANOTHER PARTY (THE “BENEFICIARY”), SUCH SWEDISH OBLIGOR SHALL HOLD SUCH MONEY AS AGENT FOR THE BENEFICIARY ON A SEPARATE ACCOUNT IN ACCORDANCE WITH THE SWEDISH ACT OF 1944 IN RESPECT OF ASSETS HELD ON ACCOUNT (SW. LAG (1944:181) OM REDOVISNINGSMEDEL ) AND SHALL PROMPTLY PAY OR TRANSFER THE SAME TO THE BENEFICIARY OR AS THE BENEFICIARY MAY DIRECT; (d) ANY OBLIGATION, REPRESENTATION, UNDERTAKING, AND/OR LIABILITY OF ANY SWEDISH OBLIGOR UNDER THIS INDENTURE AND/OR ANY OTHER NOTES DOCUMENT IN RESPECT OF OR IN RELATION TO, BUT NOT LIMITED TO, ANY ISSUANCE OR OTHER DEBT INCURRENCE, GUARANTY, GUARANTEE, SECURITY, SUBORDINATION, SUBROGATION, INDEMNITY, PAYMENT, REPAYMENT, PRE-PAYMENT, REDEMPTION, REIMBURSEMENT OR COMPENSATION OBLIGATION, LIABILITY, OBLIGATION, WAIVER OF ANY RIGHTS, DEEMED CONSENT, RELEASE OF ANY RIGHTS OR LIABILITIES, OBLIGATION TO PAY ANY FEES OR COST AND/OR ANY OTHER OBLIGATION OR LIABILITY OF ITSELF OR ITS SUBSIDIARIES OR PARENT'S AND/OR PARENT'S SUBSIDIARIES OR OTHER ENTITY AND ANY RELEASE, DISPOSAL, TRANSFER OR OTHER ACTION IN CONNECTION WITH A DISTRESSED DISPOSAL SHALL BE LIMITED, IF (AND ONLY IF) REQUIRED BY THE PROVISIONS OF THE SWEDISH COMPANIES ACT (SW. AKTIEBOLAGSLAGEN (2005:551) (THE “SWEDISH COMPANIES ACT”) REGULATING DISTRIBUTION OF ASSETS (CHAPTER 17, SECTIONS 1- 4) (OR THEIR EQUIVALENTS FROM TIME TO TIME) AND UNLAWFUL LOANS, SECURITY, GUARANTEES AND FINANCIAL ASSISTANCE (CHAPTER 21, SECTIONS 1-5) (OR THEIR EQUIVALENTS FROM TIME TO TIME) AND IT IS UNDERSTOOD AND AGREED THAT THE OBLIGATIONS, REPRESENTATIONS, UNDERTAKINGS AND LIABILITIES OF EACH SWEDISH OBLIGOR UNDER THIS INDENTURE AND ANY OTHER NOTES DOCUMENT AND THE TERMS AND CONDITIONS OF THE NOTES DOCUMENTS ONLY APPLY TO THE EXTENT PERMITTED BY THE ABOVE MENTIONED PROVISIONS OF THE SWEDISH COMPANIES ACT AND THAT ANY ACTION WOULD NOT BREACH ANY OF THE ABOVE MENTIONED PROVISIONS OF THE SWEDISH COMPANIES ACT; (e) ANY OBLIGATION OF A SWEDISH OBLIGOR AS JOINT AND SEVERAL ISSUER OR GUARANTOR SHALL BE SUBJECT TO (d) ABOVE; -131-

(f) ANY SECURITY GRANTED UNDER A SWEDISH LAW SECURITY DOCUMENT SHALL BE GRANTED TO THE NOTES SECURED PARTIES REPRESENTED BY THE COLLATERAL AGENT; (g) ANY RELEASE OF ANY SECURITY CREATED BY OR PURSUANT TO A SWEDISH LAW SECURITY DOCUMENT SHALL ALWAYS BE SUBJECT TO THE PRIOR WRITTEN CONSENT OF THE COLLATERAL AGENT (ACTING IN ITS SOLE DISCRETION ON A CASE-BY-CASE BASIS ), PROVIDED HOWEVER THAT NO SUCH CONSENT SHALL BE REQUIRED FOR THE DISPOSAL OF AN ASSET OF A SWEDISH OBLIGOR THAT IS SUBJECT TO A BUSINESS MORTGAGE GOVERNED BY SWEDISH LAW (SW. FÖRETAGSHYPOTEK ), EXCEPT TO THE EXTENT SUCH ASSET IS PLEDGED UNDER ANOTHER SWEDISH LAW SECURITY DOCUMENT. EACH NOTES SECURED PARTY HEREBY AUTHORIZES THE COLLATERAL AGENT TO RELEASE SUCH SECURITY AT ITS DISCRETION WITHOUT NOTIFICATION OR FURTHER REFERENCE TO ANY NOTES SECURED PARTY. THE SWEDISH LAW SECURITY DOCUMENTS SHALL NOT OPERATE TO AUTOMATICALLY RELEASE ANY ASSET SUBJECT TO SUCH SECURITY OTHER THAN FOLLOWING FULL DISCHARGE OF THE OBLIGATIONS SECURED BY THE SWEDISH LAW SECURITY DOCUMENTS; (h) ANY SECURITY CREATED BY OR PURSUANT TO A SWEDISH LAW SECURITY DOCUMENT SHALL NOT BE RELEASED, EVEN IF SUCH TRANSACTION (INCLUDING BUT NOT LIMITED TO ANY RELEASE, AMALGAMATION, MERGER, CONSOLIDATION, DISSOLUTION, RE- DESIGNATION, DISTRIBUTION OR DISPOSAL, REORGANIZATION OR REDUCTION OF CAPITAL) IS PERMITTED BY THIS INDENTURE AND/OR ANY OTHER NOTES DOCUMENT, WITHOUT THE PRIOR WRITTEN CONSENT (IN ITS SOLE DISCRETION ON A CASE-BY-CASE BASIS) OF THE COLLATERAL AGENT, PROVIDED HOWEVER THAT NO SUCH CONSENT SHALL BE REQUIRED FOR THE DISPOSAL OF AN ASSET OF A SWEDISH OBLIGOR THAT IS SUBJECT TO A BUSINESS MORTGAGE GOVERNED BY SWEDISH LAW (SW. FÖRETAGSHYPOTEK ), EXCEPT TO THE EXTENT SUCH ASSET IS PLEDGED UNDER ANOTHER SWEDISH LAW SECURITY DOCUMENT. THE NOTES SECURED PARTIES HERBY AUTHORIZE THE COLLATERAL AGENT TO RELEASE SECURITY SUBJECT TO A SWEDISH LAW SECURITY DOCUMENT AT ITS DISCRETION WITHOUT NOTIFICATION OR FURTHER REFERENCE TO ANY NOTES SECURED PARTY. THE SWEDISH LAW SECURITY DOCUMENTS AND/OR ANY OTHER NOTES DOCUMENT WILL NOT OPERATE TO AUTOMATICALLY RELEASE ANY ASSET SUBJECT TO SUCH SECURITY OTHER THAN FOLLOWING FULL DISCHARGE OF THE OBLIGATIONS SECURED BY THE SWEDISH LAW SECURITY DOCUMENTS; (I) ANY AMALGAMATION, MERGER, CONSOLIDATION, DISSOLUTION, RE- DESIGNATION, DISTRIBUTION, DISPOSAL, REORGANIZATION OR REDUCTION OF CAPITAL INVOLVING AN ENTITY INCORPORATED IN SWEDEN (INCLUDING BUT NOT LIMITED TO ANY SWEDISH OBLIGOR) WHICH ARE SUBJECT TO SWEDISH LAW SECURITY DOCUMENTS SHALL ALWAYS BE SUBJECT TO THE PRIOR WRITTEN CONSENT OF THE COLLATERAL AGENT (IN EACH CASE ACTING IN ITS SOLE DISCRETION AND ON A CASE BY CASE BASIS). THE NOTES SECURED PARTIES HERBY AUTHORIZE THE COLLATERAL AGENT TO GRANT SUCH CONSENT AT ITS DISCRETION WITHOUT NOTIFICATION OR FURTHER REFERENCE TO ANY NOTES SECURED PARTY; (J) THE CIRCUMSTANCE OR FACT THAT NO SPECIFIC REFERENCE IS MADE TO OR QUALIFICATION IS MADE IN RESPECT OF THE SWEDISH TERMS IN A NOTES DOCUMENT SHALL NOT MEAN THAT THE SWEDISH TERMS DO NOT APPLY AND OVERRIDE, THE SWEDISH TERMS SHALL ALWAYS OVERRIDE AND NO STATEMENT OR REFERENCE IN ANY NOTES DOCUMENT THAT A PROVISION OR TERM SHALL APPLY NOTWITHSTANDING ANY OTHER PROVISION SHALL APPLY IN RELATION TO THE SWEDISH TERMS; (k) A “COMPROMISE” OR “ARRANGEMENT” WITH ANY CREDITOR INCLUDES (A) ANY WRITE-DOWN OF DEBT (SW. OFFENTLIGT ACKORD ) FOLLOWING FROM ANY PROCEDURE OF ‘FÖRETAGSREKONSTRUKTION’ UNDER THE SWEDISH COMPANY REORGANISATION ACT (SW. LAG OM FÖRETAGSREKONSTRUKTION (1996:764) ) (THE “ SWEDISH COMPANY REORGANISATION ACT ”), OR (B) ANY WRITE-DOWN OF DEBT IN BANKRUPTCY (SW. ACKORD I KONKURS ) UNDER THE SWEDISH BANKRUPTCY ACT (SW. KONKURSLAG (1987:672) ) (THE “ SWEDISH BANKRUPTCY ACT ”); -132-

(l) A “RECEIVER”, “TRUSTEE” OR “CUSTODIAN” INCLUDES (A) ‘REKONSTRUKTÖR’ UNDER THE SWEDISH COMPANY REORGANISATION ACT, (B) ‘KONKURSFÖRVALTARE’ UNDER THE SWEDISH BANKRUPTCY ACT, OR (C) ‘LIKVIDATOR’ UNDER THE SWEDISH COMPANIES ACT; (m) AN INSOLVENCY INCLUDES SUCH ENTITY BEING SUBJECT TO “KONKURS” UNDER THE SWEDISH BANKRUPTCY ACT, “FÖRETAGSREKONSTRUKTION” UNDER THE SWEDISH COMPANY REORGANISATION ACT OR “TVÅNGSLIKVIDATION” UNDER CHAPTER 25 OF THE SWEDISH COMPANIES ACT; (n) IN RELATION TO THIS INDENTURE AND ANY OTHER NOTE DOCUMENT, ANY WINDING-UP, INSOLVENCY, BANKRUPTCY PROCEEDING, CREDIT BIDDING OR SIMILAR ARRANGEMENT INVOLVING AN ENTITY INCORPORATED IN SWEDEN (INCLUDING BUT NOT LIMITED TO ANY SWEDISH OBLIGOR) WILL ALWAYS BE SUBJECT TO SWEDISH LAW AND IN PARTICULAR TO BUT NOT LIMITED TO THE PROCEDURE SET FORTH IN THE SWEDISH BANKRUPTCY ACT, THE SWEDISH COMPANY REORGANISATION ACT AND THE SWEDISH COMPANIES ACT; (o) ANY SWEDISH LAW SECURITY DOCUMENTS ENTERED INTO AFTER OR REAFFIRMED AFTER THE OBLIGATIONS HAVE BEEN INCURRED, MAY BE SUBJECT TO CLAW BACK UNDER RELEVANT PROVISIONS OF SWEDISH LAW; (p) ANY PROVISION IN THIS INDENTURE OR ANY OF THE OTHER NOTE DOCUMENTS PROVIDING THAT THE SWEDISH LAW SECURITY DOCUMENTS WILL NOT BE AFFECTED BY ANY AMENDMENT TO THIS INDENTURE AND THE OTHER NOTE DOCUMENTS UNDER WHICH THE OBLIGATIONS ARISE MAY BE HELD TO BE INEFFECTIVE BY A SWEDISH COURT IN CIRCUMSTANCES WHERE THE AMENDMENT TO THIS INDENTURE OR ANY OF THE OTHER NOTE DOCUMENTS IS MATERIAL TO THE SECURITY PROVIDER’S OBLIGATIONS AND THE SECURITY PROVIDER HAS NOT CONSENTED TO SUCH AMENDMENT (EVEN IF THE SWEDISH LAW SECURITY DOCUMENT STATES THAT THE OBLIGATIONS ARISING UNDER THIS INDENTURE AND THE OTHER NOTE DOCUMENTS 'AS IT MAY BE AMENDED FROM TIME TO TIME'); (q) ANY PROVISION IN THIS INDENTURE OR ANY OF THE OTHER NOTE DOCUMENTS PROVIDING THAT THE SWEDISH LAW SECURITY DOCUMENTS SHALL BE REINSTATED IN CERTAIN CIRCUMSTANCES AFTER IT HAS BEEN RELEASED MAY NOT BE ENFORCEABLE UNDER SWEDISH LAW; (r) ANY PROVISION IN THIS INDENTURE OR ANY OF THE OTHER NOTE DOCUMENTS PROVIDING THAT THE SWEDISH LAW SECURITY DOCUMENTS SHALL REMAIN VALID UPON OR EXTEND TO ANY NEW DEBT FOLLOWING ANY REPAYMENT OR REFINANCING OF THE ORIGINAL DEBT OR SIMILAR ARRANGEMENT IS LIKELY NOT TO BE VALID AND ENFORCEABLE UNDER SWEDISH LAW OR HELD EFFECTIVE BY A SWEDISH COURT GIVEN THAT SWEDISH SECURITY IS ACCESSORY TO THE OBLIGATIONS IT SECURES; AND (s) SUBJECT IN ALL RESPECTS TO THE TERMS OF THE APPLICABLE INTERCREDITOR AGREEMENT, IT IS BEING UNDERSTOOD AND AGREED THAT, THE SWEDISH LAW SECURITY DOCUMENTS SECURING THE OBLIGATIONS IN RESPECT OF THE TERM LOAN CREDIT AGREEMENT AND THE NOTES, THE FORMER SHALL CONSTITUTE FIRST RANKING PLEDGE AGREEMENTS (SW. FÖRSTAHANDSPANTER ) AND THE LATTER SECOND RANKING PLEDGE AGREEMENTS (SW. ANDRAHANDSPANTER ) UNDER SWEDISH LAW. FOR THE AVOIDANCE OF DOUBT THIS SHALL NOT AFFECT THE AGREEMENT THAT THE TERM LOAN CREDIT AGREEMENT AND THE NOTES SHALL SHARE THE PROCEEDS OF ANY SECURITY ON PRO RATA AND PARI PASSU BASIS AS DESCRIBED IN THE FIRST LIEN INTERCREDITOR AGREEMENT. [Signatures on following page] -133-

SIGNATURES Dated as of April 23, 2020 ADIENT US LLC By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person [Signature Page to Indenture]

ADIENT PLC By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney [Signature Page to Indenture]

ADIENT GLOBAL HOLDINGS S.À R.L ., a Luxembourg corporation incorporated under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée , with its registered office at 35F, Ave- nue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxem- bourg and registered with the Luxembourg Register of Commerce and Companies ( Registre de Commerce et des Sociétés, Luxembourg ) un- der number B 214.737 By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person ADIENT GLOBAL HOLDINGS LUXEMBOURG S.À R.L., a Lux- embourg corporation incorporated under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée , with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies ( Registre de Commerce et des Sociétés, Luxembourg ) under number B 214.747. By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person ADIENT LUXEMBOURG ASIA HOLDING S.À R.L., a Luxem- bourg corporation incorporated under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée , with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies ( Registre de Commerce et des Sociétés, Luxembourg ) under number B 208.006 By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person ADIENT LUXEMBOURG POLAND HOLDING S.À R.L., a Luxem- bourg corporation incorporated under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée , with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies ( Registre de Commerce et des Sociétés, Luxembourg ) under number B 204.878 By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person [Signature Page to Indenture]

ADIENT HOLDING IRELAND LIMITED By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney [Signature Page to Indenture]

ADIENT GLOBAL HOLDINGS LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorised Representative ADIENT INTERNATIONAL LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorised Representative [Signature Page to Indenture]

ADIENT ELDON INC. ADIENT SYSTEMS ENGINEERING LLC ADIENT CLANTON INC. ADIENT INC. ADIENT HOLDING MEXICO LLC ADIENT HOLDING BRAZIL LLC ADIENT HOLDING SLOVAKIA LLC ADIENT HOLDING TURKEY LLC ADIENT HOLDING SOUTH AFRICA LLC ADIENT HOLDING INTERNATIONAL IRELAND LLC ADIENT HOLDING IRELAND LLC FUTURIS GLOBAL HOLDINGS, LLC FUTURIS AUTOMOTIVE (NA) HOLDINGS INC. FUTURIS AUTOMOTIVE (NA) INTERMEDIATE HOLDINGS INC. FUTURIS AUTOMOTIVE (US) INC. FUTURIS AUTOMOTIVE (CA) LLC CNI ENTERPRISES, INC. CNI-DULUTH, LLC NICA, INC. UNIVERSAL TRIM, INC. By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person [Signature Page to Indenture]

ADIENT US ENTERPRISES LIMITED PARTNERSHIP By Adient Ltd, its general partner By /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney [Signature Page to Indenture]

ADIENT SEATING UK LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT PROPERTIES UK LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT HOLDING GERMANY LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT HOLDING EUROPE LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT HOLDING UK LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT FINANCING LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT FINANCING INTERNATIONAL LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney [Signature Page to Indenture]

ADIENT UK FINANCING LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT UK FINANCING INTERNATIONAL LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT UK GLOBAL FINANCING LTD By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney [Signature Page to Indenture]

ADIENT BELGIUM BV, a private limited liability company ( besloten vennootschap / société à responsabilité limitée ) organised and existing under Belgian law, having its statutory seat at Paul Christiaenstraat 1, 9960 Assenede and registered under company number 0437.456.835 RLP Ghent, division Ghent. By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person [Signature Page to Indenture]

ADIENT SWEDEN AB By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Authorized Person [Signature Page to Indenture]

ADIENT SEATING POLAND SPÓŁKA Z OGRANICZON Ą ODPOWIEDZIALNO ŚCI Ą, a Polish company with its registered of- fice in Siemianowice Śląskie, at 93 Krupanka Street 41-100 Siemian- owice Śląskie, entered into the register of entrepreneurs of the Na- tional Court Register, maintained by the District Court Katowice- Wschód in Katowice, VIII Commercial Division of the National Reg- ister Court, under the number KRS 0000236927, having the following numbers NIP: 5862148358 and REGON: 220066313 and a share capi- tal of PLN 220,026,500.00. By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT FOAM POLAND SPÓŁKA Z OGRANICZON Ą ODPOWIEDZIALNO ŚCI Ą, a Polish company with its registered of- fice in Żory, 6 Wygoda Street, 44-240 Żory, entered into the register of entrepreneurs of the National Court Register maintained by the District Court in Gliwice, X Commercial Division of the National Register Court, under the KRS number: 0000251430, having the following numbers NIP: 7010029670 and REGON: 140581505 and a share capi- tal of PLN 14,650,000.00. By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney ADIENT POLAND SPÓŁKA Z OGRANICZON Ą ODPOWIEDZIALNO ŚCI Ą, a Polish company with its registered of- fice in Świebodzin, at Zachodnia 78, 66-200 Świebodzin, entered into the register of entrepreneurs of the National Court Register, main- tained by the District Court in Zielona Góra, VIII Commercial Divi- sion of the National Register Court, under the number KRS: 0000013213, having the following numbers NIP: 9271756246 and REGON: 971291505 and a share capital of PLN 2,000,000.00. By: /s/ Chris E. Schmidt Name: Chris E. Schmidt Title: Attorney [Signature Page to Indenture]

U.S. Bank National Association, as Trustee and Collateral Agent By: /s/ Yvonne Siira Name: Yvonne M. Siira Title: Vice President [Signature Page to Indenture]